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Notice of 2025 Annual Meeting of Shareholders & Proxy Statement New horizons

CHAIR & CEO’S MESSAGE

New horizons

Global market leader

◾ Ranked N° 1 on Engineering News-Record (ENR)’s 2024 list of Top 500 Design Firms for the seventh consecutive year, and N° 1 on ENR’s 2024 Top 50 Program Management Firms for the fourth consecutive year.

◾ Placed on Dow Jones Sustainability World Index 2023 for the second consecutive year.

◾ Named on Forbes’ World’s Best Management Consulting Firms list for 2024.

◾ Named on Forbes’ World’s Top Companies for Women 2024.

◾ Awarded five Business Achievement Awards in 2023 by Environmental Business International.

◾ National Safety Council’s 2024 CEOs Who “Get It” list.

Fellow shareholders,

2024 was a year marked by unprecedented opportunities. We faced a rapidly shifting landscape — from climate imperatives to digital evolution, urbanization and infrastructure modernization. All throughout, we have remained unwavering in our purpose: to make the world smarter, more connected and more sustainable.

Our teams have driven innovation by advancing pioneering technologies, strengthening our commitment to sustainability, and fostering diverse, collaborative partnerships that allow us to scale our impact and deliver extraordinary solutions for the cities and industries of tomorrow.

This year, we intensified our focus on harnessing the power of data, artificial intelligence and clean energy to empower communities and industries to thrive in a rapidly evolving world. By focusing on our people, embracing digital transformation and upholding the highest standards of integrity and social responsibility, we continue to build a foundation that drives growth, adaptability and resilience.

Accelerating growth

During fiscal 2024, we delivered dynamic client solutions that build resilience and drive positive impacts. We advanced new collaborations and made significant strides in our portfolio optimization. We maintained a strong margin profile, repurchased $402.7 million in shares — allowing us to re-invest in the business while returning capital to shareholders — and demonstrated robust bookings and backlog, reflecting client trust.

We also took another step in our transformation journey by successfully completing the separation of our Critical Mission Solutions and Cyber & Intelligence government services businesses, which have combined with Amentum, creating a new, publicly traded player in the government services sector. This strategic move, completed in September 2024, positions both entities for long-term growth and advances

Jacobs with a more streamlined, focused and higher margin portfolio aligned to critical infrastructure, advanced manufacturing and sustainability.

Driving value for our clients

We partner with our clients to tackle their biggest challenges, delivering sustainable and equitable outcomes for society and the environment. Building on nearly eight decades of remarkable progress, we’re focused on distinct strategies across critical infrastructure, water and environmental, and life sciences and advanced manufacturing, where growth opportunities are fueled by the pressing need to address the world’s most complex problems.

Growing demand for resilient critical infrastructure continues, reflected by our work with clients such as National Grid, Amtrak, Los Angeles World Airports, Western Australia’s Water Corporation, and government agencies responsible for environmental protection and national security infrastructure. We’re seeing strong demand for our cross-market capabilities and digital solutions with our transportation and cities & places clients as they address population growth, infrastructure decarbonization, and digital and physical asset upgrades. Energy opportunities are driven by significant energy transition targets, industrial decarbonization, increased energy storage demand, and renewable generation investment.

Water and environmental services remain foundational elements of our portfolio, highlighted by major programs worldwide that reinforce our leadership. Our OneWater approach takes a holistic view of the entire water cycle, developing integrated, sustainable and equitable solutions with clients and communities. Our expansive environmental solutions cross every phase of the project lifecycle. Regulatory developments with emerging contaminants such as per-and polyfluoroalkyl substances (PFAS) in the U.S., Europe and elsewhere are increasing demand for our technical consulting and remediation capabilities.

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We’re also deploying our science-based consulting and advisory services across life sciences and advanced manufacturing, integrating our project lifecycle, digital and modular design capabilities to grow our pipeline year-over-year.

We continue to leverage the collective strengths of Jacobs and our strategic partnership with PA Consulting to create significant opportunities for our clients. Together, we support major projects like the Frederick Douglass Tunnel, one of the U.S.’s largest national transportation infrastructure investments, Louisiana’s offshore wind roadmap to promote energy security, and the U.K.’s Carbon Capture, Usage and Storage program.

Engage, inspire, nurture

We’re committed to creating a workplace where our people can make a difference and build their careers. By bringing together the best minds in the industry, we unlock career opportunities, nurture a supportive workplace and foster innovation to deliver the best outcomes for our stakeholders.

In alignment with our employee value proposition — A world where you can — we believe in providing an environment that supports employees so they are empowered to do great things for the world and for our clients. We signed DisabilityIN’s CEO Letter on Disability Inclusion, strengthening our commitment to building more inclusive workplaces that are accessible and equitable for differently abled people. We developed courses to help our people embody Jacobs’ values daily, enhance sustainability and digital skills, and collaborate to innovate.

It was an honor to be included in the National Safety Council’s 2024 CEOs Who “Get It” list in Safety+Health Magazine. This recognition reflects our commitment to our BeyondZero® culture of caring. I appreciate the drive and determination of our people to come together to foster a culture of caring that goes beyond compliance and metrics.

Focused leadership

Following the successful closure of the CMS transaction, General Vincent K. Brooks (U.S. Army, Retired), General Ralph E. Eberhart (U.S. Air Force, Retired), Barbara L. Loughran and Chris Thompson joined the Amentum Board of

Directors. I would like to thank each of them for their highly valued contributions to Jacobs’ Board of Directors over the years. Additionally, Steve Demetriou, who served as Chair since 2016, joined Amentum as their new Executive Chair. On behalf of the entire Jacobs team, I want to express our deepest gratitude to Steve for his exceptional leadership. I am deeply honored to succeed him as Chair and look forward to continuing to work with our Board of Directors.

We recently welcomed retired Vice Admiral Mary Jackson and Michael Collins to our Board of Directors, who bring further experience in strategic business growth and operational efficiency, and global management consulting, respectively. Louis Pinkham was elected to serve as Jacobs’ new Lead Independent Director, and I am excited about the opportunities our future collaboration will bring.

In June, we welcomed Venk Nathamuni as our new Chief Financial Officer. During a 30+ year career, which includes 15 years in executive-level finance and strategic leadership roles, Venk brings a wealth of knowledge and expertise to Jacobs and is committed to our objective of driving even greater value to our investors and stakeholders.

Looking ahead

We look forward to sharing our new long-term company strategy at our Investor Day in February. Our three growth accelerators — climate response, data solutions, and consulting & advisory services — will continue to evolve as we support client needs to operate in better, safer, more resilient ways, while navigating changing laws and regulations, digital transformation, resource security, net zero and beyond.

Supporting our strategic growth and our sustainability commitments, in fiscal 2025, we’re sharing our updated PlanBeyond® priorities and deploying our Evolve tool which generates recommendations to embed sustainability in all Jacobs’ projects to enhance their positive impact and resilience.

The future is the brightest it’s ever been for Jacobs as we seize opportunities to accelerate organic growth aligned with our purpose, deliver lasting impact and continue to lead our industry with purpose. Our focus is on our future as a science-based consulting and advisory company delivering resilient, digitally enabled, infrastructure solutions.

As we look ahead, I am optimistic about the role Jacobs will play in addressing the world’s most pressing challenges. We are committed to delivering the next generation of solutions that not only meet the demands of today but inspire progress for generations to come. Thank you for your continued trust in Jacobs.

Sincerely,

Bob Pragada

Chair and CEO

2025 Proxy Statement |	iii

At Jacobs, we’re at the forefront of the world’s most complex critical infrastructure, advanced manufacturing and sustainability challenges — providing our clients with strategic end-to-end advisory and digitally enabled services to deliver impact and drive a better future for people, communities and the planet.

We help governments, cities, communities and private sector clients rethink how they advance sustainability and resiliency, cut carbon and environmental impacts, and deliver a better life for future generations. Our growth accelerators — Climate Response, Data Solutions and Consulting & Advisory services — enable us to deliver significant value for our clients, creating impactful solutions that advance sustainability and positive social outcomes in our communities.

Cities & Places

◾	A top infrastructure priority for the port and the city, the Port of San Francisco Waterfront Resilience Program allows for the strengthening and adaptation of more than seven miles of waterfront. As program manager, we’re supporting the Port’s program to protect critical infrastructure, utilities and over $100 billion in other assets and annual economic activity.

◾	Together with LatStudios and Bark Architects, we’re designing key parts of the Victoria Park / Barrambin project for Brisbane City Council. This project aims to make the park more accessible and enjoyable, turning it into a natural retreat and urban park for adventure, discovery and reconnection in the heart of Brisbane, Australia.

◾	We’re supporting the U.S. Department of Homeland Security’s Federal Emergency Management Agency’s (FEMA) mission with hazard mitigation strategies to re-build communities and critical infrastructure following disasters in the West Zone Regions of the U.S. We also advise FEMA on use of sustainable, resilient practices that protect facilities from future disasters.

Energy

◾	In collaboration with PA Consulting, we’re helping the Louisiana Department of Energy and Natural Resources in the U.S. to develop a comprehensive offshore wind roadmap that aims to promote the state’s energy independence, diversification and security while developing its workforce and local economy.

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Our purpose:

To create a more connected, sustainable world.

◾	As Program Manager for the Alliance for Renewable Clean Hydrogen Energy Systems (ARCHES), a public private partnership establishing a statewide clean hydrogen hub in California, U.S. we’re supporting their energy transition efforts. One of seven national hubs granted funding by the U.S. Department of Energy Office of Clean Energy Demonstration, the ARCHES program will accelerate the state and national clean hydrogen economy.

◾	We’re using advanced digital construction management tools and drone technology to support a solar and battery energy storage system project for Terra Solar, a wholly owned subsidiary of SP New Energy Corporation (SPNEC). When complete, the renewable energy project is expected to supply around 12% of the Philippines’ total energy demand and bolster progress towards a more sustainable, secure and resilient energy system.

◾	Collaborating closely with National Grid, we drive efficient project solutions, design and consulting to support the U.K.’s net-zero and decarbonization goals. Services encompass securing funding, feasibility studies, detail design, project management, environmental services for substations, overhead lines and other critical network components.

Environmental

◾	We’re working with wide-ranging clients across environmental, water, wastewater, solid waste, aviation and infrastructure domains to shape per-and polyfluoroalkyl substances’ (PFAS) solutions — utilizing our thorough understanding of PFAS chemical behavior, regulatory requirements and innovative treatment and remediation approaches. On the Jack Garland Airport PFAS Remediation Project in Canada, we’re supporting the City of North Bay with PFAS contamination at the airport.

◾	As an architect-engineer, we’re providing environmental engineering, restoration and compliance services for the National Aeronautics and Space Administration (NASA) to support safe, sustainable operations for multiple NASA centers, component facilities and other critical infrastructure assets.

◾	Under a five-year contract, we’re assisting the U.S. Environmental Protection Agency’s efforts to clean up and restore 22 of the 25 remaining Great Lakes Areas of Concern by 2030. This work streamlines and accelerates both Superfund and Great Lakes Legacy Act (GLLA) environmental cleanups and remediation oversight for the lakes and surrounding infrastructure.

H2
HYDROGEN
H2

The ARCHES hub in California is forecast to have a hydrogen generation capacity of 190,000 metric tons per year, thus avoiding 2.5 million metric tons of greenhouse gas emissions annually.

2025 Proxy Statement |	v

Transportation

◾	Leveraging our global aviation and sustainability capabilities, we’re delivering masterplan and runway design for the King Salman International Airport in Riyadh, Saudi Arabia on behalf of King Salman International Airport Development Company. The project will prioritize low-carbon design, use of renewable energy and technological innovation to deliver more sustainable operations and an improved travel experience.

◾	As part of a joint venture, we’re Amtrak’s Delivery Partner for the Frederick Douglass Tunnel program, one of the largest national transportation infrastructure investments in the U.S. The program will transform a ten-mile section of the Northeast Corridor, improving service, safety and travel times for users and driving economic growth and community development.

◾	We’re delivering detailed design of the $15.4 billion River Torrens to Darlington project, the missing motorway link that will complete the 78km North-South Corridor in South Australia.

◾	In Ireland, we’re providing multi-disciplinary capability to support the National Transport Authority’s BusConnects Cork Sustainable Transport Corridors program, planned to deliver a substantial upgrade to walking, cycling and bus infrastructure in the Cork region, while addressing climate change.

Water

◾	Supporting PUB, Singapore’s National Water Agency, we’re providing professional engineering services for the development of the New Kranji Water Reclamation Plant (WRP). The project strengthens Singapore’s water resilience and used water management system.

◾	We’re working with LA Sanitation and Environment and the Los Angeles Department of Water and Power as the progressive design-build contractor for the Donald C. Tillman Advanced Water Purification Facility and associated equalization basins. Representing one of the largest potable reuse projects in the U.S., together, the projects are a key part of the City of Los Angeles’ long-term water management objective to fully reuse its water supplies.

◾	We’re working with Water Corporation, the largest water utility in Western Australia, to design, build, operate and maintain the Alkimos Seawater Desalination Plant in Perth, Australia. The plant will secure a climate-independent, sustainable water supply to more than 2.5 million Western Australians.

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Leveraging digital solutions like Intelligent O&M, we're helping Miami-Dade County, U.S. to optimize operations and deliver a smarter, more reliable wastewater treatment system for the future.

Image credit: Miami-Dade Water and Sewer Department

Advanced Manufacturing

◾	Working with CG Semi Private Limited, we’re delivering engineering design, procurement and construction services for a new Outsourced Semiconductor Assembly and Test facility at Sanand, Gujrat in India. Planned to be built on more than 28 acres, the facility will manufacture a variety of advanced and legacy packages for industries such as automotive, consumer, industrial and 5G.

◾	As demand for data centers grows, we’re helping clients like Stream Data Centers in the U.S. with sustainability planning and reporting, as they integrate expanded sustainability practices and resilience into their operations.

◾	In Portugal, we provided campus planning and design for the Sines DC owned by Start Campus, which with 1.2 GW capacity is one of the largest and most sustainable data center projects in Europe. The campus is intended to be a technology and energy powerhouse in a legacy industrial zone; with a Power Usage Effectiveness (PUE) of 1.1 and Water Usage Effectiveness (WUE) of 0.0 thanks to novel sea-water cooling techniques, it is slated to be net zero by 2030.

Life Sciences

◾	Leveraging digital innovation and modular design, we’re supporting FUJIFILM Diosynth Biotechnologies’ $1.2B expansion of an end-to-end, large-scale cell culture contract manufacturing site in Holly Springs, North Carolina, U.S., which will significantly increase manufacturing capacity for biologic therapeutics and medicines for patients globally.

◾	We completed delivery on MSD Biotech’s Dublin Drug Substance Facility to ramp up production capacity for one of their key oncology treatments. The design team’s innovative approach deploying 3D modeling to deliver each aspect of the program was celebrated by the 2024 Irish Construction Excellence Awards for Fit Out or Refurbishment Over €10m Category.

◾	Leveraging our new Innovation and Resource Hub in Copenhagen and our broader European Life Sciences capability, we’re delivering design and construction support for large-scale biologics drug substance manufacturing capability to confidential clients in Denmark. Our design team uses digital replication to bring speed and efficiency to these rapid deployment projects. ∎

2025 Proxy Statement |	vii

At Jacobs, we’re invested in creating a more equitable society and a positive impact on the planet and our communities.

As sustainability regulations develop and global accountability increases, our clients are increasingly focused on making a positive impact and building resilience. Anchored in the United Nations’ (UN) Sustainable Development Goals (SDGs), PlanBeyond® integrates sustainability into our operations and client work — planning beyond today for a more sustainable future.

Driving positive impact

Through our client portfolio and our own operations, we focus on creating positive social and economic impacts while protecting the environment and improving resilience. One key ambition includes achieving net zero across our value chain by 2040.

We report our Environmental, Social and Governance (ESG) performance annually, following the Sustainability Accounting Standards Board framework and informed by Global Reporting Initiative standards.

In FY24, we had no significant fines or non-monetary sanctions for non-compliance with environmental laws or regulations.

Our Climate Action Plan outlines our climate mitigation and adaptation commitments. Our net-zero target is approved by the Science Based Targets initiative, and our carbon neutrality status is in line with the international standard PAS 2060. As part of our Carbon Neutrality Commitment, we achieved 100% low-carbon electricity, and we became carbon neutral for our operations and business travel in 2020. By 2025, we aim for 65% of our purchased goods and services supplier spending to go to those with science-based targets. Our Climate Action Plan will be updated to a Climate Transition Plan in 2025.

In recent years, we’ve invested in technology to enhance virtual collaboration and help mitigate business travel and employee commuting carbon emissions. We’ve invested in tools and partnerships to help our people consider which business travel is essential and make more sustainable choices when it is necessary.

Our Sustainability-Linked Bonds (SLBs) further reflect how we are incorporating sustainability into the Company’s financing strategy, with the SLBs’ interest rate underpinned by two Key Performance Indicators – one linked to Gender Equality and Reduced Inequalities (UN SDG 5 and UN SDG 10) and the other to Climate Action (UN SDG 13).

In FY23, we also saw a 50% reduction in total value chain greenhouse gas (GHG) emissions (Scope 1, Scope 2 market-based and Scope 3) to 167,380 tCO2e, from a proforma FY19 baseline that reflects our acquisitions. Our net GHG emissions for Scopes 1 and 2 and Scope 3

viii	| 2025 Proxy Statement

business travel after the application of energy attribute certificates (Scope 2 market-based) and carbon offsets for FY23 is zero. Third party verified data for FY24 will be issued in FY251.

Integrated approach to complex delivery

We deliver some of the most intricate, demanding and renowned critical infrastructure and transformative projects of today. Tools like Climate Risk Manager, Carbon First and Kaleidoscope help with critical project sustainability decisions by assessing climate risks, carbon impacts and system vulnerabilities.

Our BeyondExcellenceSM approach guides us to continuously improve our operations and deliver high-quality, integrated solutions. We use our best practices and innovation to enhance future projects, help clients manage their own sustainability considerations and boost performance.

In FY25, we’ll share our updated PlanBeyond priorities and deploy our Evolve tool which will generate recommendations to embed sustainability into all Jacobs’ projects.

Powering change

Through CollectivelySM , our global giving and volunteering program, employees are empowered to engage with charities and community organizations aligned with our values and strategic causes. We provide employee benefits for donation matching, grant nominations, paid volunteer time and volunteer rewards.

By example, in FY24, we supported communities devastated by events including natural and climate-related disasters, water security and scarcity, and the impacts of conflicts around the world. Our annual Water for People campaign raised more than $200,000 in corporate and employee funds to create local water and sanitation utilities around the globe. In June 2024, a team of 10 Jacobs employees built a bridge across the Mutumba River in Rwanda alongside non-profit Bridges to Prosperity, Jacobs’ 16th bridge build. The Mutumba trail bridge will have a lasting impact2 on the surrounding communities, enabling an expected 30% increase in annual income and approximately 2,600 more children with safe access to school.

Our employees drive further impact through our science, technology, engineering, arts and mathematics (STEAM) education and engagement programs enabling sustainability learning among young people. For example, our work with U.K. charity Become offers educational support to young people seeking STEAM careers and qualifications. Signing the U.K. Care Leaver Covenant in FY24, we’re committed to creating access to meaningful development opportunities and an inclusive workplace for young people leaving the care system. For the fourth consecutive year, Jacobs sponsored the environmental engineering category (with 81 finalist projects3) in the Society for Science annual International Science and Engineering Fair, the world’s largest global science competition for high school students, enabling Jacobs to support the next generation of STEAM innovators. ▪

2025 Proxy Statement |	ix

Our culture and our people driving it are what truly defines Jacobs. Through authentic leadership, and by applying our core values to everything we do, we create trust and respect across our business. This empowers our people to foster innovation, create positive impact and deliver the best outcomes for all our stakeholders.

Together, we deliver extraordinary solutions for a better tomorrow and live by our employee value statement: “Jacobs. A world where you can.” Our strategy further connects our people to our purpose and helps us continue to evolve our culture to enable our talent to thrive.

In FY24, through the spin-off of our Critical Mission Solutions and Cyber & Intelligence government services businesses, we transitioned approximately a third of our employees to Amentum. This was undoubtedly challenging, yet we did so while reducing our natural attrition rate – truly a testament to our strong culture and the commitment of our people.

We continue to see strong levels of employee engagement throughout our business.

Empowered to change the world

Our employee programs, global learning resources and technology help our people collaborate, grow and develop careers in a supportive, high-performing workplace. Our people can pursue different careers and lifelong professional opportunities at Jacobs. We promote agile careers and continuous development for our employees, supporting a variety of different career paths.

Our global graduate development program and local apprenticeships equip our next generation of professionals with the skills, networks and knowledge for a successful career at Jacobs. In FY24, we welcomed close to 1,500 graduates, interns and apprentices to our global team.

Our e3 Learning platform makes learning and development opportunities easily accessible for our people and we expanded micro learnings directly into the employee inbox based on their development needs. Our new Living our Values series is a self-paced, mandatory learning experience on the platform tailored to help our people embody Jacobs’ values daily. The modules encompass caring for colleagues, clients and communities, emphasizing our collective responsibility to shape, impact and transform our culture.

As we advance our digital and data solutions to help clients work better and safer, we’re empowering our people to improve digital skills and leverage resources. We’re developing our proprietary AI tool, Jacobs AI, to make our authoritative knowledge more discoverable and usable for our people to enhance and support daily work.

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We also launched a new training series on sustainability and resilience — with modules tailored to different business areas, offering practical insights and guidance.

Wellbeing at Jacobs

We continue to grow and nurture our TogetherBeyondSM„ culture, our approach to living inclusion every day and enabling diversity and equity globally. Our focus has always been on “inclusion” first, with one of our four values being “We live inclusion.” By creating a culture of inclusion, diversity follows. It supports a workplace where we embrace different perspectives — our people are more creative and innovative as a result, which benefits our clients.

Whether connecting through our eight Jacobs Employee Networks, one of our 220+ Communities of Practice, or in other ways, our people collaborate on pivotal initiatives that create an inclusive workplace for our globally diverse employee population.

Integrating physical, emotional, financial and social wellbeing, we continue to enhance our global wellbeing programs, tools and benefits for our people and their families, giving them resources and support to be at their best. Origin, our global financial counseling benefit, is designed to help our employees manage their finances confidently and be financially resilient, both in the present and the future. Additionally, our partnership with Carrot brings free fertility healthcare and family-forming benefits for all paths to parenthood and provides support for menopause, low testosterone and more.

We’ve partnered with RethinkCare to provide our people with a free parental success solution and neurodiversity training benefit. We also expanded our flexible working arrangements to ensure our people have the time they need to balance commitments. Furthering our commitment to fostering an inclusive and supportive workplace, we extended the reach of our Disabilities and Reasonable Adjustment policies to better support differently abled individuals to participate fully in their employment.

Resilient future

Our BeyondZero® program continues to drive a safer, more secure, healthier and more resilient future for our people, our communities and the environment. We’re proud to have demonstrated safety excellence with another year of zero employee fatalities at work and a total recordable incident rate1 of 0.17, compared to the North American Industry Classification System’s most recently reported2 aggregate rate of 0.6.

Jacobs’ One Million Lives (OML) app continues to provide a free, publicly available, mental health check-in tool and resources enabling users to check their mental health and access proactive strategies for personal mental health development. More than 47,000 OML check-ins have been completed since its launch in December 2020 to fiscal year end 2024. ▪

2025 Proxy Statement |	xi

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NOTICE OF 2025

ANNUAL MEETING OF SHAREHOLDERS

When: Wednesday, January 29, 2025, at 12:30 p.m., Central Standard Time

Location: 1999 Bryan Street, First Floor, Dallas, Texas 75201 and online at www.virtualshareholdermeeting.com/J2025.

We are pleased to invite you to join our Board of Directors and senior leadership at the Jacobs Solutions Inc. (the “Company”) 2025 Annual Meeting of Shareholders (the “Annual Meeting”). This year, you may attend the Annual Meeting in person in Dallas, Texas or via the internet at www.virtualshareholdermeeting.com/J2025. To attend the meeting via the internet, simply enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

Business Items

1.	Election of the directors named in the Proxy Statement to hold office until the 2026 Annual Meeting.
2.	Advisory vote to approve the Company’s executive compensation.
3-7

To approve five separate amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the supermajority voting requirements for: (a) changes to the authorized number of shares of preferred stock; (b) amendments of the Company’s Amended and Restated Bylaws (the “Bylaws”); (c) certain significant transactions; (d) certain Charter amendments; and (e) certain voluntary reorganizations.

8.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2025.
9.	Discuss any other business that may properly come before the Annual Meeting.

Record Date

The shareholders of record at the close of business on December 2, 2024, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Proxy Voting

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and mailing the proxy card or voting instruction card sent to you. You also have the option of voting your shares electronically via the Internet or by telephone. Voting instructions are printed on your proxy card, voting instruction card, or Notice of Internet Availability of Proxy Materials. To ensure your shares are represented at the meeting, please cast your vote by mail, telephone or Internet as soon as possible, even if you plan to attend the Annual Meeting in person or via the virtual meeting platform.

How to Cast your Vote

Your vote is important. All shareholders who owned common stock of the Company at the close of business on the Record Date of December 2, 2024, may vote. You may vote in one of the following ways:

Vote by Internet www.proxyvote.com

Vote by Telephone 1 (800) 690-6903 Or the telephone number on your proxy card

Vote by Mail Sign, date, and return your proxy or voting instruction card

Vote in Person Attend the meeting on January 29, 2025, either in person in Dallas, Texas or virtually during the live webcast
If your shares are held in a stock brokerage account or by a bank or other record holder, please refer to the instructions from your bank, brokerage account or other record holder.

By order of the Board of Directors

Justin C. Johnson

Senior Vice President, General Counsel and Corporate Secretary

 Important Notice Regarding the Availability of Proxy Materials

 for the Annual Shareholder Meeting to be Held on January 29, 2025

 This Proxy Statement and accompanying 2024 Annual Report to Shareholders are available at http://materials.proxyvote.com/469814.

2025 Proxy Statement |   xiii

Our Executive Compensation Program and Practices	37

The Compensation Decision Process	39

Assessing Compensation Competitiveness	39

Compensation Elements	41

Other Benefits	57

Other Policies	59
EXECUTIVE COMPENSATION	61

Summary Compensation Table	61

Narrative Disclosure to Summary Compensation Table	62

2024 Grants of Plan-Based Awards	63

Outstanding Equity Awards of NEOs at 2024 Fiscal Year-End	64

Option Exercises and Stock Vested in Fiscal 2024	65

Non-Qualified Deferred Compensation	65

Non-Qualified Deferred Compensation for 2024	66

Compensation Under Various Termination Scenarios	67

Equity Compensation Plan Information	69

Pay Ratio	69

Pay-versus-Performance	71
INTRODUCTION TO PROPOSALS 3 - 7	74
Elimination of the Company’s Supermajority Voting Requirements	74
PROPOSAL NO. 3 — APPROVAL OF CHARTER AMENDMENT TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR CHANGES TO THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK	75
What are You Voting on?	75
What is the Voting Requirement?	75
PROPOSAL NO. 4 — APPROVAL OF CHARTER AMENDMENT OF THE CHARTER TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR BYLAW AMENDMENTS	76
What are You Voting on?	76
What is the Voting Requirement?	76
PROPOSAL NO. 5 — APPROVAL OF CHARTER AMENDMENT TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR CERTAIN SIGNIFICANT TRANSACTIONS	77
What are You Voting on?	77
What is the Voting Requirement?	77
PROPOSAL NO. 6 — APPROVAL OF AMENDMENT OF THE CHARTER TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR CERTAIN CHARTER AMENDMENTS	78
What are You Voting on?	78
What is the Voting Requirement?	78

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2025 Proxy Statement |	xv

PROXY STATEMENT

We are providing these proxy materials in connection with the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Jacobs Solutions Inc. (the “Company” or “Jacobs”). This Proxy Statement and the Company’s 2024 Annual Report on Form 10-K were first made available to shareholders and the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card were first sent to shareholders on or about December 16, 2024. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

GENERAL

The Annual Meeting will be held on Wednesday, January 29, 2025, at 12:30 p.m. CST. This year’s Annual Meeting will be a “hybrid” meeting of shareholders, meaning that shareholders may attend the Annual Meeting in person in the building where the Company’s principal offices are located, 1999 Bryan Street, First Floor, Dallas, Texas 75201, or via live webcast by visiting www.virtualshareholdermeeting.com/J2025.

Shareholders joining the Annual Meeting via the live webcast will be able to vote their shares electronically and submit questions during the meeting. Simply enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. You should also give yourself enough time to log in and ensure that you can hear streaming audio prior to the start of the meeting. We encourage you to access the virtual meeting platform before the Annual Meeting begins. Online check-in will start at 12:15 p.m. CST on January 29, 2025, 15 minutes before the meeting begins. A support line for technical assistance will also be provided on the virtual meeting website at www.virtualshareholdermeeting.com/J2025.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting your vote in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular annual meeting of shareholders. You will be voting on the following matters at the Annual Meeting:

Proposal Number	Description	Board Recommendation	Page Reference

1	Elect the director nominees named in this Proxy Statement to hold office until the 2026 Annual Meeting	FOR each nominee	5

2	An advisory vote to approve the Company’s executive compensation	FOR	33

3-7	Approve Amendments to the Charter to remove the supermajority voting requirements	FOR each amendment	74 - 79

8	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2025	FOR	80

2025 Proxy Statement |	1

How many votes can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 124,017,105 shares of common stock outstanding and entitled to vote on December 2, 2024 (the “Record Date”).

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in person, via the virtual meeting platform or by proxy in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or virtually and vote during the meeting, a proxy card or voting instruction card has been properly submitted by you or on your behalf, or you have voted electronically via the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee but for which the broker or other nominee (1) lacks the discretionary authority to vote on an applicable matter and (2) has not received voting instructions from the beneficial owner in respect of such matter.

How many votes are required to elect directors and approve the other proposals?

Proposal No. 1 (Election of directors): Each director is elected by a majority of the votes cast with respect to such director in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Proposal No. 2 (Advisory vote to approve executive compensation): The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against this advisory resolution. Broker non-votes will have no effect on the outcome of this advisory votes. The results of advisory votes are not binding on the Board of Directors.

Proposal No. 3 (Charter amendment to remove the supermajority voting requirements for changes to the authorized number of shares of preferred stock): The affirmative vote of at least 75% of the Company’s outstanding shares entitled to vote is necessary to approve the proposed amendment of the Charter to remove the supermajority voting requirement for changes to the authorized number of shares of preferred stock of the Company. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 4 (Charter amendment to remove the supermajority voting requirement for bylaw amendments): The affirmative vote of at least 75% of the Company’s outstanding shares entitled to vote is necessary to approve the proposed amendment of the Charter to remove the supermajority voting requirement for bylaw amendments. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 5 (Charter amendment to remove the supermajority voting requirement for certain significant transactions): The affirmative vote of at least two-thirds of the Company’s outstanding shares entitled to vote is necessary to approve the proposed amendment to the Charter to remove the supermajority voting requirement for certain significant transactions. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 6 (Charter amendment to remove the super majority voting requirements for certain Charter amendments): The affirmative vote of at least two-thirds of the Company’s outstanding shares entitled to vote is necessary to approve the proposed amendment to the Charter to remove the supermajority voting requirement for certain Charter amendments. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

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Proposal No. 7 (Charter amendment to remove the voluntary reorganization provision): The affirmative vote of at least a majority of the Company’s outstanding shares entitled to vote is necessary to approve the proposed amendment to the Charter to remove the voluntary reorganization provision. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 8 (Ratification of the appointment of Ernst & Young LLP as independent auditors): The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2025 requires the affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against this proposal. This Proposal is considered a routine matter with respect to which a broker or other nominee can generally vote in their discretion. Therefore, no broker non-votes are expected in connection with this Proposal.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card that was sent to you or by voting your shares electronically via the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card or voting instruction card. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. You are encouraged to vote by proxy as soon as possible, even if you plan to attend the Annual Meeting in person or via the virtual meeting platform.

What if I don’t vote on some of the proposals?

If you return your signed proxy card or voting instruction card in the envelope provided to you but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to such selections. Similarly, when you vote electronically on the Internet and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the matters on which you did not vote. In connection therewith, the Board of Directors has designated Robert V. Pragada, Venk Nathamuni and Justin C. Johnson as proxies. Shareholders that vote by telephone must vote on each matter. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, or by Internet or telephone, your shares will be voted in accordance with your instructions.

What if I hold my shares in a brokerage account or through a bank or other nominee?

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will vote your shares on each matter at the Annual Meeting for which it has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, but do not have discretion to vote on the election of directors, any advisory vote regarding the Company’s executive compensation, any advisory vote on the frequency of shareholder advisory votes on executive compensation, on most charter amendments or on amendments to stock equity plans. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the Jacobs 401(k) Plans (as defined below). You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

What if I hold my shares in the Jacobs 401(k) Plans?

If your shares of Company common stock are held in the Jacobs 401(k) Plus Savings Plan or the Jacobs Union 401(k) Plus Savings Plan (together referred to as the “Jacobs 401(k) Plans”), you will receive a voting instruction card allowing you to instruct the trustee of the Jacobs 401(k) Plans how to vote such shares. The trustee will vote the shares credited to your account in accordance with your instructions, provided the trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the trustee would only be prevented from voting the shares credited to your account in

2025 Proxy Statement |	3

accordance with your instructions if the independent fiduciary of the Jacobs 401(k) Plans, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. To allow sufficient time for voting by the trustee of the Jacobs 401(k) Plans, your voting instructions must be received by January 24, 2025, at 11:59 p.m. EST. If you do not send instructions regarding the voting of shares in your Jacobs 401(k) Plan account(s), or if your instructions are not received in a timely manner, SSGA will direct the trustee, in SSGA’s discretion, how to vote your shares. Please follow the instructions on your voting instruction card, which may be different from those provided to other shareholders. For the avoidance of doubt, if you are a participant in a Jacobs 401(k) Plan, you may not vote during the Annual Meeting, either in person or via the virtual meeting platform. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the Jacobs 401(k) Plans. You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials and soliciting proxies. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or electronic communication. These individuals will not be paid any additional compensation above their regular salaries and wages for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a total fee of up to $35,000 plus reimbursement of expenses. MacKenzie Partners, Inc. may solicit proxies in person, by telephone or electronic communication.

Can I change or revoke my vote?

Yes. Even if you sign and return the proxy card or voting instruction card in the form provided to you, vote by telephone, or vote electronically via the Internet, you retain the power to revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. You can revoke your proxy or change your vote at any time prior to the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote at the Annual Meeting by timely delivering a valid, later-dated proxy or voting instruction card or by submitting a later-dated vote by telephone or electronically on the Internet or by voting in person or via the virtual meeting platform. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or other nominee.

Whom can I contact if I have questions or need assistance in voting my shares?

Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Toll-Free: (800) 322-2885

or

Collect/International: +1 (212) 929-5500

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

What are You Voting on?

At the Annual Meeting, shareholders will be asked to elect ten (10) directors to serve on the Board of Directors. The Board of Directors has nominated Robert V. Pragada, Priya Abani, Michael Collins, Manny Fernandez, Vice Admiral Mary M. Jackson, Georgette D. Kiser, Robert A. McNamara, Louis V. Pinkham, Peter J. Robertson and Julie A. Sloat for election as directors for 1-year terms expiring at the 2026 Annual Meeting. When elected, directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

If, for any reason, any nominee is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The

Company is not aware of any nominee who will be unable to or will not serve as a director.

What is the Voting Requirement?

Each director is elected by a majority of the votes cast with respect to such director in uncontested elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). The Company did not receive any shareholder nominations for any director and thus the election of directors at the Annual Meeting will be an uncontested election.

Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of the election.

The Board of Directors unanimously recommends that you vote FOR the election of each director nominee.

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Members of the Board of Directors

Directors	Independent	Director Since	Committee Membership*
			Audit	ESG & Risk	Human Resource & Compensation	Nominating & Corporate Governance

Robert V. Pragada Chair and CEO		2023

Louis V. Pinkham Lead Independent Director	●	2023

Priya Abani	●	2021	●			●

Michael Collins	●	2024	●		●

Manny Fernandez	●	2020	Chair	●

Vice Admiral Mary M. Jackson	●	2024	●			●

Georgette D. Kiser	●	2019			●	●

Robert A. McNamara	●	2017		●		Chair

Peter J. Robertson	●	2009		●	Chair

Julie A. Sloat	●	2023		Chair	●

* Reflects Committee membership as of the Record Date.

The following sections summarize the specific experience, qualifications and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.

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Director Experience Matrix

Industry and Sector Experience
✓ Infrastructure	✓ Technology	✓ Professional Services
✓ Government	✓ Consumer manufacturing	✓ Energy
✓ Aerospace	✓ Consulting	✓ Distribution
✓ Military	✓ Healthcare	✓ Specialty Chemicals
✓ Financial	✓ Retail	✓ International Relations
✓ Banking	✓ Industrial Products	✓ Public/Strategic Communications
✓ Manufacturing	✓ Engineering & Construction	✓ Product Development
✓ Environmental

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Director Biographies

Robert V. Pragada (he, him) Chair and Chief Executive Officer Director Since: 2023 Age: 56

Bob Pragada brings over 30 years of experience in international business leadership and military service to the Board. In January 2023, he succeeded Mr. Demetriou as the Chief Executive Officer of the Company. Since joining Jacobs in 2006, he has held various leadership roles, including President and Chief Operating Officer from 2019 to 2023, and President of both People & Places Solutions and Global Industrial and Buildings & Infrastructure Groups.

Mr. Pragada has been instrumental in developing and executing the Company’s business strategy, driving global integrated delivery of its operations, and differentiating Jacobs in the industry. He played a key role in the Company’s portfolio transformation, including the acquisition and integration of CH2M Hill and majority ownership of PA Consulting. In his current role, appointed in January 2023, Mr. Pragada has led the spin-off of Jacobs’ Critical Mission Solutions and Cyber & Intelligence government services businesses and the subsequent merger of those business with Amentum, creating a new publicly traded entity in the government services sector. His diverse leadership experience and deep knowledge of Jacobs are invaluable as the Company continues to position itself as a premier provider of science-based consulting and advisory solutions, addressing some of the world’s most complex infrastructure and sustainability challenges.

Business Experience

• Chief Executive Officer of the Company (2023 – present)

• Various leadership positions within the Company, including President and Chief Operating Officer (2006-2014, 2016-2023)

• President and Chief Executive Officer of the Brock Group (2014-2016)

• Chief Operating Officer of Kinetics (1999-2005)

• Civil Engineer Corps and Seabee Officer in U.S. Navy (1990-1999)

Education

• BS in Systems Engineering from United States Naval Academy

• MS in Engineering and Management from Stanford University

Public Boards

• Eaton Corporation plc (2021 – present)

Private Boards & Community Involvement

• Director of PA Consulting Group Limited

• Board Director of U.S. Naval Academy Foundation

• Board Director of Dallas Regional Chamber (Chair, 2022)

• Board Director of New York Stock Exchange

• Advisory Council Member of Dallas Mavericks

Louis Pinkham (he, him) Chief Executive Officer, Member of Board of Directors at Regal Rexnord Corporation Director Since: 2023 Independent Age: 53 Lead Independent Director

Mr. Pinkham is the Chief Executive Officer of Regal Rexnord Corporation, a global leader in the engineering and manufacturing of automation sub-systems, industrial powertrain solutions, electric motors and air moving products, with approximately $6 billion in sales and 30,000 associates. His areas of focus are innovation and growth initiatives, including leading the 2021 RMT merger of Regal Beloit with Rexnord’s Process & Motion Control segment and the 2023 acquisition of Altra Industrial Motion Corporation. Mr. Pinkham brings over 20 years of experience in leadership, strategy and transformation. His experience is particularly valuable to the Board as the Company executes its operational transformation and its long-term business strategy.

Business Experience

•  Regal Rexnord Corporation, Chief Executive Officer and Member of the Board (2019-present)

•  Crane Company, Senior Vice President (2014-2019); Group President (2012-2014)

•  Eaton Corporation plc, Senior Vice President (2011-2012), Various Leadership Positions (1999-2011)

Education

•  BS in Engineering from Duke University

•  MS in Engineering Management from Northwestern University

•  MBA from the Kellogg School of Management at Northwestern University

Public Company Boards

•  Regal Rexnord Corporation (2019 – present)

Private Boards & Community Involvement

•  Board of Trustees at The University of Chicago Medical Center

•  Board of Trustees at Manufacturers Alliance for Productivity and Innovation

•  Member of the Chicago Economic Club, Commercial Club, and Civic Committee

8	| 2025 Proxy Statement

Priya Abani (she, her) CEO & President, Member of Board of Directors at AliveCor Director Since: 2021 Independent Age: 49 Board Committees: • Audit • Nominating & Corporate Governance

Ms. Abani is the Chief Executive Officer and President at AliveCor, a health technology company democratizing access to cardiac care—from screening and diagnosis to treatment and management—with AI-powered services and solutions. She has more than 20 years of experience building high-performing organizations, launching innovative products, and leading strategic alliances across industries. Under her leadership, AliveCor has built the largest AI-driven consumer subscription service for cardiovascular care, with its technology in the hands of more than 3.7 million people in over 40 countries around the world. She also led the company’s recent growth into enterprise markets with reimbursed cardiac monitoring services for healthcare providers, partnerships with pharmaceutical companies and clinical research organizations to facilitate remote clinical trials and cardiac safety monitoring, and comprehensive heart health solutions for employers and payors.

Ms. Abani has been recognized in The Healthcare Technology Report’s Top 50 Healthcare Technology CEOs of 2022 and The Fiercest Women in Life Sciences by Fierce Pharma in 2023. Her expertise is particularly valuable to the Board given the Company’s focus on delivering technology-based solutions and innovations to its clients around the world.

Business Experience

•  AliveCor, Inc., CEO & President, Member of Board of Directors (2019 – present)

•  Amazon.com, Inc., General Manager, Alexa Voice Service (2016-2019)

•  Intel Corporation (Engineer, 1998-2001; Manager, 2002-2006, Senior Manager, 2008-2011; Senior Director 2012-2016)

Education

•  BE in Computer Engineering from VJTI, Mumbai, India

•  MS in Computer Science from Clarkson University, NY

•  MBA in Entrepreneurship, Babson College, Boston, MA

Private Boards & Community Involvement

•  Director of AliveCor, Inc.

•  Board of Trustees at TIAA

•  Senior Advisor for President’s Council on Jobs and Competitiveness (2011)

Michael Collins (he, him) Partner of Bain & Company Director Since: 2024 Independent Age: 59 Board Committees: • Audit • Human Resource & Compensation

Mr. Collins joined the Board in September 2024. He is currently a Partner at Bain & Company, a highly regarded global management and consulting firm, and previously served in numerous leadership roles, including as Chief Operating Officer and Chief Financial Officer.

Over the course of his 30-plus year career at Bain & Company, he has worked with management teams to develop and execute growth strategies, evaluate acquisitions and divestitures, improve capabilities and implement organizational change. He has assisted clients across numerous industries, including retail, consumer products, telecommunications, automotive and media and entertainment. He brings extensive experience in strategy, leadership and global management consulting to the Board.

Business Experience

•  Partner, Bain & Company (1999-present); Chief Operating Officer (2021-2024); Chief Financial Officer (2012-2021); Managing Partner, Toronto and Chicago Offices (2003-2010); Partner in Retail, Consumer Products, and Strategy practices (1999-2012); Manager (1996-1998); Consultant (1993-1998)

•  KPMG LLP (1987-1991)

Education

•  MBA from Harvard University

•  BBA in Accounting from Loyola University

Public Company Boards

•  Cosi, Inc. (2013-2017)

Private Boards & Community Involvement

•  Bain & Company (2013-2024)

•  A Better Chicago (2011-2020)

•  Civic Consulting Alliance (2006-present)

2025 Proxy Statement |	9

Manny Fernandez (he, him) Former Managing Partner with KPMG LLP Director Since: 2020 Independent Age: 62 Board Committees: • Audit (Chair) • ESG & Risk

Mr. Fernandez was KPMG LLP’s managing partner of the Dallas office and the Southwest region leader across audit, tax and consulting. He brings more than 35 years of experience advising large multi-national public and private companies in areas of business and financial operations, risk management and M&A. Mr. Fernandez’s broad industry experience brings in-depth knowledge across a variety of sectors, including industrial manufacturing, consumer products, retail, insurance, media and professional services. Mr. Fernandez also brings a strong focus on talent management, including talent acquisition and inclusion and diversity.

Business Experience

•  KPMG LLP (KPMG) (1984-2020; Partner 1996-2020)

•  KPMG Managing Partner, Dallas (2009-2020)

•  KPMG National Managing Partner, Talent Acquisition (2006-2009)

Education

•  BS in Accounting from Fairleigh Dickinson University

Public Company Boards

•  HF Sinclair Corp. (2020-present)

Private Boards & Community Involvement

•  Director of Latino Corporate Directors Association (LCDA)

•  Member of the American Institute of Public Accountants

•  American Heart Association – past

•  Dallas Holocaust and Human Rights Museum – past

•  Dallas Regional Chamber of Commerce – past

•  Dallas National Golf Club – past

•  KERA (Dallas Public Television) – past

Vice Admiral Mary Jackson (U.S. Navy, Retired)

(she, her)

Former Commander, Navy Installations Command

Director Since: 2024

Independent

Age: 58

Board Committees:

• Audit

• Nominating & Corporate Governance

Vice Admiral Jackson joined the Board in September 2024. During her more than three decades in the U.S. Navy, she led complex worldwide operations for shore installations, including infrastructure management and program governance, budgeting, supply chain management, human capital management, risk management and execution. Her extensive background in large scale global infrastructure management, combined with her vast knowledge of operational effectiveness, digital transformation and innovation, is of considerable benefit to the Board.

Military and Business Experience

•  Former Vice Admiral in the U.S. Navy (retired 2020)

•  Navy Installations Command (2017-2020); Rear Admiral (2014-2017); Captain, Chief of Staff (2012-2014); Captain, Commanding Officer/Executive Officer (2009-2012); Commander, Commanding Officer, USS McFAUL (2006-2007)

•  Numerous high-level command and staff positions within the U.S. Navy (1988-2020)

•  Independent Advisor/Consultant: Principal, Desert Rose Navigator, LLC (2020-present)

Education

•  Bachelor of Science in Physics (Oceanography Emphasis) from United States Naval Academy

•  Master of Engineering Management from George Washington University

Public Company Boards

•  Victory Capital Holdings, Inc. (2023-present)

•  Custom Truck One Source (2022-present)

•  Pacific Architects and Engineers (2021-2022)

Private Boards & Community Involvement

•  Member of Executive Committee of Surface Navy Association National Board of Directors (2024-present)

•  Director of Kaleris (2023-present)

•  Member of Government Advisory Board – Fortem Technologies Inc. (2023-present)

•  Director of Fincantieri Marine Systems North America (2022-present)

•  Director of Turf Care Supply (2022-present)

•  Member of U.S. Naval Academy Foundation Board (2022-present)

•  Director of Armada Topco Inc. (2021-present)

10	| 2025 Proxy Statement

Georgette D. Kiser

(she, her)

Former Chief Information Officer and Managing Director at The Carlyle Group

Director Since: 2019

Independent

Age: 57

Board Committees:

• Human Resource & Compensation

• Nominating & Corporate Governance

Ms. Kiser is an independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Previously, she was managing director and chief information officer (CIO) at The Carlyle Group, leading the firm’s global technology and solutions organization and driving the IT strategies. From 1996 until 2015, she was with T. Rowe Price Associates, where she served as Vice President and Director of Enterprise Solutions and Capabilities where she headed Enterprise Solutions and Capabilities within the Services and Technology Organization. She led and managed teams that provided creative solutions and leveraged technology for investment front office, trading, and back office operations. Prior to T. Rowe Price, Ms. Kiser worked for General Electric within their Aerospace Unit. Ms. Kiser brings extensive experience in developing and executing business initiatives in financial services and defense organizations to the Board.

Business Experience

•  Operating Executive, The Carlyle Group (2019-Present)

•  Broad Sky Partners (2021-Present)

•  Chief Information Officer, Managing Director, The Carlyle Group (2015-2019)

•  Vice President, T. Rowe Price Associates (1996-2015)

Education

•  BS in Mathematics from University of Maryland

•  MBA from University of Baltimore

•  Master of Science (MS) in Mathematics from Villanova

Public Company Boards

•  Aflac Inc. (2019-present)

•  Adtalem Global Education (2018-present)

•  NCR Corporation (2020-2024)

Private Boards & Community Involvement

•  Director, Claritas (Data driven marketing company) (2018-Present)

•  Advisor, Advancing Women Executives (AWE) (2022-present)

•  Advisor, BusinessOptix (Automated business process company) (2020-Present)

Robert A. McNamara

(he, him)

Retired Group Chief Risk Officer of Lendlease Corporation (ASX)

Director Since: 2017

Independent

Age: 70

Board Committees:

• Nominating & Corporate Governance (Chair)

• ESG & Risk

Mr. McNamara has over 35 years of experience managing global businesses in the development, design and delivery of projects in the government, institutional, infrastructure and industrial sectors in senior leadership positions. While at Lendlease, Mr. McNamara was responsible for ensuring Lendlease achieved world’s best practices in risk management and operational excellence. He also oversaw Lendlease’s Building, Engineering, and Services businesses in Australia. Prior to this role, Mr. McNamara was Chief Executive Officer, Americas of Lendlease. His extensive experience in global business management and delivery of infrastructure projects is of considerable value to the Board.

Business Experience

•  Group Chief Risk Officer, Lendlease Corporation (2014-2017)

•  Chief Executive Officer, Americas of Lendlease (2010-2014)

•  Chairman and Chief Executive Officer of Penhall/LVI International (PLI) (2006-2010)

•  Senior Group President of Fluor Corporation (1996-2006)

•  President and Chief Operating Officer of Marshall Contractors (1977-1996)

Education

•  Bachelor’s degree in Economics from Brown University

•  Completed the Consortia 1 Program at Thunderbird International Business School

•  Certification as a Public Board Director from the UCLA Anderson School of Management

Public Company Boards

•  UDR, Inc. (2014-present)

Private Boards & Community Involvement

•  Past Board member of the US China Business Council

•  Past Chairman for the Construction Industry Institute’s Technology Implementation Task Force

2025 Proxy Statement |	11

Peter J. Robertson

(he, him)

Former Executive Vice President, Director and Vice Chairman of the Board of Directors of Chevron Corporation

Director Since: 2009

Independent

Age: 77

Board Committees:

• ESG & Risk

• Human Resource & Compensation (Chair)

Mr. Robertson brings vital knowledge and experience to the Board from his 36-year career at Chevron Corporation. He also brings valuable international experience in developed and developing countries, including interactions with governments at the highest levels, from his executive experience and the multiple chairmanship and director positions he has held and currently holds. Mr. Robertson also has extensive experience on the boards of not-for-profit entities and public company boards, both with global reach, as well as important accounting know-how and experience with public company financial statements, disclosures and accounting rules from his service as Chief Financial Officer of Chevron USA.

Business Experience

•  Executive Vice President, Director and Vice Chairman of Chevron Board (2002-2009)

•  President of Chevron’s worldwide exploration, production and global gas businesses (2002-2004)

•  President of Chevron’s overseas exploration and production businesses (2000-2002)

•  President of Chevron’s North America exploration and production businesses (1996-2000)

•  President of Chevron’s natural gas processing business (1990-1994)

•  Chief Financial Officer of Chevron USA (1985-1990)

Education

•  BS in Mechanical Engineering from the University of Edinburgh

•  MBA from the University of Pennsylvania, Wharton School, where he was a Thouron Scholar

Public Company Boards

•  Vice Chairman of the Board for Chevron Corporation (2002-2009)

•  Sasol Limited (2012-2021)

•  Dynegy Inc. (1996-2000)

Private Boards & Community Involvement

•  Director International House at Berkeley, 2003-Present

•  Director, Sylvan Source, Inc. (2016-present)

•  Co-chairman of the US Saudi Arabian Business Council (2009-2018)

•  Chairman of the World Affairs Council of Northern California (2009-2018)

•  Chairman of the US Energy Association (2006-2008)

Julie A. Sloat

(she, her)

Former President, Chief Executive Officer and Chairman of the Board at American Electric Power Company, Inc.

Director Since: 2023

Independent

Age: 55

Board Committees:

• ESG & Risk (Chair)

• Human Resource & Compensation

Ms. Sloat most recently served as the President, Chief Executive Officer and Chairman of the Board of Directors at American Electric Power Company, Inc., an electric energy company with the nation’s largest electric transmission network. She led the company’s energy transition, expanding its renewable energy generation portfolio, and its development of new offerings. Ms. Sloat brings over 23 years of experience at American Electric Power leading multiple finance teams, including investor relations, serving as Chief Financial Officer, and serving as President and COO of AEP Ohio. Her focus on diversity, equity and inclusion in the workforce, in addition to her leadership experience, greatly contribute to the Company’s focus on its strategy, and sustainability and ESG initiatives.

Business Experience

•  American Electric Power Company Inc., President, Chief Executive Officer, and Chair of the Board (2023-2024), President and Chief Financial Officer (2022), Executive Vice President and Chief Financial Officer (2021-2022), Various Leadership Positions (1999-2008, 2009-2020, including AEP Ohio President & COO 2016-2018)

•  Vice President, Corporate Finance and Investor Relations at Tween Brands, Inc. (acquired by Dress Barn) (2008-2009)

•  Analyst, Equity Research and Bank Debt Underwriter at Bank One Corporation (1995-1999)

•  Senior Loan Analyst, M&T Mortgage Corp (1993-1994)

Education

•  BS from Ohio State University

•  MBA from Ohio State University

•  MIT Dept of Nuclear Science & Engineering Reactor Technology Course

Public Company Boards

•  American Electric Power Company Inc. (2023-2024)

•  Evoqua Water Technologies Corporation (acquired by Xylem Inc.) (2022-2023)

•  Park National Corporation (2015-2021)

Private Boards & Community Involvement

•  Chair of the Board of Directors – Foundation Board for The Arthur G. James Cancer Hospital and Richard J. Solove Research Institute

•  Previously served on multiple non-profit boards

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CORPORATE GOVERNANCE

Highlights

Jacobs has a strong track record of integrity and corporate governance practices that promote thoughtful leadership by its officers and Board of Directors to facilitate profitable growth while strategically balancing risk to maximize long-term shareholder value. Below is a summary of certain information about our Board and the governance best practices employed by the Company for fiscal 2024.

Our Board of Directors

Total Diversity

70%
7 of 10 of our director nominees are diverse

10 directors | **4** are women | **5** are racially diverse | **2** are LGBTQ+

Board Committees Chaired by Women

25% of Committees Chaired by Women

Independence

90% of our Director Nominees are Independent

Age Distribution

60 Average Age of Director Nominees

Age range: **49-77**

Military Experience

20% Military Experience

Significant Board Refreshment

7 New Directors Over Past 5 Years

Board Tenure

4 Years Average Tenure

Board Tenure

5 <3 Years
2 3-5 Years
3 >5 Years

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Our Corporate Governance Practices

Corporate Governance Best Practices

✓  86% of our Fiscal 2024 Board was Comprised of Independent Directors. Board Currently Comprised of 90% Independent Directors

✓  Commitment to Board Refreshment and Diversity (Seven New Directors in Last Five Years, Six of whom are Independent and Five of whom are Diverse)

✓  All Directors Elected Annually with a Majority Voting Standard

✓  Highly Engaged Lead Independent Director

✓  ESG & Risk Committee Comprised of all Committee Chairs to Further Increase Oversight of Environmental, Social and Corporate Governance (“ESG”) and Enterprise Risk Management

✓  Rotated Committee Membership and Board Leadership in September 2024

✓  Fully Independent Committees

✓  All Director Nominees are in Compliance with the Board’s Overboarding Policy

✓  Code of Ethics for Directors, Officers & Employees

✓  Regular Self-Evaluations by Board and each Committee

✓  Board Educational Sessions in Connection with Regular Board Meetings

✓  Rigorous Director Selection Process

✓  Substantial Board Oversight of Strategic Objectives, Including Corporate Strategy, M&A Activity and Capital Allocation

✓  Director Attendance at Board & Committee Meetings in Fiscal 2024: 99%

✓  Extensive Shareholder Engagement Efforts

✓  Anti-Corruption Compliance Training for Directors

✓  Robust Stock Ownership Guidelines for Directors and Executive Officers

✓  Adopted proxy access bylaw in October 2022

The Board’s Role in Enterprise Risk Management Oversight

The Board of Directors oversees the Company’s approach to enterprise risk management (“ERM”), coherent with our purpose, values and strategy, which is designed to support the achievement of strategic objectives, improve organizational performance and enhance long-term shareholder value. In conjunction with management, the Board assesses the specific risks faced by the Company and reviews the steps taken by the Company’s leadership to manage those risks. The Board also provides guidance to, and oversight of, management throughout the year with respect to setting the Company’s corporate strategy, which facilitates these assessments and reviews. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

By way of this ERM framework, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational, market, strategic, health and safety, IT security & cyber, economic and geopolitical, talent/human capital, sustainability, technology and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board and its committees, including acquisitions and strategic investments, divestitures, capital allocation and other financial matters. In addition, the independent directors discuss risk management during executive sessions without the Company’s leadership present.

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The ESG and Risk Committee was formed as a standing committee of the Board in fiscal 2021 to further enhance the structure of the Board’s oversight for ESG and ERM. The ESG and Risk Committee assists the Board in overall oversight of ESG and ERM matters, with certain specified areas being allocated to the Board’s other standing committees as noted below. To ensure coordination and collaboration among the Board’s committees, the membership of the ESG and Risk Committee includes the Chairs of each of the Board’s committees. Each of the Committees is responsible for providing oversight in setting the strategy and approach for material ESG matters, disclosures and targets in their respective delegated areas. The specific risk areas of focus for the Board and each of its Committees are summarized below.

Primary Area of Risk Oversight

Full Board

• Assesses risk throughout the enterprise

• Receives regular reports from the ESG and Risk Committee with respect to ESG and ERM matters

• Focuses on risks arising out of various aspects of the Company’s corporate strategy and the implementation of that strategy

• Considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and strategic investments, divestitures, capital allocation and other financial matters

ESG and Risk Committee

• Reviews the Company’s overall ESG strategy and oversees the Company’s key ESG initiatives and policies

• Monitors developments, trends, regulations, and best practices in managing ESG governance and corporate sustainability matters and makes recommendations to the Board and management

• Receives regular reports from management on ESG risks, including risks and opportunities relating to climate change, as well as enterprise-wide ESG initiatives and impacts to of the Company’s operating units along with the corresponding mitigation initiatives and controls

• Reports to the Board any current and emerging topics relating to ESG matters that are expected to materially affect the business, operations, performance, or public image of the Company and details actions taken in relation thereto

• Reviews the Company’s ERM strategy and the framework of its policies, procedures, and standards for identifying and managing Enterprise Risk

• Oversees deployment of the ERM framework and its risk measurement methodologies

• Reviews and discusses with senior management the mitigation strategy, actions and measures taken by the Company to manage Enterprise Risk

• Monitors and advises management with respect to special litigation matters

• Oversees management of risks related to emerging technologies, including artificial intelligence

Audit Committee

• Reviews and discusses with management and the Company’s independent registered public accounting firm any financial reporting issues and risks relating to the Company’s financial statements and the adequacy of the Company’s internal controls

• Receives regular briefings from the legal department and internal audit regarding hotline reports (to the extent not reported to another committee) and other material internal audits and findings

• Reviews internal controls and processes over material public disclosures related to sustainability/ESG, including with respect to the Company’s key sustainability/ESG-related external disclosures and any related independent auditor or third-party assurance or verification

• In accordance with NYSE Rules, discusses with management the Company’s policies and guidelines with respect to risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps taken to monitor and control such exposures

• Oversees risks posed by cybersecurity threats to the integrity of the Company’s financial systems and compliance with cybersecurity related disclosures

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Primary Area of Risk Oversight

Human Resource and Compensation Committee

• Regularly reviews compensation practices and policies to consider whether they encourage excessive risk taking

• Reviews on an annual basis the assessment by the Company’s executive officers of the risk associated with the Company’s compensation programs covering its employees, including executives

• Provides oversight with respect to succession planning for the CEO and other senior executives, monitors other key talent initiatives of the Company

• Oversees and monitors the Company’s qualified and non-qualified benefit plans, including governance for such plans

• Reviews ESG matters relating to human capital and related matters, including human resource related metrics used by the Company and any related public disclosures

Nominating and Corporate Governance Committee

• Oversees risks associated with the independence of directors and Board nominees

• Assists the Board in overseeing the activities with respect to compliance and business practice matters, including the Company’s corporate governance policies

• Oversees ESG matters relating to corporate governance and compliance

• Provides oversight in setting strategy and approach for corporate governance and shareholder rights, ethics and compliance, charitable giving and political donations

Special Committees	• Formed by the Board from time to time to evaluate and provide oversight with respect to specific matters or initiatives

Pursuant to the Board’s instruction, the Company’s leadership regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including regular reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees. The Company’s Executive Vice President, Chief Legal and Administrative Officer, Senior Vice President, Office of Global Climate Response & ESG and Enterprise Risk Management, and Director, Enterprise Risk Program Management, also work closely with the management team to develop effective risk management strategies and practices.

Cybersecurity Governance Highlights

Cybersecurity is an important and integrated part of our enterprise risk management program that identifies, monitors and mitigates business, operational and legal risks. Our cybersecurity risk management process is integrated into our overall risk management process, and shares common methodologies, reporting channels and governance processes that apply across the risk management process to other legal, compliance, strategic, operational and financial risk areas. We recognize the importance of maintaining the trust and confidence of our customers, contractors, partners, and employees. As a result, we maintain a cybersecurity program, designed to proactively identify, assess, manage, mitigate, and respond to cybersecurity threats. Our Cybersecurity Organization develops, implements, and maintains this program, which is documented in our global cybersecurity policy. The underlying controls of the cybersecurity program are based on recognized best practices and standards for cybersecurity and information technology and is aligned to the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework (“CSF”) and the International Organization Standardization (“ISO”) 27001 Information Security Management System Requirements.

We regularly assess the threat landscape and take a holistic view of cybersecurity risks, with a layered cybersecurity strategy based on prevention, detection and mitigation. Our cybersecurity program maintains assessment protocols for proactively evaluating potential cybersecurity impacts and risks, supported by incident response procedures. We employ systematic processes to manage cybersecurity risks, including through cybersecurity audits, interconnectivity with business networks, system access controls and monitoring, and data back-up and recovery. Our cloud environments undergo continuous assessment, with firewall and backup systems designed to support operational resilience. We employ a Zero Trust Security framework that requires identity

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verification for network access, complemented by regular system assessments and monitoring. Our security controls include identity management programs, data loss prevention protocols, and threat detection capabilities. Our controls undergo regular review and updates based on threat intelligence, ensuring adaptability to merging threats. Similarly, our incident response program is regularly tested and updated to address emerging threat landscapes. To ensure organization-wide security awareness, cybersecurity training is mandatory and issued to all employees annually. Cybersecurity awareness is also included across other training programs, including our annual Code of Conduct and privacy training programs.

Third-party risk management is a critical component of our security strategy. We maintain oversight of service providers through a proactive monitoring approach, leveraging a cybersecurity questionnaire and security and privacy addendums to our contracts where applicable. We evaluate third party providers for maintenance of effective security management programs, compliance with information handling and asset management protocols, and require prompt notification of known or suspected cyber incidents.

To validate our security posture, we engage independent external parties to conduct regular penetration testing and security audits, and to provide cybersecurity consulting services. We maintain ISO 27001 certification for our global enterprise. Additionally, our IT General Controls (ITGC) undergo annual testing through Sarbanes-Oxley audits, which examine security controls relating to system changes, access management, system configurations, and data backup processes.

Our Board of Directors has ultimate oversight of cybersecurity and information security risk, which it manages as part of our enterprise risk management program. Specifically, the Board is assisted by the Audit Committee and the ESG and Risk Committee, which oversees our cybersecurity risk exposures and the steps taken by management to monitor and mitigate cybersecurity risks, and reports to the Board. Throughout the year, our senior executives, including our Chief Information Security Officer (“CISO”), provide regular briefings to the full Board, the Audit Committee and the ESG and Risk Committee. These presentations cover technology trends, regulatory developments, disclosure requirements, legal issues, policies and practices, threat environment assessments, and ongoing security measures to prevent, detect, and respond to critical threats. The Board, the Audit Committee and the ESG and Risk Committee regularly discuss cybersecurity and information security risks with our senior executives. As part of our cybersecurity governance, we also utilize a Cybersecurity Steering Committee comprised of executive management, operational leaders, and cross-functional teams. Generally, this committee meets quarterly, or more frequently as appropriate, to review, assess and direct decisions related to cybersecurity and information systems matters.

Our cybersecurity program is led by our CISO, who reports to our Chief Information Officer (CIO). Our CISO is informed about and monitors prevention, detection, mitigation, and remediation efforts through regular communication and reporting from professionals in the information security team, many of whom have decades of experience and hold certifications such as a Certified Information Systems Security Professional or Certified Information Security Manager, and through the use of technological tools and software and engagement with external consultants. Our CISO has extensive experience assessing and managing cybersecurity programs and cybersecurity risk and holds the following certifications: Certified Information Systems Security Professional (CISSP), a Certified Ethical Hacker (CEH), am FINRA Licensed (with a Series 99), and an Oracle Cloud Certified Professional (OCP). Our CISO and CIO regularly report directly to the Board, the Audit Committee and the ESG and Risk Committee on our cybersecurity program and efforts to prevent, detect, mitigate, and remediate incidents. In addition, in the event of an incident, we intend to follow our incident response procedures that include notification processes to inform senior management and the Board of Directors as appropriate. In fiscal 2024, senior executives provided two briefings on cyber and information security to the full Board, in addition to periodic briefings on specific cyber incidents.

Board Leadership Structure

The Board’s current leadership is comprised of:

•	Chair of the Board and CEO: Robert V. Pragada

•	Lead Independent Director: Louis V. Pinkham

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•

Committee: Audit (Manny Fernandez, Chair), ESG and Risk (Julie A. Sloat, Chair), Human Resource and Compensation (Peter J. Robertson, Chair), and Nominating and Corporate Governance (Robert A. McNamara, Chair). The Chairs and all members of each Committee are independent.

In a process led by the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee, the Board evaluates the appointment and role of the Chair on an annual basis. The Board does not have a policy on whether the positions of Chief Executive Officer and Chair of the Board should be combined.

During fiscal 2024, the roles of Chief Executive Officer and Chair were separate, with Mr. Demetriou serving as Executive Chair of the Board and Mr. Pragada serving as Chief Executive Officer. On September 27, 2024, the Company completed the spin-off of its Critical Mission Solutions and Cyber & Intelligence government services businesses and subsequent merger of those businesses with Amentum Parent Holdings LLC, forming an independent, publicly traded company called Amentum Holdings, Inc. (hereinafter the “CMS Separation Transaction”). Upon the closing of the CMS Separation Transaction, Mr. Demetriou resigned as a director and Executive Chair to join Amentum Holdings, Inc. (“Amentum”) as a director and Executive Chair, and Mr. Pragada was appointed as Chair of the Board.

The Board has determined that having Mr. Pragada serve as Chair provides significant advantages to the Board and the Company, as it allows the Board to benefit from his knowledge of the Company’s business and market opportunities and risks and facilitates communications and relations with other members of senior leadership. The Board also believes that having Mr. Pragada serve as Chair is advantageous to the Company when working with clients in certain areas of the world in which the title of Chair is significant.

Our Corporate Governance Guidelines provide that the Board will have a Lead Independent Director, to be designated by the Board from among the non-management directors, for as long as the positions of Chair and Chief Executive Officer are held by the same individual, or to the extent they are separate, and the Chair is not an independent director. Further, the Board believes that strong independent leadership is a critical aspect of effective corporate governance. Accordingly, during fiscal 2024, Mr. Christopher M.T. Thompson served as Lead Independent Director. Upon the closing of the CMS Separation Transaction, Mr. Thompson resigned from the Board to join Amentum as a director and Mr. Pinkham was appointed as Lead Independent Director.

The Board believes that a Lead Independent Director provides independent leadership, oversight and benefits for the Company and the Board that would be provided by an independent Chair, including by working with the Human Resource and Compensation Committee and the Chair of the Nominating and Corporate Governance Committee to evaluate the performance and compensation of the Chair and Chief Executive Officer.

The specific responsibilities of the Lead Independent Director include the following:

•

Serving as the independent directors’ central point of communication with the Chair and Chief Executive Officer and working with the Chair and Chief Executive Officer to support appropriate compliance with Board policies;

•	Proactively engaging with the Chair and Chief Executive Officer as a key advisor on emerging issues and alternative courses of action;

•	Staying up-to-date about the organization and determining when an issue needs to be brought to the attention of the full Board or a committee;

•

Presiding at meetings of the Board at which the Chair and Chief Executive Officer is not present, including executive sessions of the independent directors, and advising the Chair and Chief Executive Officer on decisions reached and suggestions made during any session where he or she is not present;

•

Reviewing and discussing the schedule of Board meetings and meeting agendas (including framing the issues for Board consideration and setting and approving the Board agenda) with the Chair and Chief Executive Officer from time to time as appropriate;

•	Calling meetings of the independent directors;

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Working with the Nominating and Corporate Governance Committee, the Chair and Chief Executive Officer on the Board succession and refreshment process, including interviewing director candidates and making recommendations to the Nominating and Corporate Governance Committee and the Board;

•	If requested by significant shareholders, being reasonably available for consultation and direct communication;

•	Maintaining an effective and balanced Board dynamic and leading the evaluation of individual directors in consultation with the Chair of the Nominating and Corporate Governance Committee; and

•	Meeting with various Company constituencies on behalf of the Board or the Company

The Nominating and Corporate Governance Committee leads the process of the Board’s evaluation of the selection, role and term of the Lead Independent Director.

Board Composition

The Nominating and Corporate Governance Committee is responsible for the annual review, with the Board, of the appropriate skills and characteristics required of members in the context of the current make-up of the Board. This process enables the Nominating and Corporate Governance Committee to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the following factors:

•	Independence: The Board must be comprised of a majority of independent directors.

•

Relevant Skills and Experience: The assessment of skills and characteristics of Board members takes into account all skills and experience deemed relevant by the Nominating and Corporate Governance Committee, including those summarized in the Director Experience Matrix on page 7. The Nominating and Corporate Governance Committee also evaluates each candidate’s integrity, independence, leadership experience, judgment, knowledge, professional experience, background, availability and other relevant factors to develop an informed opinion of the candidate’s qualifications and ability and commitment to meeting the Board’s expectations for directors. For incumbent directors, past performance on the Board of Directors and its Committees is also taken into consideration. For new director candidates, the assessment also takes into account the ability and willingness of the director candidate to serve on the Board for a minimum of 5 to 7 years.

•

Diversity: The Board believes it should encompass individuals with diverse backgrounds and perspectives. In accordance with this guideline, the Nominating and Corporate Governance Committee considers the diversity of viewpoints, backgrounds, experience and other demographics in evaluating and considering potential director candidates. Diversity is an important consideration in the director nomination process because the Board believes that people of broad diversity, including, but not limited to, different genders, experiences, ages, races, and ethnic backgrounds and military experience, can contribute different, useful perspectives, while collaborating effectively to further the Company’s mission. This policy is included in the Company’s Corporate Governance Guidelines. The Board has also adopted a policy, consistent with the “Rooney Rule,” requiring that women and minorities be included in the initial pool of candidates when selecting new director nominees. In addition, the Company does not have age or tenure limits for directors, but instead evaluates the need for changes to Board composition based on an analysis of skills and experience necessary for the Company, as well as the results of director evaluations.

The Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications and attributes of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs, to ensure that the Board as a whole possesses the requisite combination of skills, professional experience and diversity of backgrounds and perspectives.

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Independence of Directors

The Board of Directors has adopted the Board of Directors Guidelines for Determining the Independence of its Members, which are accessible by following the link to “Investors—Corporate Governance—Corporate Governance & ESG” on the Company’s website at www.jacobs.com. The Board of Directors has affirmatively determined that, other than Messrs. Demetriou and Pragada, each person who served as a member of the Board of Directors during fiscal 2024 and each director nominee is independent under Section 303A.02 of the New York Stock Exchange (the “NYSE”)) listed company manual and the Company’s independence guidelines. Each member of each Committee of the Board is also independent (as defined by the applicable NYSE rules).

In addition, as further required by the NYSE’s listed company manual and the Company’s Independence Guidelines, the Board of Directors has made an affirmative determination that no material relationship exists between any independent director and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making this determination, the Board considered all relevant relationships, whether immaterial or material, between any director and the Company, as further described below.

Ms. Sloat previously served as the President, Chief Executive Officer and Chairman of the Board of American Electric Power Company Inc. (“AEP”). Select regulated electric utility subsidiaries of AEP have obtained transmission-related services from the Company. The payments made to the Company for these services in each of the past three fiscal years was substantially less than the greater of 2% of the consolidated gross revenues of AEP and $1 million.

After a review of the facts, using its business judgment, the Board of Directors determined that this relationship did not compromise the independence of Ms. Sloat.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the selection of director nominees to the Board. Once potential candidates are identified, including those candidates nominated by shareholders and/or identified by outside advisors or search firms, the Chair of the Nominating and Corporate Governance Committee, the Lead Independent Director and the Chair and CEO review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are then chosen and interviewed by other independent directors. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election.

The Company’s Bylaws also provide for shareholder nominations of directors and a proxy access right for shareholders. Please see the requirements described below under “Shareholders’ Proposals” for additional information about these procedures. The Nominating and Corporate Governance Committee considers director candidates recommended by shareholders in accordance with these procedures in the same manner as it considers other candidates.

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Committees of the Board of Directors

The Board of Directors’ four standing committees are: the Audit Committee, the ESG and Risk Committee, the Human Resource and Compensation Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee. From time to time the Board forms special committees to provide oversight and approve specific matters.

Audit Committee

  Members:

 - Manny Fernandez (Chair)

 - Priya Abani

 - Vice Admiral Mary Jackson †

 - Michael Collins †

* Each member is independent and financially literate and qualifies as an audit committee financial expert

† New member appointed to Committee September 2024

Primary responsibilities include monitoring and overseeing the:

•   Integrity of the Company’s financial statements

•   Independent auditor’s qualifications and independence

•   Performance of the Company’s internal audit function and independent auditors

•   Compliance by the Company with legal and regulatory requirements

•   Controls and processes over material ESG data reporting, including with respect to the Company’s key sustainability/ESG-related external disclosures and any related independent auditor or third-party assurance or verification

Meetings in Fiscal 2024: 13 Committee Member Attendance: 99%

Committee Charter: The Audit Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

ESG and Risk Committee

Members:* - Julie A. Sloat (Chair) - Manny Fernandez † - Robert A. McNamara - Peter J. Robertson * Each member is independent † New member appointed to Committee in September 2024

Primary responsibilities include reviewing and overseeing the Company’s:

•   Overall ESG strategy and overseeing the Company’s key ESG initiatives and policies

•   Key enterprise-wide ESG metrics, targets, key performance indicators and related goals

•   ERM strategy and its policies, procedures, and standards for identifying and managing Enterprise Risk

•   Deployment of its ERM framework and risk measurement methodologies

Meetings in Fiscal 2024: 5 Committee Member Attendance: 100%

Committee Charter: The ESG and Risk Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

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Human Resource and Compensation Committee

Members: - Peter J. Robertson (Chair) - Michael Collins † - Julie A. Sloat † - Georgette D. Kiser * Each member is independent. † New member appointed to Committee in September 2024

Primary responsibilities include:

•   Reviewing, recommending, and governing all compensation and benefits policies for executive officers

•   Approving and overseeing policy and protocol involved in the granting of all equity compensation

•   Overseeing the design and administration of the Company’s employee benefit plans

•   Reviewing and recommending succession plans for executive officer positions, including the CEO

•   Overseeing the adoption and administration of key human resources processes and programs

•   Oversight of human capital management, including Inclusion & Diversity, and other ESG related matters delegated from the ESG & Risk Committee, including any human resource related metrics used by the Company and any related public disclosures

Meetings in Fiscal 2024: 6 Committee Member Attendance: 100%

Committee Charter: The Compensation Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

Compensation Committee Interlocks and Insider Participation: During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a member of the Company’s Board of Directors or on the Compensation Committee.

Nominating and Corporate Governance Committee

Members:* - Robert A. McNamara (Chair) † - Priya Abani - Vice Admiral Mary Jackson † - Georgette D. Kiser * Each member is independent † New member appointed to Committee in September 2024

Primary responsibilities include:

•   Identifying for the Board of Directors qualified candidates to serve as directors of the Company

•   Establishing and making recommendations to the Board regarding corporate governance policies, principles and guidelines

•   Overseeing the Annual Self-Evaluation of the Board

•   Establishing and recommending to the Board outside director compensation

•   Overseeing the Company’s ethics and compliance programs

•   Overseeing ESG related matters delegated from the ESG & Risk Committee

Meetings in Fiscal 2024: 5 Committee Member Attendance: 99%

Committee Charter: The Nominating and Corporate Governance Committee’s current charter is available by following the links to “Investors — Corporate Governance — Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

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Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its shareholders.

The Board of Directors has approved Corporate Governance Guidelines for the Company, which are reviewed and updated on an annual basis. The Board also utilizes outside legal counsel to provide training and advice on governance matters. The Corporate Governance Guidelines are available by following the links to “Investors — Corporate Governance — Corporate Governance & ESG” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.” The Corporate Governance Guidelines address the following matters:

✓	The role of the Board to provide oversight, counseling and direction to the Company’s leadership in the interest of the Company and its shareholders

✓	Frequency of meetings of the Board (4-5 regular meetings per year)

✓	The requirement that the Board of Directors be comprised of a majority of independent directors

✓	Guidelines for evaluating and nominating director nominees, including relevant skills, experience and diversity

✓	The requirement that the standing Committees of the Board of Directors be comprised entirely of independent directors

✓	The requirement that directors attend all regularly scheduled Board and Committee meetings in person or by videoconference unless required by illness or other extenuating circumstances

✓	Executive sessions of the Board of Directors wherein independent directors meet as a group without the presence of management directors

✓	Orientation for new directors and continuing education for Board members

✓	The selection, roles and responsibilities of the Chair and CEO and the Lead Independent Director
✓	The requirement that the performance of the Chair and CEO be evaluated annually and reviewed by the independent directors

✓	Succession planning

✓	Regular Board self-evaluations

✓	Other matters uniquely germane to the work and responsibilities of the Board of Directors

✓	Guidelines for determining director independence

✓	Director and executive officer stock ownership guidelines

✓	Conflicts of interests

✓	Majority voting in uncontested elections of directors

✓	Limitations on the number of public company boards on which independent directors may serve to four (including the Company’s Board), unless such independent director is also the CEO of another public company, in which case, such director may only serve on two public boards (including the Company’s Board)

✓	Committees of the Board, including assignment of directors to committees and appointment of committee chairs

Director Education

The Board recognizes the importance of director continuing education and is committed to provide such education to enhance both Board and Committee performance. Accordingly, as noted in the Company’s Corporate Governance Guidelines, the Company regularly provides the Board with education programs, presentations and briefings on topics relevant to the Company, its business and risk profile, including periodic educational sessions in connection with regular Board meetings. All directors are members of the National Association of Corporate Directors. In addition, each year the Board engages a third-party expert to host an educational program for members of the Board on matters relevant to the Company or relating to duties and responsibilities of directors.

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Directors are also encouraged to attend at least one outside educational program each year on any subjects pertaining to the directors’ responsibilities such as “directors’ colleges.” Additionally, newly elected directors must participate in the Company’s orientation program for new directors.

Management Succession Planning and Development

The Board is committed to positioning Jacobs for further growth through ongoing talent management, succession planning and the deepening of our leadership bench strength. The Board has assigned to the Compensation Committee, as set forth in its charter, the responsibility to oversee the succession plans relating to the executive officers of the Company, including the CEO, and to recommend to the Board, with respect to succession planning, the selection of individuals for executive officer positions. Additionally, the Company’s Corporate Governance Guidelines require that the CEO report at least annually to the Compensation Committee and the Board on succession planning for the executive officers, other than CEO, and to make available, on a continuing basis, his or her recommendations concerning who is qualified to assume the role of CEO in the event the CEO becomes unable to perform his or her duties. Our emergency succession planning is intended to enable the Company to respond to unexpected position vacancies, including those resulting from a major catastrophe, natural disaster or other impactful event by continuing the Company’s safe and sound operation and minimizing potential disruption or loss of continuity to the Company’s business and operations.

Annual Board and Committee Evaluations

The Nominating and Corporate Governance Committee, together with the Lead Independent Director, coordinates regular Board performance evaluations. These evaluations are conducted through a combination of formal and informal processes, including the following, among others:

•	The Board regularly conducts a self-evaluation of its performance.

•

The Lead Independent Director and/or the Chair of the Nominating and Corporate Governance Committee periodically conduct one-on-one interviews with directors regarding Board effectiveness and performance and report the results back to the Nominating and Corporate Governance Committee.

•	At least annually, the full Board receives updates on corporate governance best practices from an outside law firm.

•	At the end of each regular Board meeting, the Board holds an executive session at which feedback on the meeting is provided to the Chair and Lead Independent Director.

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Annually, the Nominating and Corporate Governance Committee reviews the composition of the entire Board, including the backgrounds, skills and experience of the current directors, through the use of a skills matrix.

•

At least annually, each Committee conducts a formal self-evaluation and reviews its charter with the assistance of outside legal counsel. The Chair of the Nominating and Corporate Governance Committee attends the self-evaluation sessions in order to incorporate feedback into the overall Board self-evaluation process.

•

Feedback from these processes is communicated to the Chair of the Board, the Chair of the Nominating and Corporate Governance Committee and the Lead Independent Director so that appropriate follow-up measures can be discussed, implemented, and monitored.

Attendance at Meetings of the Board and its Committees and the Shareholder Meeting

Overall director attendance at meetings of the Board and its Committees was 99% during fiscal 2024. Each individual director attended at least 75% of all meetings of the Board and all Committees on which they served during fiscal 2024. Board members are expected to attend annual meetings of shareholders. All of the members of our Board attended the 2024 Annual Meeting of Shareholders in person.

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Code of Ethics

In addition to the Corporate Governance Guidelines, the Board of Directors has adopted the following other codes, guidelines and policies:

✓	Code of Business Conduct and Ethics for Members of the Board of Directors;

✓	Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

✓	Code of Conduct.

These documents, along with the Corporate Governance Guidelines, serve as the foundation for the Company’s system of corporate governance. They provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest and provide mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission (“SEC”) rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.jacobs.com.

Stock Ownership Guidelines

In an effort to more closely align the Company’s independent directors’ financial interests with those of our shareholders, the Board of Directors has established stock ownership guidelines for independent directors. Under these guidelines, the Company’s independent directors are expected to hold equity in the Company (taking into account the value of common stock owned, and outstanding restricted stock and restricted stock unit (“RSU”) awards held by the individual) valued at a minimum of five times their annual cash retainer within a reasonable time after initial appointment or election to the Board. Independent directors are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. As of the end of fiscal 2024, all independent directors who have served on the Board for at least 5 years exceeded these guidelines.

Similarly, the Company has established stock ownership guidelines for senior leadership. Under these guidelines, the Company’s senior leadership is expected to hold equity in the Company (taking into account the value of common stock owned, and outstanding RSU awards held by the individual, but excluding unvested performance share units or unexercised options) valued as follows:

Position*	Multiple of Base Salary
Chair and Chief Executive Officer	6x
Chief Financial Officer	4x
Executive Vice Presidents	3x
Other Senior Leadership (SVPs)	2x

* Or equivalent if job titles change.

Members of senior leadership are not required to purchase shares of common stock to reach the applicable threshold but are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. This restriction does not apply to the withholding of shares to satisfy tax withholding requirements. As of the Record Date, all named executive officers (“NEOs”) exceeded their respective guidelines, other than Mr. Nathamuni who joined the Company as Chief Financial Officer in June 2024. Any sales by directors and executives are subject to the Company’s insider trading policy, which requires sales during open trading windows to be precleared by the Company’s General Counsel and Chief Financial Officer.

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Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy to govern the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees, and all personnel identified as contract employees, independent contractors, agency workers, or anyone else with whom the Company or any subsidiary is in an employer-employee or principal-agent relationship, including any relative of a person to whom the policy applies and/or any entities influenced or controlled by such person, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended September 27, 2024.

Shareholder Engagement

Why We Engage

Understanding the issues that are important to our shareholders is critical to ensure that we address their interests in a meaningful and effective manner. It is also the foundation of good corporate governance. In that light, we engage with our shareholders on a regular basis throughout the year to discuss a range of topics, including our performance, strategy, risk management, executive compensation, corporate governance and ESG and sustainability.

We recognize the value of taking our shareholders’ views into account. Dialogue and engagement with our shareholders help set goals and expectations for our performance and facilitate identification of emerging issues that may affect our strategies, corporate governance, compensation practices, and other aspects of our operations.

When We Engage

How We Engage

Our shareholder and investor outreach and engagement takes many forms. We participate in numerous investor conferences and analyst meetings, hold our own investor events, host quarterly earnings calls, and meet

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with one or more of our shareholders in a variety of contexts and forums. As part of our shareholder engagement program, members of our Board, including our Lead Independent Director, also participate in many of these meetings to discuss a range of ESG matters, including executive compensation, corporate governance, and sustainability.

In addition, our Chair and Chief Executive Officer, Chief Financial Officer, Senior Vice President of Investor Relations and other senior management engage with our shareholders on a frequent basis, year-round, to discuss our strategy and our financial and business performance and to provide updates on key developments.

Topics of shareholder engagement in fiscal 2024 included corporate governance, capital deployment, executive compensation, ESG matters, business performance, strategic priorities and goals, firm culture, risk management, succession planning, climate risk and matters related to the CMS Separation Transaction completed at the end of fiscal 2024.

Shareholder Engagement in Fiscal 2024

Our Response to Shareholder Feedback

Shareholder feedback is delivered regularly to our Board and thoughtfully considered. Such feedback has led to modifications in our executive compensation programs, our corporate governance practices and our disclosures.

In connection with the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), the Company received a shareholder proposal requesting that the Company amend its governing documents to eliminate any voting requirements that call for a greater than simple majority vote and replace them with a majority of votes cast standard. Although this shareholder proposal was not properly presented at the meeting and therefore did not go to a vote, the Board and the Nominating and Corporate Governance Committee nonetheless remained committed to undertaking a comprehensive review of the Company’s supermajority voting requirements and to recommend any appropriate changes at the next annual meeting of shareholders, as outlined in the

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Company’s response to the shareholder proposal. In accordance with such commitment, over the last year, the Board and the Nominating and Corporate Governance Committee, with the assistance of outside corporate governance experts, carefully evaluated the advantages and disadvantages of each of the supermajority requirements contained in the Company’s governing documents, as well as other relevant considerations, including shareholder support for the shareholder proposal. As a result of this evaluation, the Board is recommending that shareholders approve certain amendments to the Charter to remove the supermajority voting requirements contained therein, as described in Proposals 3-7.

Contacting the Board of Directors

Generally — All communications required by law or regulation to be relayed to the Board of Directors are relayed promptly after receipt by the Company. Any communications received by the Company from shareholders that have not also been sent directly to the Board of Directors will be processed as follows: (1) if the shareholder specifically requests the communication be sent to the Board, the communication will then be promptly relayed to the Board and (2) if the shareholder does not request that the communication be sent to the Board of Directors, then the Company’s leadership will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

Contacting the Board of Directors — Any shareholder, employee or interested party who desires to communicate with the Board may do so by writing to The Board of Directors, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential.

Contacting Independent Directors — Any shareholder, employee or interested party who desires to communicate with the Company’s independent directors may do so as follows:

✓	Confidentially or anonymously through the Company’s Integrity Hotline, +1 (844) 543-8351;

✓	By writing to Lead Independent Director, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential; or

✓	By sending an email to LeadIndependent.Director@Jacobs.com.

Contacting the Audit Committee — Any shareholder, employee or interested party may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior leadership or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

✓	Through the Company’s Integrity Hotline, +1 (844) 543-8351;

✓	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential; or

✓	By sending an email to Audit.Committee@Jacobs.com.

Availability of Documents

The full text of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Members of the Board of Directors, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct, the Committee Charters, the Board of Directors Guidelines for Determining the Independence of its Members, and the other corporate governance materials described in this Proxy Statement are accessible by following the link to “Investors — Corporate Governance — Corporate Governance & ESG” on the Company’s website at www.jacobs.com.

The Company will furnish without charge a copy of any of the foregoing documents to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Jacobs Solutions, Inc., 1999 Bryan Street, Suite 3500, Dallas Texas 75201, Attention: Corporate Secretary.

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Compensation of Directors

Compensation Philosophy

•

Attract and retain highly qualified directors having a diverse range of backgrounds, skills and experience by offering compensation that is competitive with the Company’s peer group and the broader market of other similarly-sized companies.

•

Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to comply with robust stock ownership guidelines and policies prohibiting hedging, shorting or pledging Company stock.

•	Provide a compensation program that reflects individual director responsibilities and time commitments.

•	Provide compensation that is simple and transparent.

Determination of Non-Employee Director Compensation

Each year, the Board determines non-employee director compensation based upon the recommendation of the Nominating and Corporate Governance Committee. In making a recommendation, the Nominating and Corporate Governance Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation benchmarking, as well as data for a broader market of similarly-sized companies, and input regarding market practices for director compensation from Farient Advisors, which is the same independent consultant that is retained by the Compensation Committee.

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Components of Non-Employee Director Compensation

Compensation Component	Calendar Year 2023	Calendar Year 2024	Purpose

Cash Retainer	$125,000	$125,000	Provide a competitive cash retainer.

Lead Independent Director Additional Cash Retainer	$100,000	$100,000	Provide additional compensation that takes into account the increased responsibilities and time commitments of the Lead Independent Director.

Committee Chair Additional Cash Retainer	$25,000	$25,000	Provide additional compensation that takes into account the increased responsibilities and time commitments of the Chair of each of the Board’s standing Committees. Each Committee Chair also serves on the ESG & Risk Committee.

Special Meeting Fees (beginning with ninth meeting for the Board or a standing Committee, and the third meeting for any Special Committee, in each case during a rolling twelve-month period)	$2,000/meeting	$2,000/meeting	Provide compensation for periods of unusually high meeting activity.

Equity Grant (RSUs that vest on the earlier of 1 year after grant or the next annual shareholder meeting)	$190,000	$190,000

Align interests of directors with the long-term interests of the Company’s shareholders.

Directors restricted from selling shares until reaching stock ownership guidelines level (5x annual cash retainer).

Equity

For 2024, the Board set the annual equity value to be awarded to non-employee directors at approximately $190,000, and, accordingly, granted each non-employee director an award of 1,401 RSUs on January 25, 2024 (other than Mr. Pinkham and Ms. Sloat who each received 1,519 RSUs to account for the pro rata portion of 2023 that they each served on the Board, and Mr. Collins and Vice Admiral Jackson, who did not receive an equity award in fiscal 2024). Such grants were made pursuant to the Company’s 1999 Outside Director Stock Plan, as amended and restated (the 1999 Outside Director Plan). Each RSU grant vests upon the earlier of (1) the next annual shareholder meeting or (2) the 1-year anniversary of the grant date.

If the Company pays a cash dividend on its outstanding common stock, RSUs will be credited with cash dividend equivalent rights (Dividend Equivalents) paid to the applicable director upon the vesting of the RSUs and distribution of the underlying shares of common stock as described below in the section entitled “Executive Compensation — Narrative Disclosure to Summary Compensation Table” and “Grants of Plan Based Awards Table — Payment of Dividends and Dividend Equivalent Rights.” Each director also receives cash dividends with respect to each outstanding restricted stock award (RSA), if any, as and when paid to shareholders of common stock.

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Additional Director Compensation for Periods of Unusually High Board or Committee Activity

The Board has adopted a policy under which non-employee directors may receive additional compensation for periods of unusually high Board or committee activity. The intention of this policy is to adequately compensate directors for additional services rendered during periods of unusually high activity and will not be paid for ordinary course of business responsibilities. The Corporate Governance Guidelines provide that there will be four to five regularly scheduled Board meetings per year, and the policy provides that, for each Board or committee meeting in excess of eight meetings for the Board or applicable standing committee during a rolling twelve-month period, the Company will pay an additional $2,000 special fee for each meeting to the non-employee directors in attendance. In the event the Board forms a special committee, the Company will pay the additional $2,000 special fee for each special committee meeting beginning in excess of two special committee meetings in a twelve-month period.

Special fees in the aggregate amount of $312,500 were earned by non-executive directors for additional meetings of the Board in fiscal 2024 pursuant to the policy described above. The Board and the Audit Committee participated in a significant number of meetings in fiscal 2024 in connection with the CMS Separation Transaction. For meetings in the first half of fiscal 2024, the Board voluntarily reduced the special meeting fee from $2,000 per meeting to $1,500 per meeting, resulting in aggregate savings of $39,500 in special meeting fees.

Director Deferral Plan

Additionally, non-employee directors are eligible to participate in the Jacobs Director Deferral Plan, pursuant to which each director may defer all or a portion of such director’s cash retainer and/or RSUs.

Non-Employee Director Compensation During Fiscal 2024

The table below sets forth the compensation earned by each of the Company’s non-employee directors during fiscal 2024. Neither Mr. Pragada nor Mr. Demetriou received compensation for their service as directors during fiscal 2024. The compensation paid to Mr. Pragada and Mr. Demetriou as employees of the Company during fiscal 2024 is set forth in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)

Priya Abani	157,500	190,130	—	1,621	349,251

General Vincent K. Brooks (5)	145,000	190,130	—	2,840	337,970

Michael Collins (6)	1,698	—	—	—	1,698

General Ralph E. Eberhart (5)	170,000	190,130	—	2,840	362,970

Manny Fernandez	162,000	190,130	—	—	352,130

Mary M. Jackson (7)	340	—	—	—	340

Georgette D. Kiser	146,500	190,130	—	1,992	338,622

Barbara L. Loughran (5)	190,000	190,130	—	—	380,130

Robert A. McNamara	186,500	190,130	—	1,621	378,251

Louis V. Pinkham	134,280	206,143	—	—	340,423

Peter J. Robertson	167,000	190,130	—	1,621	358,751

Julie A. Sloat	142,280	206,143	—	—	348,423

Christopher M.T. Thompson (5)	245,000	190,130	—	1,219	436,349

(1)

Represents director fees earned during fiscal 2024. Special meeting fees were earned by each non-employee director for additional meetings of the Board and the Audit Committee in fiscal 2024 in the amount of : P. Abani — $32,500; V. Brooks — $20,000; M. Collins — $0; R. Eberhart — $20,000; M. Fernandez — $37,000; M. Jackson — $0; G. Kiser — $21,500; B. Loughran — $40,000; R. McNamara — $36,500; L. Pinkham — $30,000; P. Robertson — $17,000; J. Sloat — $38,000; and C. Thompson — $20,000.

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(2)

Represents the grant date fair value of the RSU grants under the 1999 Outside Director Plan during fiscal 2024 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The aggregate number of shares of RSUs outstanding at September 27, 2024, for each non-employee director was as follows: P. Abani — 1,401; V. Brooks — 0; M. Collins — 0; R. Eberhart — 6,809; M. Fernandez — 6,645; M. Jackson — 0; G. Kiser — 4,016; B. Loughran — 9,409; R. McNamara — 1,401; L. Pinkham — 1,519; P. Robertson — 11,210; J. Sloat — 1,519; and C. Thompson — 15,691. Following the CMS Separation Transaction, the RSUs held by non-employee directors other than Gen. Brooks, Gen. Eberhart, Ms. Loughran and Mr. Thompson remained outstanding and were adjusted in a manner intended to preserve the intrinsic value of such awards. These non-employee directors were conferred 1.1802 RSUs for each RSU held immediately prior to the CMS Separation Transaction.

(3)	The Company has not granted options to non-employee since fiscal 2016.
(4)

Represents dividend equivalent payments on RSUs that vested during the fiscal year. These amounts do not include accumulated dividend equivalent rights on vested and deferred RSUs that have not yet been distributed to each non-employee director as follows: P. Abani — $0; V. Brooks — $0; M. Collins — $0; R. Eberhart — $42,965; M. Fernandez — $16,450; M. Jackson — $0; G. Kiser — $10,602; B. Loughran — $29,475; R. McNamara — $0; L. Pinkham — $1,322; P. Robertson — $61,895; J. Sloat — $1,322; and C. Thompson — $77,422.

(5)

Gen. Brooks, Gen. Eberhart, Ms. Loughran and Mr. Thompson resigned from the Board effective as of the CMS Separation Transaction. Pursuant to the Employee Matters Agreement (as defined below), on September 18, 2024, the unvested RSUs held by these non-employee directors accelerated, vested and were settled in the Company’s common stock.

(6)	Mr. Collins was appointed to the Board effective as of September 23, 2024, and received compensation for the pro rata portion of the year that he served as a non-employee director.
(7)	Vice Admiral Jackson was appointed to the Board effective as of September 27, 2024, and received compensation for the pro rata portion of the year that she served as a non-employee director.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “estimates,” “intends,” and “will” and similar words are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those listed in Item 1A — Risk Factors in the Company’s 2024 Annual Report on Form 10-K. The Company does not undertake any obligation to release publicly any revisions or updates to any forward-looking statements.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What are You Voting on?

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future compensation decisions.

What is the Voting Requirement?

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect of the outcome of the advisory vote.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution approving the Company’s executive compensation.

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COMPENSATION COMMITTEE REPORT

The Human Resource and Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board has approved that recommendation.

Peter J. Robertson, Chair Michael Collins Georgette D. Kiser Julie A. Sloat

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

We operate with a pay-for-performance executive compensation philosophy in a challenging, highly competitive and rapidly evolving global environment. Our pay-for-performance philosophy is designed to attract and retain the world’s best talent throughout the company, including at our executive level. Our named executive officers (“NEOs”) serving as of the last day of the fiscal year ended September 27, 2024 were as follows:

Robert V. Pragada Chief Executive Officer	Venk Nathamuni Executive Vice President and Chief Financial Officer	Steven J. Demetriou Fiscal 2024 Executive Chair	Joanne E. Caruso Executive Vice President, Chief Legal and Administrative Officer	Patrick X. Hill Executive Vice President, and President, Global Operations

Additionally, included as part of our NEOs for fiscal 2024 are Mr. Kevin C. Berryman, our former Chief Financial Officer who served as the Company’s interim Chief Financial Officer from March 29, 2024 through June 2, 2024 and currently serves Special Advisor to the Chief Executive Officer, and Ms. Claudia Jaramillo, our former Chief Financial Officer, who separated from the Company effective April 15, 2024. At the end of the fiscal year, Jacobs completed the CMS Separation Transaction, and Mr. Demetriou resigned as Executive Chair to join Amentum.

CMS Separation Transaction

On September 27, 2024, we completed the previously announced spin-off of our Critical Mission Solutions and Cyber & Intelligence government services businesses (which we refer to herein as “iCMS”), which was subsequently merged (the “CMS Separation Transaction”) with Amentum Parent Holdings LLC, forming an independent, publicly traded company called Amentum Holdings, Inc. (NYSE: AMTM) (“Amentum”). We recognized the need for certain of our compensation programs to be appropriately modified to take the CMS Separation Transaction into account (which was completed on the last day of our fiscal 2024 year), and also took certain actions previously agreed with Amentum Parent Holdings LLC pursuant to the Employee Matters Agreement, dated as of November 20, 2023 (the “Employee Matters Agreement”), entered into with Amentum. The Employee Matters Agreement provided that a portion of the unvested Jacobs restricted stock units (“RSUs”) held by iCMS employees would accelerate and vest and be settled in Jacobs common stock shortly prior to September 23, 2024 (the record date for the CMS Separation Transaction) and certain other equity awards held by such employees to be converted into equity awards of Amentum following the closing of the CMS Separation Transaction. In addition, the Compensation Committee determined to equitably adjust the equity awards held by employees who remained with Jacobs following the closing of the CMS Separation Transaction to reflect the separation and closing.

Our Executive Compensation Philosophy

Our vision is to provide superior client value based on long-term relationships and favorable returns to our shareholders through profitable growth. The Compensation Committee adheres to a compensation program that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program:

✓	Provides executives with target total compensation that is competitive with the market;

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✓

Rewards executives for superior annual Company performance through our Leadership Performance Plan (“LPP”), a short-term cash incentive program that places a substantial component of pay at risk, with specific targets assigned to each participant based on their role in the Company; and

✓	Aligns our executives’ interests with those of our shareholders through long-term equity-based awards.

Guide to CD&A

HOW DID WE PERFORM?	✓	Net income from continuing operations of $613 million, up 61.6% from fiscal 2023
	✓	Revenue from continuing operations of $11.5 billion, grew 6.0% from fiscal 2023
	✓	Earnings per share (“EPS”) from continuing operations of $4.79, up 57.0% from fiscal 2023.
✓

Remain committed to double-digit multi-year earnings growth driven by accelerating revenue, improving margin performance, strong backlog and a robust global sales pipeline aligned with our strategic accelerators.

WHAT DID WE CHANGE IN 2024?	✓

The following changes were made to the LPP for fiscal 2024:

•  Separated the performance goals for iCMS and for the business segments that remained with the Company following the CMS Separation Transaction (which we refer to herein as “iJacobs”);

•  For iJacobs only, changed performance metric from gross profit (“GP”) in backlog to the average of GP in remaining performance obligations (“RPO”) growth percentage over four quarters; and

•  Modified the “Corporate Scorecard” metrics first introduced in fiscal 2023 to replace the two goals used in fiscal 2023 with two measures for each of iCMS and iJacobs: cost efficiency (adjusted EBITDA margin %) and ESG goals (reduction in emission of carbon dioxide equivalents (“CO2e”)).

	✓	These changes were designed to provide alignment for all plan participants across the Company to key initiatives in anticipation of the CMS Separation Transaction.

HOW DO WE DETERMINE PAY?	✓

Pay programs are designed to reward executives for positive Company financial results and other strategic and ESG initiatives and align with shareholder interests by having a significant portion of compensation composed of equity-based long-term incentive awards.

	✓	Pay levels are set commensurate with market performance to attract and retain high quality talent.
	✓	The advice of an independent compensation consultant is considered, along with internal pay equity and the alignment of total pay opportunity with performance and market benchmarks.

HOW DID WE PAY OUR NEOS?	✓	Base salaries reflect each NEO’s role, responsibility, experience, individual performance and market conditions.
	✓	Fiscal 2024 short- and long-term incentive payouts aligned with our fiscal 2024 performance.
	✓	Annual incentive payouts were earned between 104.4% and 123.7% of target, based on achievement of iJacobs and iCMS performance objectives and the results of its “Corporate Scorecard.” Fiscal 2024 LPP payouts for all NEOs other than Mr. Hill and Ms. Jaramillo were tied to results for both iJacobs and iCMS. Mr. Hill’s and Ms. Jaramillo’s fiscal 2024 LPP payouts were based solely on iJacobs results.
	✓	Long-term equity incentives were granted in fiscal 2024 at target levels, using a portfolio of performance stock units (“PSUs”) and RSUs.

HOW DO WE ADDRESS RISK AND GOVERNANCE?	✓	Provide an appropriate balance of short- and long-term compensation, with payouts based on the Company’s achievement of certain financial metrics and specific business area objectives.
✓

Follow practices that promote good governance and serve the interests of our shareholders, with maximum payout caps for annual cash incentives and long-term performance awards and policies on clawbacks, anti-pledging, anti-hedging, insider trading and stock ownership.

✓

Annual “say-on-pay” shareholder vote and an annual compensation risk assessment of our compensation program, pursuant to which our independent compensation consultant confirmed that none of our compensation plans encourage undue risk-taking.

WHY YOU SHOULD APPROVE THE SAY-ON-PAY PROPOSAL	✓	Fiscal 2024 incentive payouts for our NEOs aligned with Company performance.
	✓	Our pay program is aligned with shareholder interests, emphasizing achievement of financial and strategic objectives over the long term.
	✓	Our pay program is designed to attract and retain a strong leadership team.

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Our Executive Compensation Program and Practices

The Compensation Committee believes that our executive compensation program is appropriately designed to advance the interests of our shareholders and other stakeholders. The key components and associated purposes of our compensation program are as follows:

* See pages 45-46 for definitions of iJacobs and iCMS DSO, iJacobs 4-Qtr. Average of GP RPO Growth %, iCMS 4 Qtr. Average of GP Backlog Growth % and Adjusted EBITDA Margin %.

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We remain committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders and other stakeholders. Below is a summary of best practices that we have implemented and practices that we avoid with respect to the compensation of our NEOs.

WHAT WE DO	WHAT WE DO NOT DO

☑ Pay-for-Performance — A significant majority of our executives’ target compensation is at risk, including stock-based and/or performance-based compensation tied to pre-established performance goals aligned with our short- and long-term objectives.

☑ Compensation Recoupment Policies — In accordance with SEC and NYSE rules, we have adopted a clawback policy that requires the Company to recover erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. We also have an additional clawback policy for select top executives that applies in the event of such executive’s violation of restrictive covenants or other misconduct. These policies are further described under “Clawback Policies” below.

☑ Stock Ownership Guidelines — Our Board has established robust stock ownership guidelines applicable to our Board members and executives as described under “Stock Ownership Guidelines” below.

☑ Thorough Compensation Benchmarking — The Compensation Committee reviews publicly available information and compensation survey data to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at peer companies as described under “Assessing Compensation Competitiveness” below.

☑ Independent Compensation Consultant — The Compensation Committee benefits from its use of an independent compensation consulting firm to review and provide recommendations concerning the Company’s executive compensation programs and advise the Nominating and Corporate Governance Committee on non-employee director compensation. The consultant provides no other services to the Company except as it may relate to performing such services.

☑ Annual Pay-for-Performance and Risk Review — With the help of its independent compensation consultant, the Compensation Committee analyzes the alignment of realizable pay and performance on an annual basis to ensure that our incentive programs are working as intended and do not encourage excessive risk-taking.

☑ Vesting Conditions on Dividend Equivalents — We impose the same vesting conditions on dividend equivalents as on the underlying RSUs.

☒ No Tax Gross-Ups — We do not have tax reimbursements or gross-ups on severance payments. See “Other Benefits—Perquisites” below.

☒ No Pension Plans or Special Retirement Programs for Executive Officers — We do not have a special defined benefit pension plan or supplemental retirement plan for executive officers.

☒ No Excessive Perquisites — We do not offer excessive executive perquisites such as personal use of airplanes at the Company’s expense, Company-provided automobiles or auto allowances (except for expatriates) or payment of club dues.

☒ No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls of our stock. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

☒ No Hedging — Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

☒ No Use of Jacobs Stock as Collateral for Margin Loans — Board members and executive officers are prohibited from using our stock as collateral for any margin loan. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

38	| 2025 Proxy Statement

The Compensation Decision Process

The Compensation Committee may, from time to time, directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In fiscal 2024, the Compensation Committee engaged the services of Farient Advisors (the “Independent Consultant”), a global executive compensation consulting firm, to review and provide recommendations concerning all components of the Company’s executive compensation programs. The Independent Consultant performs services on behalf of the Compensation Committee and has no relationship with the Company or its executives except as it may relate to performing such services. The Independent Consultant also advises the Nominating and Corporate Governance Committee on non-employee director compensation. The Compensation Committee has assessed the independence of the Independent Consultant pursuant to the rules of the SEC and the NYSE and concluded that the Independent Consultant is independent, and no conflict of interest exists with respect to the services provided by the Independent Consultant to the Compensation Committee.

During fiscal 2024, the CEO and other members of our senior executive team worked with the Compensation Committee to help ensure that our executive compensation programs are competitive, ethical, and aligned with the Company’s values. For fiscal 2024, compensation decisions for the NEOs (other than our CEO and our Executive Chair) were made by the Compensation Committee after consultation with the CEO, and compensation decisions with respect to our CEO and our Executive Chair were approved by the full Board upon recommendation from the Compensation Committee.

At the 2024 Annual Meeting, approximately 97% of our shareholders approved of our executive compensation program by voting in favor of our “say-on-pay” proposal.

Assessing Compensation Competitiveness

The Compensation Committee, with the help of the Independent Consultant, regularly updates, and uses a peer group and compensation survey data to benchmark, the Company’s compensation program. For fiscal 2024, as part of its annual review, the Compensation Committee determined that the peer group should be comprised of (1) companies from a range of industries, including professional services, technology, defense and engineering that are competitive with the Company for business and executive management talent or (2) companies that provide IT consulting or technical services to government and large commercial clients. For fiscal 2024, the Company’s peers are generally within one-quarter to four times the size of the Company in terms of revenue and market capitalization.

Similar to prior years, to assess compensation competitiveness compared to the peer group, the Independent Consultant utilized comparative data disclosed in publicly available proxy statements, other documents filed with the SEC, and data from a comprehensive database of pay survey information.

2025 Proxy Statement |	39

The following chart shows our fiscal 2024 industry peer group, including relevant size and performance data to illustrate the Company’s relative position.

Market Capitalization as of 9/27/2024		Revenue (Most Recently Available Four Quarters)
Company	($MMs)	Company	($MMS)
ACCENTURE PLC	216,231	ACCENTURE PLC	64,896
GENERAL DYNAMICS CORP.	80,184	GENERAL DYNAMICS CORP.	46,046
NORTHROP GRUMMAN CORP.	74,162	NORTHROP GRUMMAN CORP.	40,985
L3HARRIS TECHNOLOGIES, INC.	46,937	L3HARRIS TECHNOLOGIES, INC.	21,142
COGNIZANT TECHNOLOGY SOLUTIONS CORP.	36,984	COGNIIZANT TECHNOLOGY SOLUTIONS CORP.	19,412
LEIDOS HOLDINGS, INC.	24,440	JACOBS	16,949
BOOZ ALLEN HAMILTON HOLDING CORP.	23,211	LEIDOS HOLDINGS, INC.	16,277
WSP GLOBAL INC.	22,292	AECOM	15,837
JACOBS	17,467	FLUOR CORP.	15,744
TEXTRON INC.	14,919	TEXTRON INC.	13,981
AECOM	14,318	DXC TECHNOLOGY COMPANY	13,457
CACI INTERNATIONAL INC.	12,382	BOOZ ALLEN HAMILTON HOLDING CORP.	11,429
PARSONS CORP.	11,486	WSP GLOBAL INC.	10,955
FLUOR CORP.	8,995	CACI INTERNATIONAL INC.	7,867
KBR, INC.	8,929	KBR, INC.	7,350
ATKINSRÉALIS GROUP INC. (formerly SNC-LAVALIN GROUP INC.)	8,428	ATKINSRÉALIS GROUP INC. (formerly SNC-LAVALIN GROUP INC.)	6,723
DXC TECHNOLOGY COMPANY	3,591	PARSONS CORP.	6,510
75th Percentile	36,984	75th Percentile	19,412
Median	17,467	Median	15,744
25th Percentile	11,486	25th Percentile	10,955
Jacobs Percentile*	58%		71%

* Percentile rank calculation includes Jacobs.

Source: Bloomberg

Mkt Cap Date: 9/27/2024 (Before completion of the CMS Separation Transaction)

For fiscal 2024, the Company maintained the same peer group from fiscal 2023. For fiscal 2025, as part of its annual peer group review, the Compensation Committee, in consultation with the Independent Consultant, determined to modify the peer group in light of the changes to the Company’s business model following the CMS Separation Transaction. Accordingly, for fiscal 2025, the Company will add Kyndryl Holdings, Inc., CGI Inc., EPAM Systems, Inc., Tetra Tech, Inc., Stantec Inc. and FTI Consulting, Inc. to its peer group and remove General Dynamics Corporation, Northrop Grumman Corporation, L3Harris Technologies, Inc., Textron Inc., Booz Allen Hamilton Holding Corporation and CACI International Inc.

40	| 2025 Proxy Statement

Compensation Elements

During fiscal 2024, the Compensation Committee utilized findings by the Independent Consultant to determine that the Company’s executive compensation program continued to be both reasonable, in relation to competitive pay levels, and appropriate in supporting business objectives and a positive performance-based culture. As reflected in the charts below, variable/at risk compensation represents the majority of the total target direct compensation of our CEO and other NEOs.

(1)

Reflects total direct compensation for our other NEOs, other than Ms. Jaramillo who separated in April 2024, and Mr. Berryman who served as the Interim CFO between March 29, 2024 and June 2, 2024. Amounts include Mr. Nathamuni’s salary as annualized for the full fiscal year but do not include his sign-on cash bonus or equity grant.

Total target direct compensation refers to base salary, short-term incentive compensation (measured at target for the fiscal year) and long-term equity incentive compensation based on grant date fair values (measured at target for PSUs). In determining an executive’s overall compensation, the Compensation Committee considers the absolute and relative value of each compensation component and the overall mix. As with prior years, the Compensation Committee allocated the annual long-term incentive awards for the NEOs with 60% of the value as PSUs and 40% of the value as RSUs (other than for Messrs. Demetriou and Berryman, whose annual long-term incentive award consisted 100% of RSUs) in accordance with our philosophy to emphasize pay for performance.

In determining the amount of each component of compensation, the Compensation Committee also considers the fact that the Company provides limited perquisites. This stems from the Compensation Committee’s belief that focusing on the three core elements of compensation (base salary and short- and long-term incentive compensation) results in a transparent and easier-to-administer pay system that is consistent with the Company’s culture. For example, the Company’s currently available retirement program in the U.S. consists solely of a tax-qualified 401(k) plan with matching contributions and a non-qualified deferred compensation plan that provides non-enhanced market returns. Perquisites are generally limited to financial planning and annual health assessments.

Base Salary

After considering proxy data from our peer group and other market survey information, including information provided by the Independent Consultant, in November 2023, the Compensation Committee adjusted the base salary for certain of our NEOs for fiscal 2024.

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The following table sets forth the base salaries of our NEOs for fiscal 2023 and fiscal 2024.

Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary	Percentage Increase

Robert V. Pragada	$1,300,000	$1,350,000	3.8%

Venk Nathamuni (1)	—	$625,000	—

Steven J. Demetriou	$1,250,000	$1,250,000	0%

Joanne E. Caruso	$700,000	$725,000	3.6%

Patrick X. Hill (2)	$601,232	$676,776	12.6%

Kevin C. Berryman	$860,000	$860,000	0%

Claudia Jaramillo (3)	$750,000	$765,000	2.0%

(1)	Mr. Nathamuni commenced serving as the Company’s Chief Financial Officer on June 3, 2024.
(2)

Mr. Hill’s base salary amounts have been converted into USD, which show a larger percentage increase in base salary than the approved percentage increase due to the exchange rate conversion. Mr. Hill’s base salary increased from 933,300 AUD in fiscal 2023 to 999,965 AUD in fiscal 2024, a 7.1% increase in AUD. The Fiscal 2024 Base Salary amounts reported in this table for Mr. Hill have been converted from AUD to USD using the actual average exchange rate in September 2024 (1 AUD = 0.6768 USD).

(3)	Ms. Jaramillo separated from the Company effective April 15, 2024.

Short-Term Incentives

The LPP continues to reinforce our commitment to profitable growth and effective cash management using specific targets assigned to each participant based on his or her respective role in the organization. As described below, the LPP provides cash incentive payouts to eligible employees based on the level of achievement of certain Company-wide and entity-specific target goals and the results of the iJacobs and iCMS Corporate Scorecards.

For fiscal 2024, select officers and leaders of the Company, including the NEOs, were eligible to participate in the LPP. As shown in the following chart, an employee’s target LPP award is calculated by multiplying (1) the NEO’s annual base salary as of July 1 of the applicable fiscal year, by (2) the NEO’s target bonus percentage. The NEO’s actual LPP award amount is calculated by multiplying (1) the NEO’s target LPP award by (2) the corporate performance achievement factor, which includes the results of the Corporate Scorecards.

Base Salary as of July 1, 2024	X	Target Percentage of Salary	=	2024 Target LPP Award

2024 Target LPP Award	X	Performance Achievement Factor	=	2024 Final LPP Award

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Fiscal 2024 LPP targets were unchanged from fiscal 2023 for all NEOs other than Mr. Nathamuni, who joined the Company in fiscal 2024. We believe the plan metrics and targets tie the executive’s compensation to Company performance and reflect market practice.

Named Executive Officer	Annual Incentive Target as a % of Base Salary
	Fiscal 2023	Fiscal 2024 (1)

Robert V. Pragada	150%	150%

Venk Nathamuni	—	100%

Steven J. Demetriou	100%	100%

Joanne E. Caruso	110%	110%

Patrick Hill	100%	100%

Kevin C. Berryman	110%	110%

(1)	Percentages reflected in this column represent the target participation percentages for active employees as of the end of the 2024 fiscal year.

Fiscal 2024 — Corporate Performance Achievement Factor Results

Each year, the Company establishes target participation percentages for each participant based on his or her role in the Company. The bonus opportunities for fiscal 2024 for all of the NEOs other than Mr. Hill and Ms. Jaramillo were split equally between iJacobs and iCMS metrics and the results of the iJacobs and iCMS Corporate Scorecards. Mr. Hill’s and Ms. Jaramillo’s fiscal 2024 bonus opportunities were tied solely to iJacobs metrics and the results of the iJacobs Corporate Scorecard. The fiscal 2024 performance achievement factor results for iJacobs and iCMS are reflected in the tables below.

iJacobs Performance Metrics	iJacobs 2024 Actual Results	iJacobs Performance Levels			iJacobs 2024 Actual Performance Level Achievement (1) (% of Payout)	Relative Weighting (%)	iJacobs 2024 Actual Performance Achievement (% of Target)
		Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)

Adj. Operating Profit	$1,049.7M	$882.0M	$1,038.0M	$1,193.0M	107.5%	60%	64.5%

DSO	50.6	54.0	53.0	49.9	177.4%	10%	17.7%

4-Qtr. Average of GP RPO Growth %	11.0%	2%	6%	10%	200.0%	15%	30.0%

Adj. EBITDA Margin % (2)	12.9%	12.7%	12.9%	13.3%	114.5%	10%	11.5%

Emission Target – CO2e(2)	76,708	68,250	65,000	61,750	0.0%	5%	0.0%

Total						100%	123.7%

(1)	Actual performance level achievement is calculated by linear interpolation between approved performance levels to determine the payout percentages.
(2)	See pages 45-46 for more information about the iJacobs Corporate Scorecard.

iCMS Performance Metrics	iCMS 2024 Actual Results	iCMS Performance Levels			iCMS 2024 Actual Performance Level Achievement (1) (% of Payout)	Relative Weighting (%)	iCMS 2024 Actual Performance Achievement (% of Target)
		Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)

Adj. Operating Profit	$478.7M	$409.0M	$481.0M	$554.0M	97.6%	60%	58.6%

DSO	68.4	70.0	67.1	64.5	66.4%	10%	6.6%

4-Qtr. Average of GP Backlog Growth%	0%	3%	8%	13%	0%	15%	0.0%

Adj. EBITDA Margin % (2)	8.9%	8.3%	8.5%	8.7%	200.0%	10%	20.0%

Emission Target – CO2e (2)	13,621	12,600	12,000	11,400	0.0%	5%	0.0%

Total						100%	85.2%

(1)	Actual performance level achievement is calculated by linear interpolation between approved performance levels to determine the payout percentages.
(2)	See pages 45-46 for more information about the iCMS Corporate Scorecard.

2025 Proxy Statement |	43

Fiscal 2024 LPP Payout

For fiscal 2024, the Compensation Committee established the minimum, target and maximum performance levels under the LPP for each NEO in November 2023, based on the following iJacobs and iCMS metrics:

•	Adjusted Operating Profit;

•	Days Sales Outstanding (“DSO”);

•	4 Qtr. Average of GP RPO Growth % for iJacobs and 4 Qtr. Average of GP Remaining Backlog Growth % for iCMS; and

•	iJacobs and iCMS Corporate Scorecards:

-	Adjusted EBITDA Margin %; and

-	Emission Target – CO2e

In July 2024, the Compensation Committee exercised its discretion by approving an adjustment to the iCMS performance results relating to a write-down of inventory in a business unit of CMS, resulting in an increase in the iCMS LPP achievement percentage from 60% to approximately 85%.

Fiscal 2024 NEO LPP Awards

Fiscal 2024 LPP payouts for all NEOs other than Mr. Hill and Ms. Jaramillo were tied to results for both iJacobs and iCMS. Mr. Hill’s and Ms. Jaramillo’s fiscal 2024 LPP payouts were based solely on iJacobs results. As noted in the table below, the fiscal 2024 Total Achievement Factor for the LPP was 104.4% of target for all of the NEOs, except for Mr. Hill and Ms. Jaramillo, whose fiscal 2024 Total Achievement Factor for the LPP was 123.7% of target. The calculation of target LPP awards and actual LPP awards for each individual NEO for fiscal 2024 is shown below.

Named Executive Officer	Performance Entity	Base Salary ($)	Target %	2024 Target Award (1) ($)	Performance Achievement Factor (% of Target)	2024 Final LPP Award (1) ($)
Robert V. Pragada	50% iJacobs & 50% iCMS	$1,350,000	150.0%	$2,025,000	104.4%	$2,116,404
Venk Nathamuni (2)	50% iJacobs & 50% iCMS	$625,000	100.0%	$625,000	104.4%	$653,211
Steven J. Demetriou	50% iJacobs & 50% iCMS	$1,250,000	100.0%	$1,250,000	104.4%	$1,306,422
Joanne Caruso	50% iJacobs & 50% iCMS	$725,000	110.0%	$797,500	104.4%	$833,497
Patrick Hill (3)	100% iJacobs	$676,776	100.0%	$676,776	123.7%	$837,314
Kevin C. Berryman	50% iJacobs & 50% iCMS	$860,000	110.0%	$946,000	104.4%	$988,198
Claudia Jaramillo (4)	100% iJacobs	$765,000	100.0%	$765,000	123.7%	$516,254

(1)	The calculation of the 2024 Final LPP Award may result in slight differences due to rounding of the Performance Achievement Factor.
(2)	The terms of Mr. Nathamuni’s offer letter included consideration for a full year LPP payment, regardless of his start date. The above payment amount reflects the full year value.
(3)	The amounts reported in this table for Mr. Hill have been converted from AUD to USD using the actual average exchange rate in September 2024 (1 AUD = 0.6768 USD).
(4)

Ms. Jaramillo separated from the Company effective as of April 15, 2024. In accordance with the terms of the Executive Severance Plan, she received a lump sum cash payment equal to her annual incentive award, based on actual performance pro-rated for the number of days that she was active during the fiscal year. See “Post-Employment Arrangements with Ms. Jaramillo” below.

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For purposes of calculating the payouts for the 2024 LPP awards:

•

iJacobs Adjusted Operating Profit means GP less selling, general and administrative expenses (“SG&A”) of the iJacobs performance unit perimeter before the impact of discontinued operations accounting adjustments, as adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets, and exclusion of amortization of purchased intangibles. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments may include, without limitation: (1) charges for restructurings; (2) gains or losses on the disposal of a segment of the business or in connection with discontinued operations; (3) charges for the impairment of goodwill or other long-lived assets; (4) gains / losses on the sale of assets; (5) major litigation settlements and/or other judgments; (6) the effects of changes in accounting principles, laws or regulations affecting reported results; and (7) costs and expenses relating to acquisitions, including integration, divestments, such as the CMS Separation Transaction, and/or strategic investments.

•

iCMS Adjusted Operating Profit means total GP less SG&A of the iCMS performance unit perimeter before the impact of discontinued operations accounting adjustments, as adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets, and exclusion of amortization of purchased intangibles. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments may include, without limitation: (1) charges for restructurings; (2) gains or losses on the disposal of a segment of the business or in connection with discontinued operations; (3) charges for the impairment of goodwill or other long-lived assets; (4) gains / losses on the sale of assets; (5) major litigation settlements and/or other judgments; (6) the effects of changes in accounting principles, laws or regulations affecting reported results; and (7) costs and expenses relating to acquisitions, including integration, divestments, such as the CMS Separation Transaction, and/or strategic investments.

•

iJacobs DSO (Days Sales Outstanding) means the average of the DSO from the four quarters of the year ended September 27, 2024, of (1) accounts receivable (net of billings in excess) of the iJacobs performance unit perimeter, before the impact of discontinuing operations accounting adjustments, at the end of each quarter divided by (2) the daily sales for each quarter.

•

iCMS DSO means the average of the DSO from the four quarters of the year ended September 27, 2024, of (1) accounts receivable (net of billings in excess) of the iCMS performance unit perimeter, before the impact of discontinuing operations accounting adjustments, at the end of each quarter divided by (2) the daily sales for each quarter.

•

iJacobs 4-Qtr Average of GP RPO Growth % is a four-quarter average of year-over-year RPO growth for the iJacobs performance unit perimeter. GP RPO is defined as the Estimate to Complete (ETC) Gross Profit on projects contracted in the portfolio, plus approved change orders or project extensions.

•

iCMS 4-Qtr Average of GP in Backlog Growth % is a four-quarter average of the iCMS performance unit perimeter year-over -year Backlog growth, which is calculated by looking at GP in Backlog as adjusted for (1) new awards, (2) scope increases of new and existing work, (3) cancellations and corrections of understatements/overstatements, (4) acquisitions and divestitures, and (5) the foreign exchange effect, less the GP burn for the fiscal year. GP in Backlog must follow the Company’s backlog rules for various contract types.

•	iJacobs and iCMS Corporate Scorecards:

○

Adjusted EBITDA Margin %: is a measure of cost efficiency and is calculated as the (adjusted net earnings of the entity’s performance unit perimeter before the impact of discontinued operations accounting adjustments, less net interest expense, less taxes, and less depreciation/amortization expense) divided by adjusted net revenue (gross revenue net of pass through costs). All financial statement line items mentioned above may be adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets, and exclusion of amortization of purchased intangibles. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments may include, without limitation: (1) charges for restructurings; (2) gains or losses on the

2025 Proxy Statement |	45

disposal of a segment of the business or in connection with discontinued operations; (3) charges for the impairment of goodwill or other long-lived assets; (4) gains / losses on the sale of assets; (5) major litigation settlements and/or other judgments; (6) the effects of changes in accounting principles, laws or regulations affecting reported results; and (7) costs and expenses relating to acquisitions, including integration, divestments, such as the CMS Separation Transaction, and/or strategic investments.

○	Emission Target – CO2e: Each entity’s focus on reduction in greenhouse gas emissions, primarily through reduction in business travel.

Equity-Based Compensation

The Compensation Committee believes that long-term equity incentives should comprise the majority of compensation for the Company’s senior leadership, including the NEOs. The Compensation Committee considers alignment with shareholder and other stakeholder interests and overall competitiveness in determining grant values to each executive. Other than off-cycle awards for new hires, promotions or retention grants, the Compensation Committee generally awards equity incentives to NEOs and senior leadership in November of each fiscal year.

To determine the dollar value of awards to be granted to the NEOs, the Compensation Committee received recommendations from the CEO with respect to equity incentives for executive officers other than himself and the Executive Chair. These recommendations were provided alongside market ranges developed by the Independent Consultant to provide recommendations in a market context. Determination of annual award values for fiscal 2024 also took into account the individual’s and the Company’s overall performance in fiscal 2023. The Compensation Committee recommended grants for the CEO and the Executive Chair as part of their overall pay packages that were approved by the Board.

In fiscal 2024, the annual equity-based compensation for our NEOs (other than Messrs. Demetriou and Berryman) consisted of the following awards:

Forms of 2024 Long-Term Incentive Grants(1)	Weight	Performance Metrics and Vesting Period

PSUs	60%	Performance Metrics: - 50% to vest based upon Adjusted EPS growth over 3-year period - 50% to vest based upon ROIC over 3-year period

RSUs	40%	25% annual vesting over 4-year period

(1)	Mr. Demetriou’s and Mr. Berryman’s fiscal 2024 annual equity-based compensation consisted 100% of RSUs vesting on November 13, 2024.

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A summary of the equity awards granted in fiscal 2024 to our NEOs is provided below:

Named Executive Officer	Grant Date	Reason for Grant	Target PSUs Awarded (1)	Target PSU Value Awarded (2)	RSUs Awarded (2)	RSU Value Awarded (2)	Total Value of All Awards (2)

Robert V. Pragada	11/15/2023	Annual Grant	37,774	$5,175,038	25,183	$3,450,071	$8,625,109
Venk Nathamuni	06/03/2024	Annual Grant	7,610	$1,050,028	5,073	$699,973	$1,750,001

	06/03/2024	New Hire Grant	—	—	3,624	$500,040	$500,040

Steven J. Demetriou	11/15/2023	Annual Grant	0	0	20,073	$2,750,001	$2,750,001

Joanne E. Caruso	11/15/2023	Annual Grant	7,884	$1,080,108	5,255	$719,935	$1,800,043

Patrick X. Hill	11/15/2023	Annual Grant	7,446	$1,020,102	4,963	$679,931	$1,700,033

Kevin C. Berryman	03/06/2024	Annual Grant	0	0	6,807	$1,000,084	$1,000,084

Claudia Jaramillo (3)	11/15/2023	Annual Grant	9,198	$1,260,126	6,131	$839,947	$2,100,073

(1)	Represents the target payout shares as described under “Executive Compensation — 2024 Grants of Plan Based Awards” below. PSUs can payout from 0-200% of target.
(2)

Represents the grant date fair value of PSUs (assuming target level of shares) and RSUs under the Company’s Stock Incentive Plan, as amended (the “Stock Incentive Plan”) computed in accordance with FASB ASC Topic 718. The grant date fair value per share for the November 15, 2023 awards was $137.00, the grant date fair value per share for the March 6, 2024 award was $146.92, and the grant date fair value per share for the June 3, 2024 awards was $137.98. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2024 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “— Narrative Disclosure to Summary Compensation Table — Payment of Dividends and Dividend Equivalent Rights” and “Compensation Discussion and Analysis — Compensation Elements — Equity-Based Compensation — Dividend Equivalents” for more information regarding Dividend Equivalents. Amounts reported in this column represent the value of the annual grant and new hire grant, as applicable.

(3)

Ms. Jaramillo separated from the Company effective as of April 15, 2024. The outstanding RSUs granted to Ms. Jaramillo will continue to vest through November 15, 2027 in accordance with the original vesting schedule and a portion of the PSUs that she would have earned through November 15, 2026, pro-rated for the number of days in the performance period that she was active, will vest based on actual performance on the normal vesting date. See “Post-Employment Arrangements with Ms. Jaramillo” below.

Fiscal 2024 Equity Awards

PSU Awards

Fiscal 2024 PSU awards will vest, following a 3-year performance period (starting on the first day of fiscal 2024 and ending on the last day of fiscal 2026), based on achievement of the following performance metrics:

-	50% of the PSUs will vest based on the Company’s level of achievement of a specified Adjusted EPS goal over a 3-year performance period (the “EPS Based PSU Awards”)

-	50% of the PSUs will vest based on the Company’s level of achievement of a specified ROIC goal over the same 3-year performance period (the “ROIC Based PSU Awards”)

The payout is determined by linear interpolation for performance achievement between the approved ranges for each year of the 3-year performance period.

The Company believes that the combination of Adjusted EPS and ROIC provides accountability for both operating and capital efficiency and encourages trade-offs between the two metrics in favor of overall value creation.

EPS Based PSU Awards:

The Compensation Committee believes that Adjusted EPS is a key indicator of a company’s performance for shareholders. It is the predominant metric used in performance-based equity awards of the Company’s peers and its use is intended to maintain the focus on profitability, growth, and financial discipline, while aligning the interests of the Company’s senior executives with the long-term interests of shareholders.

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For awards made in fiscal 2024, the number of EPS Based PSU Awards that will vest (and the corresponding number of shares that will be issued) is based on the Company’s average adjusted EPS measured at the end of fiscal 2026. For grants made in fiscal 2022 and previous years, the Company’s average Adjusted EPS is measured at the end of each fiscal year and amounts are locked in annually but are not distributed until after the 3-year performance period.

For purposes of calculating the payouts for the EPS Based PSU awards:

“Adjusted EPS” for any fiscal period is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period.

“Adjusted Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (A) as may be adjusted to eliminate the effects of (1) costs associated with restructuring and integration activities; and (2) gains or losses associated with discontinued operations,* as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has determined are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance (for these purposes, such events or transactions could include: (1) settlements of claims and litigation, (2) disposals of operations including a disposition of a significant amount of the Company’s assets, (3) losses on sales of investments, (4) changes in laws and/or regulations, and (5) acquisitions, dispositions, such as the CMS Separation Transaction, and/or strategic investments); (C) exclusion of amortization of purchased intangibles; and (D) normalized to a set effective tax rate as described in each grant’s issuance, such that fluctuations in actual effective tax rate are neither favorable nor unfavorable to performance.

*For fiscal 2024 results, CMS/C&I discontinued operations was included in adjusted net earnings for EPS and ROIC PSU award calculations for consistency with targets. However, costs and expenses associated with the CMS Separation Transaction and related restructuring activities were excluded. ECR-related discontinued operations were immaterial but excluded for consistency with targets.

The “EPS Performance Multiplier” is determined by straight line interpolation between established minimum, target and maximum goals, based upon the Company’s Adjusted EPS as measured against the indicated fiscal periods. The Compensation Committee set these metrics based on the Company’s business plan at the time of grant.

ROIC Based PSU Awards:

The Compensation Committee believes that ROIC is an effective means of linking executive compensation to value creation that holds leaders accountable for the efficient use of capital and has used this performance metric for awards since fiscal 2017.

For grants made in fiscal 2023 and 2024, the number of ROIC Based PSU Awards that will vest (and the corresponding number of shares to be issued) is based on the Company’s average adjusted ROIC measured at the end of the 3-year performance period. For grants made in fiscal 2022 and previous years, the Company’s average adjusted ROIC is measured at the end of each fiscal year and amounts are locked in annually but are not distributed until after the 3-year performance period.

For purposes of calculating the payouts for the ROIC Based PSU awards:

“Return on Invested Capital,” or ROIC, is computed by dividing Adjusted Net Earnings by the average of beginning and ending invested capital during the period, and where invested capital is the sum of equity plus long-term debt less cash and cash equivalents. For fiscal 2024, certain adjustments were applied to invested capital to reflect a balance sheet prior to the impact of CMS Separation Transaction, consistent with targets.

48	| 2025 Proxy Statement

The “ROIC Performance Multiplier” is determined by straight line interpolation between established minimum, target and maximum goals, based upon the average Company’s ROIC over the relevant fiscal periods. The Compensation Committee set these metrics based on the Company’s business plan at the time of grant.

RSU Awards

Vesting of RSU Awards

The annual RSU grants awarded to our NEOs on November 15, 2023 (except for Mr. Demetriou and Mr. Berryman) vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to the NEO’s continuous employment through each such vesting date other than in the case of death, disability or a qualified termination event, in which case, vesting will accelerate. The RSUs granted to Mr. Demetriou on November 15, 2023 vested on September 18, 2024 in connection with the CMS Separation Transaction. The RSUs granted to Mr. Berryman on March 6, 2024 vested on November 15, 2024.

Dividend Equivalent Rights

All RSU awards are entitled to accumulated dividend equivalent rights that are subject to the same vesting, payment and other terms and conditions as the underlying award to which the dividend equivalent relates. The crediting of dividend equivalents is intended to treat the equity award holders consistently with shareholders and preserve the equity-based incentives intended by the Company when the awards were granted. The dividend equivalents pay in cash upon the vesting and settlement of the underlying RSUs and are forfeited if the underlying RSUs are forfeited.

Treatment of Outstanding Equity Awards in Connection with the CMS Separation Transaction

In connection with the CMS Separation Transaction, the parties entered into the Employee Matters Agreement, which sets forth the treatment of outstanding equity awards. Pursuant to the Employee Matters Agreement, (i) on September 18, 2024, a portion of the unvested Jacobs RSUs and PSUs held by employees who would become Amentum employees following the CMS Separation Transaction, including certain awards held by Mr. Demetriou, accelerated, vested and were settled in the Company’s common stock and (ii) any remaining RSUs and PSUs that were not accelerated were converted into Amentum RSU awards following the CMS Separation Transaction. In addition, following the CMS Separation Transaction, the Compensation Committee determined to adjust the equity awards held by employees who remained with Jacobs in order to preserve the intrinsic value of such awards.

Long-Term Incentive Plan Metrics and Performance Attainment — PSUs with Performance Periods Ending in Fiscal 2024

All of our NEOs, except for Mr. Nathamuni and Ms. Jaramillo, served as executive officers of the Company in fiscal 2021 and received grants of PSUs at that time. The 2021 PSUs awards were based on a 3-year performance period. The performance metrics associated with these PSUs, as well as weighting and the associated performance period are shown below:

Performance Metric	Weighting	Performance Period

EPS	50%	Beginning on the first day of fiscal 2021 and ending on the last day of fiscal 2023

ROIC	50%	Beginning on the first day of fiscal 2021 and ending on the last day of fiscal 2023

2025 Proxy Statement |	49

2021 EPS Based PSU Awards

The 2021 EPS Based PSU awards were tied to average Annual Adjusted EPS over a 3-year performance period:

•	The performance period began in Q1 2021 and ended Q4 2023

•	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

-	1/3 of the 2021 EPS Based PSUs were based on the Annual Adjusted EPS in fiscal 2021

-	2/3 of the 2021 EPS Based PSUs were based on the average Annual Adjusted EPS from fiscal 2021 to fiscal 2022

-	The final determination as to shares to be distributed pursuant to the 2021 EPS Based PSUs was based on the average Annual Adjusted EPS from fiscal 2021 to fiscal 2023

The first two years of the program are considered a “lock-in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on average Adjusted EPS during that period. The EPS Performance Multiplier was determined by linear interpolation for results between the approved ranges for each year.

1/3 of Target EPS PSUs	X	Performance Multiplier for Annual EPS FY21	=	First Year EPS Shares Locked In

Annual Adj. EPS Fiscal Year 2021	EPS Performance Multiplier

Less than $4.66	0%

$4.66	25%

$5.50	100%

$6.35	200%

2/3 of Target EPS PSUs	X	Performance Multiplier for Average Annual EPS FY21 - FY22	-	First Year EPS Shares Locked In	=	Second Year EPS Shares Locked In

Average Annual Adj. EPS Fiscal Year 2021-2022	EPS Performance Multiplier

Less than $4.93	0%

$4.93	25%

$5.82	100%

$6.72	200%

Target EPS PSUs	X	Performance Multiplier for Average Annual EPS FY21 - FY23	-	First Year EPS Shares Locked In plus Second Year EPS Shares Locked In	=	Total number of Shares Earned and to be Issued

Average Annual Adj. EPS Fiscal Year 2021-2023	EPS Performance Multiplier

Less than $5.19	0%

$5.19	25%

$6.13	100%

$7.07	200%

50	| 2025 Proxy Statement

	FY 2021	FY 2022	FY 2023

Net Earnings to Jacobs	802,856	865,434	887,871

Shares Outstanding	131,274	129,444	127,214

EPS	$6.12	$6.69	$6.98

Average Adjusted EPS		$6.41	$6.60

The following chart summarizes the Company’s average Adjusted EPS during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	Adj. EPS	Average Annual Adj. EPS	Approved Range			EPS Performance Multiplier	Lock-In PSUs
				Min	Target	Max

Baseline Earnings	FY20	$5.14

Year 1	FY21	$6.12	$6.12	$4.66	$5.50	$6.35	173%	58%

Year 2	FY21-FY22	$6.69	$6.41	$4.93	$5.82	$6.72	165%	52%

Year 3	FY22-FY23	$6.98	$6.60	$5.19	$6.13	$7.07	150%	39.7%

							Total	149.7%

As a result of the Adjusted EPS performance over the 3-year performance period, all of the NEOs (other than Mr. Nathamuni and Ms. Jaramillo) received 149.7% of the shares underlying their target 2021 EPS Based PSUs, as shown in the following table:

Total EPS Based PSUs Granted	X	3 Year EPS Performance Multiplier	=	149.7% of Shares to be Distributed

Named Executive Officer	Vesting Date	EPS Based PSUs Granted (at Target)	% Target Earned	EPS PSU Shares Earned

Robert V. Pragada	11/18/2023	9,978	149.7%	14,936

Steven J. Demetriou	11/18/2023	32,783	149.7%	49,075

Joanne E. Caruso	11/18/2023	4,276	149.7%	6,400

Patrick X. Hill	11/18/2023	2,851	149.7%	4,267

Kevin C. Berryman	11/18/2023	8,552	149.7%	12,801

2021 ROIC Based PSU Awards

The 2021 ROIC Based PSU awards were tied to average ROIC over a 3-year performance period:

•	The performance period began in Q1 2021 and ended Q4 2023

•	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

-	1/3 of the 2021 ROIC Based PSUs were based on fiscal 2021 ROIC

-	2/3 of the 2021 ROIC Based PSUs were based on ROIC from fiscal 2021 to fiscal 2022

-	The final determination as to shares to be distributed pursuant to the 2021 ROIC Based PSUs was based on the ROIC from fiscal 2021 to fiscal 2023

2025 Proxy Statement |	51

The first two years of the program are considered a “lock-in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on ROIC during that period. The ROIC Performance Multiplier was determined by linear interpolation for results between the approved ranges for each year.

1/3 of Target ROIC PSUs	X	Performance Multiplier for Average Annual ROIC FY21	=	First Year ROIC Shares Locked In

Average Annual ROIC Fiscal Year 2021	ROIC Performance Multiplier

Less than 9.0%	0%

9.0%	25%

10.6%	100%

12.2%	200%

2/3 of Target ROIC PSUs	X	Performance Multiplier for Average Annual ROIC FY21 - FY22	-	First Year ROIC Shares Locked In	=	Second Year ROIC Shares Locked In

Average Annual ROIC Fiscal Year 2021-2022	ROIC Performance Multiplier

Less than 9.3%	0%

9.3%	25%

10.9%	100%

12.6%	200%

Target ROIC PSUs	X	Performance Multiplier for Average Annual ROIC FY21 - FY23	-	First Year ROIC Shares Locked In plus Second Year ROIC Shares Locked In	=	Total number of Shares Earned and to be Issued

Average Annual ROIC Fiscal Year 2021-2023	ROIC Performance Multiplier

Less than 9.5%	0%

9.5%	25%

11.3%	100%

13.0%	200%

	FY 2021	FY 2022	FY 2023

Stockholders’ Equity	5,940,041	6,060,057	6,550,267

(+) Short-Term Debt	53,456	50,415	61,430

(+) Long-Term Debt	2,839,933	3,357,256	2,813,471

(-) Cash	-1,014,249	-1,140,479	-926,582

Invested Capital	7,819,181	8,327,249	8,498,586

Average Invested Capital	7,224,706	8,073,215	8,412,918

Ending ROIC	10.3%	10.4%	10.4%

Average ROIC	11.1%	10.7%	10.6%

Average Return on Invested Capital		10.9%	10.8%

52	| 2025 Proxy Statement

The following chart summarizes the Company’s ROIC during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	ROIC	Average Annual ROIC	Approved Range			ROIC Performance Multiplier	Lock-In PSUs
				Min	Target	Max

Baseline	FY20	10.4%

Year 1	FY21	11.1%	11.1%	9.0%	10.6%	12.2%	132%	44%

Year 2	FY21-FY22	10.7%	10.9%	9.3%	10.9%	12.6%	101%	23%

Year 3	FY21-FY23	10.6%	10.8%	9.5%	11.3%	13.0%	79%	12%

							Total	79.0%

Total ROIC Based PSUs Granted	X	3 Year ROIC Performance Multiplier	=	79.0% of Shares to be Distributed

As a result of the ROIC performance, our NEOs (other than Mr. Nathamuni and Ms. Jaramillo) received 79.0% of the shares underlying their target 2021 ROIC Based PSUs, as shown in the following table:

Named Executive Officer	Vesting Date	ROIC Based PSUs Granted (at Target)	% Target Earned	ROIC PSU Shares Earned

Robert V. Pragada	11/18/2023	9,978	79.0%	7,881

Steven J. Demetriou	11/18/2023	32,783	79.0%	25,897

Joanne Caruso	11/18/2023	4,276	79.0%	3,376

Patrick Hill	11/18/2023	2,851	79.0%	2,251

Kevin C. Berryman	11/18/2023	8,552	79.0%	6,755

2022 EPS Based PSU Awards

The 2022 EPS Based PSU awards were tied to average Annual Adjusted EPS over a 3-year performance period:

•	The performance period began in Q1 2022 and ended Q4 2024

•	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

-	1/3 of the 2022 EPS Based PSUs were based on the Annual Adjusted EPS in fiscal 2022

-	2/3 of the 2022 EPS Based PSUs were based on the average Annual Adjusted EPS from fiscal 2022 to fiscal 2023

-

The final determination as to shares to be distributed pursuant to the 2022 EPS Based PSUs was based on the average Annual Adjusted EPS from fiscal 2022 to fiscal 2024. In accordance with the equity award treatment set forth in the Employee Matters Agreement, the Adjusted EPS as of July 2024 was used to calculate the shares distributed on September 18, 2024.

2025 Proxy Statement |	53

The first two years of the program are considered a “lock-in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on average Adjusted EPS during that period. The EPS Performance Multiplier was determined by linear interpolation for results between the approved ranges for each year.

1/3 of Target EPS PSUs	X	Performance Multiplier for Average Annual EPS FY22	=	First Year EPS Shares Locked In

Annual Adj. EPS Fiscal Year 2022	EPS Performance Multiplier

Less than $5.92	0%

$5.92	25%

$7.00	100%

$8.07	200%

2/3 of Target EPS PSUs	X	Performance Multiplier for Average Annual EPS FY22 - FY23	-	First Year EPS Shares Locked In	=	Second Year EPS Shares Locked In

Average Annual Adj. EPS – Fiscal Year 2022-2023	EPS Performance Multiplier

Less than $6.25	0%

$6.25	25%

$7.38	100%

$8.51	200%

Target EPS PSUs	X	Performance Multiplier for Average Annual EPS FY22 - FY24	-	First Year EPS Shares Locked In plus Second Year EPS Shares Locked In	=	Total number of Shares Earned and to be Issued

Average Annual Adj. EPS – Fiscal Year 2022-2024	EPS Performance Multiplier

Less than $6.60	0%

$6.60	25%

$7.79	100%

$8.99	200%

	FY 2022	FY 2023	FY 2024

Net Earnings to Jacobs	875,512	898,143	982,459

Shares Outstanding	129,444	127,214	125,960

EPS	$6.76	$7.06	$7.80

Average Adjusted EPS		$6.91	$7.21

54	| 2025 Proxy Statement

The following chart summarizes the Company’s average Adjusted EPS during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	Adj. EPS	Average Annual Adj. EPS	Approved Range			EPS Performance Multiplier	Lock-In PSUs
				Min	Target	Max

Baseline Earnings	FY21	$6.19

Year 1	FY22	$6.76	$6.76	$5.92	$7.00	$8.07	83.3%	28%

Year 2	FY22 – FY23	$7.06	$6.91	$6.25	$7.38	$8.51	68.8%	18%

Year 3	FY22 – FY24	$7.80	$7.21	$6.60	$7.79	$8.99	63.2%	17.2%

							Total	63.2%

As a result of the Adjusted EPS performance over the 3-year performance period, Mr. Demetriou received 63.2% of the shares underlying his target 2022 EPS Based PSUs, as shown in the following table:

Total EPS Based PSUs Granted	X	3 Year EPS Performance Multiplier	=	63.2% of Shares to be Distributed

Named Executive Officer	Vesting Date	EPS Based PSUs Granted (at Target)	% Target Earned	EPS PSU Shares Earned

Steven J. Demetriou (1)	09/18/2024	24,758	63.2%	15,646

(1)	Mr. Demetriou received this distribution in accordance with the Employee Matters Agreement.

2022 ROIC Based PSU Awards

The 2022 ROIC Based PSU awards were tied to average ROIC over a 3-year performance period:

•	The performance period began in Q1 2022 and ended Q4 2024

•	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

-	1/3 of the 2022 ROIC Based PSUs were based on fiscal 2022 ROIC

-	2/3 of the 2022 ROIC Based PSUs were based on ROIC from fiscal 2022 to fiscal 2023

-	The final determination as to shares to be distributed pursuant to the 2022 ROIC Based PSUs was based on the ROIC from fiscal 2022 to fiscal 2024

2025 Proxy Statement |	55

The first two years of the program are considered a “lock-in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on ROIC during that period. The ROIC Performance Multiplier was determined by linear interpolation for results between the approved ranges for each year. In accordance with the equity award treatment set forth in the Employee Matters Agreement, the ROIC as of July 2024 was used to calculate the shares distributed on September 18, 2024.

1/3 of Target ROIC PSUs	X	Performance Multiplier for Average Annual ROIC FY22	=	First Year ROIC Shares Locked In

Average Annual ROIC Fiscal Year 2022	ROIC Performance Multiplier

Less than 10.0%	0%

10.0%	25%

11.8%	100%

13.6%	200%

2/3 of Target ROIC PSUs	X	Performance Multiplier for Average Annual ROIC FY22 - FY23	-	First Year ROIC Shares Locked In	=	Second Year ROIC Shares Locked In

Average Annual ROIC Fiscal Year 2022-2023	ROIC Performance Multiplier

Less than 10.2%	0%

10.2%	25%

12.0%	100%

13.9%	200%

Target ROIC PSUs	X	Performance Multiplier for Average Annual ROIC FY22 - FY24	-	First Year ROIC Shares Locked In plus Second Year ROIC Shares Locked In	=	Total number of Shares Earned and to be Issued

Average Annual ROIC Fiscal Year 2022-2024	ROIC Performance Multiplier

Less than 10.4%	0%

10.4%	25%

12.3%	100%

14.2%	200%

	FY 2022	FY 2023	FY 2024

Stockholders’ Equity	6,060,057	6,546,218	6,704,293

(+) Short-Term Debt	50,415	61,430	825,166

(+) Long-Term Debt	3,357,256	2,813,471	2,250,318

(-) Cash	-1,140,479	-926,582	-1355,313

Invested Capital	8,327,249	8,494,537	8,424,464

Average Invested Capital	8,073,215	8,410,893	8,459,501

Ending ROIC	10.5%	10.6%	11.7%

Average ROIC	10.8%	10.7%	11.6%

Average Return on Invested Capital		10.8%	11.0%

56	| 2025 Proxy Statement

The following chart summarizes the Company’s ROIC during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	ROIC	Average Annual ROIC	Approved Range			ROIC Performance Multiplier	Lock-In PSUs
				Min	Target	Max

Baseline	FY21	11.3%

Year 1	FY22	10.8%	10.8%	10.0%	11.8%	13.6%	60.2%	20%

Year 2	FY22-FY23	10.7%	10.8%	10.2%	12.0%	13.9%	48.4%	12%

Year 3	FY22-FY24	11.6%	11.0%	10.4%	12.3%	14.2%	50.5%	18.5%

							Total	50.5%

Total ROIC Based PSUs Granted	X	3 Year ROIC Performance Multiplier	=	50.5% of Shares to be Distributed

As a result of the ROIC performance, Mr. Demetriou received 50.5% of the shares underlying his target 2022 ROIC Based PSUs, as shown in the following table:

Named Executive Officer	Vesting Date	ROIC Based PSUs Granted (at Target)	% Target Earned	ROIC PSU Shares Earned

Steven J. Demetriou (1)	09/18/2024	24,758	50.5%	12,501

(1)	Mr. Demetriou received this distribution in accordance with the Employee Matters Agreement

Other Benefits

Benefits Programs

Except for the Company’s Non-Qualified Executive Deferral Plan, which is generally available to most of senior leadership, the Executive Severance Plan and certain expatriate arrangements, the Company provides our U.S.-based NEOs with the same benefit plans offered generally to U.S. employees. Mr. Hill is provided with the same benefit plans offered generally to Australian employees, which includes certain statutory entitlements.

401(k) Plan: During fiscal 2024, the U.S.-based NEOs were eligible to participate in the Company’s 401(k) plan. The plan provided a match by the Company equal to $0.75 of every dollar contributed up to the first 6.0% of eligible pay (currently up to a 4.5% maximum match). There are no defined benefit retirement or supplemental benefit plans available for our NEOs. Mr. Hill receives statutorily-required employer superannuation contributions in accordance with the Superannuation Guarantee Contribution legislation in Australia.

Employee Stock Purchase Plans: The Company has qualified employee stock purchase plans in which all employees meeting certain minimum eligibility requirements in certain countries are eligible to participate. The Company adopted a safe-harbor plan design in 2006 that provides for a 5% discount from the closing price of a share of common stock at the end of each purchase period. The safe-harbor plan results in no accounting cost to the Company.

Non-Qualified Executive Deferral Plan: Select employees, including the U.S.-based NEOs, meeting certain compensation minimums may elect to participate in the Company’s Executive Deferral Plan (“EDP”) whereby a portion of compensation (including salary, bonus and/or equity compensation) is deferred and paid to the employees at a future date, including upon retirement or death. Participant deferrals are credited with earnings and losses based upon the actual performance of the deemed investments selected by participants with equity compensation deferrals generally being credited with earnings and losses based on the actual performance of the

2025 Proxy Statement |	57

Company’s common stock. See “Executive Compensation — Non-Qualified Deferred Compensation” below for a further description of the EDP.

Executive Severance Plan: The Company has adopted an Executive Severance Plan that provides severance benefits to certain key executives designated by the Compensation Committee from time to time, including the NEOs, in the event of either (1) a qualifying termination of employment by the Company that is unrelated to a change of control or (2) a qualifying termination of employment by the Company during the 2-year period following a change of control.

Perquisites

The Company provides limited perquisites to its executives. They may have spousal travel paid for by the Company only for an approved business purpose, in which case a related tax gross-up is provided. NEOs are also provided with financial planning assistance and annual health assessment benefits. Relocation expenses are also provided in the event an NEO relocates due to his or her role with the Company, in which case a tax gross-up is provided.

The Company leases a private aircraft to allow certain executive officers, primarily the Executive Chair and the CEO, and if approved by the CEO, the CFO and/or other senior executives, to travel for business purposes safely and efficiently. Use of a private aircraft provides a confidential and highly productive environment for executive officers to conduct business while traveling. We do not allow personal usage of the private aircraft at the Company’s expense. Incidental travel by family members of an executive officer in connection with such executive’s business travel is permitted so long as the executive reimburses the Company for the reasonable cost of such travel.

Payments Upon Termination or Change in Control

Executive Severance Plan: The Company provides an Executive Severance Plan that includes the following severance benefits to certain key executives, including the NEOs, in the event of either (1) a qualifying involuntary termination of employment that is unrelated to a change in control or (2) a qualifying termination of employment during the 2-year period following a change of control. Payments under this plan are conditioned upon the receipt of a customary waiver and general release of claims from the executive. In addition, following termination, the executives will be subject to restrictive covenants, including non-disclosure of confidential information, non-disparagement restrictions and 12-month non-competition and non-solicitation obligations. Payments under this plan do not include any tax gross-ups.

•

Non-Change in Control Severance Benefits — For fiscal 2024, in the event of a termination of the participant’s employment by the Company other than for Cause (as defined in the Executive Severance Plan), the participant will be entitled to receive the following benefits: (1) a lump sum cash payment equal to 1.5 times (for the Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination and (3) a lump sum cash payment equal to 1.5 times (for the Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual premium for continued participation in the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards that are scheduled to vest within the nine-month period following the date of termination will remain outstanding and continue to vest in accordance with their original vesting schedule.

•

Change in Control Severance Benefits — In the event of a termination of the participant’s employment by the Company other than for Cause or by the participant for Good Reason (as defined in the Executive Severance Plan), in each case within the 2-year period after a Change in Control (as defined in the Executive Severance Plan), the participant will be entitled to receive the following benefits: (1) a lump sum cash payment equal to 2 times (for the Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; and (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, prorated based on the number of days the participant was employed during the fiscal year of termination; and (3) a lump sum cash payment equal to 2 times (for the

58	| 2025 Proxy Statement

Executive Chair and the CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In the event such termination occurs, unvested and outstanding equity awards are governed by the Stock Incentive Plan, as described below.

Employment Agreements: As of the end of fiscal 2024, there are no employment agreements in effect with any of our NEOs except for Mr. Hill. Mr. Hill has an employment agreement with the Company because of our standard practice to enter into employment agreements with Australian employees.

Mr. Hill entered into an employment agreement, dated August 1, 2021, with Jacobs Group (Australia) Pty Ltd., a subsidiary of the Company, pertaining to his role as Executive Vice President, President of People & Places Solutions. Mr. Hill’s employment agreement provides for a renumeration package including an annual base salary, certain statutorily-required employer superannuation contributions, participation in the Company’s long-term and short-term incentive plans and certain other benefits, including leave entitlements and salary continuance insurance. In exchange, Mr. Hill’s employment agreement provides for compliance with various Company policies, including adherence to and participation in the Company’s BeyondZero initiative pertaining to environment, health and safety standards, and the Company’s standards for ethical behavior, as well as with certain restrictive covenants, including with respect to confidentiality, conflicts of interest, outside employment positions, anti-corruption obligations and non-solicitation.

Stock Incentive Plan: The Stock Incentive Plan provides that all plan participants, including the NEOs, who retire from the Company will receive a pro-rata portion of their outstanding PSUs, which will remain outstanding and will be eligible to vest as provided in the applicable grant agreement, with the final determination of the payout, if any, generally determined at the end of the applicable 3-year performance period. In the case of a participant whose employment is terminated due to death or Disability (as defined in the Stock Incentive Plan), the expiration date provided in the grant agreement will continue to apply for outstanding stock options, outstanding RSUs will vest on an accelerated basis as provided in the applicable grant agreement, and PSUs will remain outstanding and eligible to vest as provided in the applicable grant agreement, with the final determination of the payout, if any, generally determined at the end of the applicable 3-year performance period. Additionally, the terms of stock options, RSUs and PSUs provide for potential double trigger equity acceleration upon certain terminations following a Change in Control (as defined in the Stock Incentive Plan) as a means of focusing executive officers on shareholder interests when considering strategic alternatives. This means that if the executive officer’s employment is terminated without Cause or for Good Reason (each as defined in the Stock Incentive Plan) within two years following a Change in Control, then the executive officer’s awards will vest in full. In addition, if a Change in Control occurs and certain options, RSUs and PSUs are not assumed and continued by the acquiring or surviving corporation in the transaction (or a parent corporation thereof), then such awards will vest immediately, with awards that are subject to performance-based vesting criteria paid at a level based upon the Company’s actual performance as of the date of the Change in Control.

The estimated payments and benefits provided in each of the covered circumstances may be found under “Executive Compensation — Compensation Under Various Termination Scenarios” below.

Other Policies

Stock Ownership Guidelines

The Company has established the following stock ownership guidelines for its executive officers:

Position*	Multiple of Base Salary
Chief Executive Officer, Executive Chair	6x
Chief Financial Officer	4x
Executive Vice Presidents	3x
Other Senior Leadership (SVPs)	2x

* Or equivalent if job titles change.

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The Compensation Committee reviews each executive officer’s shareholdings of Company stock with respect to these ownership guidelines each year. As of the Record Date, all NEOs exceeded their respective guidelines, except for Mr. Nathamuni who joined the Company in June 2024. See the discussion under “Corporate Governance — Stock Ownership Guidelines” above for further information.

Insider Trading and Policy on Hedging or Pledging of Stock

The Company’s insider trading policy contains stringent restrictions on transactions in Company stock by its executive officers and directors. All trades by the Company’s executive officers and directors must be pre-cleared and are subject to black-out periods. The executive officers and directors are not permitted to trade in puts or calls of Company stock, engage in short sales of Company stock, hedge or pledge Company stock or use Company stock as loan collateral or as part of a margin account.

Stock Options

The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. Accordingly, the Company has no policies or practices to disclose under Item 402(x) of Regulation S-K.

Clawback Policies

In accordance with SEC and NYSE rules, the Compensation Committee adopted a clawback policy, effective as of September 30, 2023 (the “Effective Date”). Pursuant to the policy, the Company is required to recover or “clawback” any erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to all incentive-based compensation received by an executive officer of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement and after the Effective Date. In addition, we have an additional clawback policy for select top executives that allows the Compensation Committee to clawback all time-based and incentive-based compensation in the event of such executive’s violation of restrictive covenants or other misconduct, such as failure to supervise or conduct causing material financial, reputational or other harm to the Company or its business activities.

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Compensation Committee also retains the Independent Consultant to assist the Compensation Committee with an annual risk assessment of the Company’s compensation policies and practices.

In addition, the Company reviews all its compensation policies and practices, including incentive plan design and factors that may affect the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Company’s pay philosophy provides an effective balance in cash and equity award mix, short- and long-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s discretion to make positive and negative adjustments to payouts under the Company’s compensation plans. Further, policies to mitigate compensation-related risk include stock ownership guidelines, vesting periods on equity awards, insider-trading prohibitions, and independent Compensation Committee oversight.

Based on this review, both for our executive officers and all other employees, the Company and the Independent Consultant concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and approved this conclusion.

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EXECUTIVE COMPENSATION

The tables below provide information as required by Item 402 of Reg S-K.

Summary Compensation Table

The table below summarizes the total compensation earned by the Company’s named executive officers (“NEOs”) in fiscal 2024, 2023, and 2022.

Name & Principal Position	Fiscal Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation (5) ($)	Total ($)
Robert V. Pragada Chief Executive Officer	2024	1,338,462	—	8,625,109	2,116,404	—	39,971	12,119,945
	2023	1,177,404	—	7,939,420	1,743,141	—	38,684	10,898,649
	2022	905,385	—	5,000,068	552,417	—	34,831	6,492,702
Venk Nathamuni (6) Chief Financial Officer	2024	192,308	594,577	2,250,040	208,634	—	72,426	3,317,984

Steven J. Demetriou (7) FY24 Executive Chair	2024	1,250,000	—	2,750,001	1,306,422	—	44,962	5,351,385
	2023	1,307,211	—	3,430,785	1,655,146	—	40,632	6,433,775
	2022	1,411,154	—	12,000,106	1,170,154	—	34,107	14,615,521
Joanne E. Caruso Executive Vice President, Chief Legal and Administrative Officer	2024	719,231	—	1,800,043	833,497	—	40,394	3,393,164
	2023	654,999	—	2,246,157	797,095	—	39,627	3,737,878
	2022	670,769	—	1,600,092	372,260	—	16,181	2,659,301
Patrick X. Hill (8) Executive Vice President, President, People & Places Solutions	2024	665,497	—	1,700,033	837,314	—	18,972	3,221,816
	2023	595,869	—	1,738,677	622,389	—	16,633	2,973,568
	2022	602,669	—	1,350,132	299,932	—	16,071	2,268,804
Kevin C. Berryman (9) Former Chief Financial Officer	2024	860,000	—	1,000,084	988,198	—	41,490	2,889,773
	2023	860,000	—	3,874,504	979,290	—	38,919	5,752,712
	2022	855,385	—	3,200,038	470,799	—	28,984	4,555,206
Claudia Jaramillo (10) Former Executive Vice President and Chief Financial Officer	2024	426,115	—	2,100,073	516,254	—	1,638,741	4,681,183
	2023	677,884	—	1,958,209	637,732	—	67,238	3,341,063

(1)	Consists of base salary earned during the fiscal year including any time off with pay.
(2)	Represents sign-on bonuses for new hires, and additional non-equity incentive bonuses paid outside the Company’s LPP.
(3)

Represents the grant date fair value of stock awards granted under the Stock Incentive Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2024 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. For the fiscal 2024 amounts, this column reflects the combined value of RSUs and PSUs granted in November and December 2023 (with PSUs reflecting target performance). At the highest level of performance, the value of such fiscal 2024 PSUs on the grant date would be $10,350,076 for Mr. Pragada, $2,100,056 for Mr. Nathamuni, $2,160,216 for Ms. Caruso, $2,040,204 for Mr. Hill, and $2,520,252 for Ms. Jaramillo. Mr. Demetriou and Mr. Berryman were not granted PSUs in 2024. At the highest level of performance, the value of fiscal 2023 PSUs on the grant date would be $8,999,852 for Mr. Pragada, $2,340,251 for Ms. Caruso, and $1,800,270 for Mr. Hill, $4,199,964 for Mr. Berryman, and $2,280,309 for Ms. Jaramillo. At the highest level of performance, the value of fiscal 2022 PSUs on the grant date would be $6,000,198 for Mr. Pragada, $14,400,243 for Mr. Demetriou, $3,839,987 for Mr. Berryman, $1,919,994 for Ms. Caruso, and $1,620,449 for Mr. Hill.

(4)

Represents the annual incentive awards earned in each fiscal year pursuant to the LPP, as determined by the Compensation Committee. Fiscal 2024 awards were paid in cash. See “Compensation Discussion and Analysis — Compensation Elements — Short-Term Incentives” for a description of how non-equity incentive plan compensation is determined for the NEOs. Fiscal 2023 payments were made in the form of 55% cash and 45% RSUs. Amounts shown in this column reflect only the cash portion of the LPP awards. There were no earnings on non-equity incentive plan compensation earned or paid to the NEOs in or for fiscal 2024. Ms. Jaramillo’s award was prorated based on the number of days she was employed during the performance period.

(5)

For fiscal 2024: Mr. Pragada received $15,525 associated with a 401(k) Company match, $1,308 for basic life insurance premiums paid for by the Company, $18,868 for financial planning assistance, $442 for spousal travel to a Company event, and $3,828 for an annual health assessment. Mr. Nathamuni received $819 for basic life insurance premiums paid for by the Company, $52,053 for relocation expenses, $17,297 in taxes associated with the relocation, and $2,257 for financial planning assistance. Mr. Demetriou received $15,525 associated with a 401(k) Company match, $48 for basic life insurance premiums paid for by the Company, $20,639 for financial planning assistance

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and associated expenses, $5,771 for an annual health assessment, $800 for relocation expenses and $258 in taxes associated with the relocation, two gifts from the Company valued at a total of $1,453, and $468 in taxes associated with the gifts. Ms. Caruso received $15,525 associated with a 401(k) Company match, $941 for basic life insurance premiums paid for by the Company, $18,766 for financial planning assistance, and $5,161 for an annual health assessment. Mr. Hill received Company superannuation contributions of $18,972. Mr. Berryman received $15,525 associated with a 401(k) Company match, $1,126 for basic life insurance premiums paid for by the Company, $18,868 for financial planning assistance, and $5,971 for an annual health assessment. Ms. Jaramillo received $572 for basic life insurance premiums paid for by the Company, $10,209 for financial planning assistance, $4,280 for an annual health assessment, $50,000 for relocation expenses, $16,094 in taxes associated with the relocation, and $1,557,586 in cash severance.
(6)

Mr. Nathamuni joined the Company as CFO on June 3, 2024, and received a $150,000 sign-on bonus, as well as an additional non-equity incentive payment, which was not granted pursuant to the LPP, in the amount of $444,577, based on actual LPP performance for the period from September 30, 2023 through June 2, 2024, in accordance with his offer letter.

(7)	Mr. Demetriou separated from the Company upon the CMS Separation Transaction. See “Separation with Mr. Demetriou” below.
(8)	The amounts for fiscal 2024 reported in this table for Mr. Hill that are paid in AUD have been converted to USD using the actual average exchange rate in September 2024 (1 AUD = 0.6768 USD).
(9)	Mr. Berryman served as the Company’s interim CFO from March 29, 2024 through June 2, 2024.
(10)	Ms. Jaramillo separated from the Company effective April 15, 2024. See “Post-Employment Arrangements with Ms. Jaramillo” below.

Narrative Disclosure to Summary Compensation Table

Payment of Dividends and Dividend Equivalent Rights

The Company currently pays a quarterly cash dividend. With respect to RSUs, when the Company pays a cash dividend on its outstanding common stock, each holder of RSUs is credited with a dollar amount equal to (1) the per-share cash dividend, multiplied by (2) the total number of RSUs held by such individual on the record date for that dividend. These are referred to as Dividend Equivalents. Dividend Equivalents vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash when the share of common stock (or, in the case of a cash-settled RSU, the cash) underlying the RSU is delivered to the award holder.

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2024 Grants of Plan-Based Awards

The table below summarizes all grants of plan-based awards to the NEOs in fiscal 2024:

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)						All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Robert V. Pragada	11/15/2023										25,183	3,450,071
	11/15/2023				4,722	(4)	18,887	(4)	37,774	(4)		2,587,519
	11/15/2023				4,722	(5)	18,887	(5)	37,774	(5)		2,587,519
		506,250	2,025,000	4,050,000
Venk Nathamuni	6/3/2024										8697	1,200,012
	6/3/2024				951	(4)	3,805	(4)	7,610	(4)		525,014
	6/3/2024				951	(5)	3,805	(5)	7,610	(5)		525,014
		156,250	625,000	1,250,000
Steven J. Demetriou	11/15/2023										20,073	2,750,001
		312,500	1,250,000	2,500,000
Joanne Caruso	11/15/2023										5,255	719,935
	11/15/2023				986	(4)	3,942	(4)	7,884	(4)		540,054
	11/15/2023				986	(5)	3,942	(5)	7,884	(5)		540,054
		199,375	797,500	1,595,000
Patrick X. Hill	11/15/2023										4,963	679,931
	11/15/2023				931	(4)	3,723	(4)	7,446	(4)		510,051
	11/15/2023				931	(5)	3,723	(5)	7,446	(5)		510,051
		169,194	676,776	1,353,553
Kevin C. Berryman	3/6/2024										6,807	1,000,084
		236,500	946,000	1,892,000
Claudia Jaramillo	11/15/2023										6,131	839,947
	11/15/2023				1,150	(4)	4,599	(4)	9,198	(4)		630,063
	11/15/2023				1,150	(5)	4,599	(5)	9,198	(5)		630,063
		191,250	765,000	1,530,000

(1)

Amounts represent the 2024 projected award under the LPP based on the Company’s internal plan at the start of fiscal 2024. See “Compensation Discussion and Analysis — Compensation Elements — Short-Term Incentives” above for a description of the LPP and the way bonuses are computed. The amounts reported in the “Threshold,” “Target” and “Maximum” columns reflect estimated future payouts under the LPP.

(2)	Amounts represent the threshold, target and maximum payout shares of awards of EPS Based PSUs and ROIC Based PSUs granted under the Stock Incentive Plan in fiscal 2024.
(3)	Represents the RSUs granted under the Stock Incentive Plan.
(4)

Represents the threshold, target and maximum payout shares of the grants of the EPS Based PSUs that each NEO could earn under the Stock Incentive Plan. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity Based Compensation — Fiscal 2024 Equity Awards — EPS Based Awards” for a discussion of how the number of shares ultimately issued will be determined.

(5)

Represents the threshold, target and maximum payout shares of the grants of the ROIC Based PSUs that each NEO could earn under the Stock Incentive Plan. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity Based Compensation — Fiscal 2024 Equity Awards — ROIC Based Awards” for a discussion of how the number of shares ultimately issued will be determined.

(6)

Represents the grant date fair value of RSUs and PSUs granted (assuming target level of shares) under the Stock Incentive Plan computed in accordance with FASB ASC Topic 718. The grant date fair value for those awards granted on November 15, 2023 was $137.00 per share, the grant date value for the award granted on March 6, 2004 was $146.92, and the grant date value for the awards granted on June 3, 2024 was $137.98 per share. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2024 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “— Narrative Disclosure to Summary Compensation Table — Payment of Dividends and Dividend Equivalent Rights” above and “Compensation Discussion and Analysis — Compensation Elements — Equity-Based Compensation — Dividend Equivalents” above for more information regarding Dividend Equivalents.

(7)

Amounts reported for Mr. Hill under the column “Estimated Future Payouts under Non-Equity Incentive Plan Awards” have been converted from AUD to USD using the actual average exchange rate in September 2024 (1 AUD = 0.6768 USD).

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Outstanding Equity Awards of NEOs at 2024 Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End for 2024
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price (2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)		Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested (6) ($)
Name/Grant Date	Exercisable (#)	Unexercisable (#)
Robert V. Pragada
11/18/2020					3,326		517,293
11/17/2021					6,877		1,069,580	10,316	1,604,447
11/17/2021								10,316	1,604,447
11/16/2022					18,018		2,802,340	18,017	2,802,184
11/16/2022								18,017	2,802,184
12/01/2022					2,352		365,807
11/15/2023					25,183		3,916,712	18,887	2,937,495
11/15/2023								18,887	5,874,990

Venk Nathamuni
06/03/2024					5,073		789,004	3,805	591,792
06/03/2024					3,624		563,641	3,805	1,183,583

Steven J. Demetriou
11/17/2021					8,253	(7)	1,283,589

Joanne Caruso
11/18/2020					1,426		221,786
11/17/2021					2,201		342,322	3,301	513,405
11/17/2021								3,301	513,405
11/16/2022					4,684		728,503	4,685	728,658
11/16/2022								4,685	728,658
12/01/2022					1,586		246,671
11/15/2023					5,255		817,310	3,942	613,099
11/15/2023								3,942	1,226,199

Patrick X. Hill
11/18/2020					951		147,909
11/17/2021					1,857		288,819	2,786	433,307
11/17/2021								2,786	433,307
11/16/2022					3,603		560,375	3,604	560,530
11/16/2022								3,604	560,530
12/01/2022					1,278		198,767
11/15/2023					4,963		771,895	3,723	579,038
11/15/2023								3,723	1,158,076

Kevin C. Berryman
05/28/2015	14,875		43.34	05/28/2025
11/18/2020					2,851		443,416
11/17/2021					4,402		684,643	6,602	1,026,809
11/17/2021								6,602	1,026,809
11/16/2022					8,409		1,307,852	8,408	1,307,696
11/16/2022								8,408	1,307,696
12/01/2022					2,005		311,838
03/06/2024					6,807		1,058,693

Claudia Jaramillo
07/01/2022					2,849		443,105	4,272	664,424
07/01/2022								4,272	664,424
11/16/2022					4,564		709,839	2,149	334,234
11/16/2022								2,149	334,234
11/15/2023					6,131		953,554	638	99,228
11/15/2023								638	198,456

(1)	All stock options have a total term of 10 years from the date of grant.
(2)

All outstanding employee stock options were granted under the Stock Incentive Plan with an exercise price equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date. Following the CMS Separation Transaction, these stock options remained outstanding and were adjusted in a manner intended to preserve the intrinsic value of such awards. Employees who remained with the Company were conferred 1.1802 options for each option held immediately prior to the CMS Separation Transaction, and the exercise price of such options was reduced by the divisor 1.1802.

(3)

Represents the number of unvested shares of RSUs granted under the Stock Incentive Plan. The RSUs awarded on December 1, 2022 recognize earnings as part of the fiscal 2022 LPP award and vest ratably over 3 years beginning with the first anniversary of the grant date. The RSUs granted on November 18, 2020, November 17, 2021, November 16, 2022, and November 15, 2023 vest ratably over 4 years

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beginning on the first anniversary of the grant date. The 6,807 RSUs granted on March 6, 2024 to Mr. Berryman cliff vest on November 15, 2024. The 5,073 RSUs granted on June 3, 2024 to Mr. Nathamuni vest ratably over 4 years beginning on the first anniversary of the grant date, and the 3,624 RSUs granted on the same date to Mr. Nathamuni vest ratably over 2 years beginning on the first anniversary of the grant date. The 5,697 RSUs granted on July 1, 2022 to Ms. Jaramillo vest ratably over 4 years beginning on the first anniversary of the grant date. Following the CMS Separation Transaction, the 8,253 RSUs held by Mr. Demetriou were converted to and adjusted into Amentum RSUs in a manner intended to preserve the intrinsic value of such awards. Employees who remained with the Company were conferred 1.1802 RSUs for each RSU held immediately prior to the CMS Separation Transaction. RSU grants include dividend equivalent rights that accumulate and vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash at the same time the share of common stock underlying the RSU is delivered to the award holder.
(4)	The market value of outstanding awards of RSUs is computed using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History on September 27, 2024, which was $155.53.
(5)

Represents the number of unvested target shares of PSUs (EPS Based PSUs and ROIC Based PSUs) granted under the Stock Incentive Plan. The awards of PSUs vest based on actual performance over a three-year performance period. Following the CMS Separation Transaction, these PSUs remained outstanding and were adjusted in a manner intended to preserve the intrinsic value of such awards. Employees who remained with the Company were conferred 1.1802 PSUs for each PSU held immediately prior to the CMS Separation Transaction.

(6)

The market value of outstanding PSUs (EPS Based PSUs and ROIC Based PSUs) was computed by using $155.53, the closing price of the Company’s common stock as quoted by the NYSE Composite Price History on September 27, 2024.

(7)

Represents RSUs granted to Mr. Demetriou on November 17, 2021, otherwise scheduled to vest in November 2025, that were adjusted and converted to Amentum RSUs following the CMS Separation Transaction in a manner intended to preserve the intrinsic value of such award using a 5.2582 adjustment ratio pursuant to the terms of the Employee Matters Agreement.

Option Exercises and Stock Vested in Fiscal 2024

The following table provides information on stock options that were exercised and on RSUs that vested in fiscal 2024 for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Robert V. Pragada	—	—	74,131	10,398,932
Venk Nathamuni	—	—	—	—
Steven J. Demetriou (2)	—	—	201,382	27,914,198
Joanne E. Caruso	—	—	16,157	2,176,175
Patrick X. Hill	—	—	10,986	1,479,203
Kevin C. Berryman	2,125	220,596	65,457	9,233,747
Claudia Jaramillo	—	—	9,346	1,285,060

(1)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the vesting date.
(2)

For Mr. Demetriou, includes RSUs and PSUs that vested and settled in accordance with their terms in November 2023, as well as certain RSUs and PSUs that were otherwise scheduled to vest in November 2024, but were accelerated and settled on September 18, 2024 pursuant to the terms of the Employee Matters Agreement, with the number of accelerated PSUs that vested determined based on actual performance through July 31, 2024, as determined by the Compensation Committee. Additionally, the unvested portion of Mr. Demetriou’s December 2022 RSU award associated with the fiscal year 2022 LPP, which was scheduled to vest 50% in December 2024 and 50% in December 2025, was also accelerated and settled on September 18, 2024 pursuant to the terms of the Employee Matters Agreement.

Non-Qualified Deferred Compensation

As described above, employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (“EDPs”) whereby a portion of compensation (including salary, bonus and/or equity compensation) is deferred and paid to the employee at some future date. The EDPs are non-qualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, and upon retirement or death. Participant contributions are credited with earnings and losses based upon the actual performance of the deemed investments selected by participants.

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For the EDPs in which the NEOs participate (the “Variable Plans”), accounts are credited (or debited) based on the actual earnings (or losses) of the deemed investments selected by the individual participants. Participation in the EDPs is voluntary. All EDPs operate under a single trust. Although there are certain change-in-control features within the EDPs, no benefit enhancements occur upon a change in control. The investment options are notional and used for measurement purposes only. The NEOs do not own any units in the actual funds. In general, the investment options consist of several mutual and index funds comprising stocks, bonds, and money market accounts.

The following table shows the EDP account activity during fiscal 2024 for the NEOs. Prior to fiscal 2018, executive officers were only permitted to defer salary and cash bonus amounts. Beginning in fiscal 2018, executive officers could also defer equity awards.

Non-Qualified Deferred Compensation for 2024

Name	Deferred Compensation Plan	Executive Contribution During Last Fiscal Year (1) ($)	Aggregate Earnings During Last Fiscal Year (2) ($)	Aggregate Withdrawals/ Distributions During Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End (3) ($)

Robert V. Pragada	Variable Plans	0	0	0	0

Venk Nathamuni	Variable Plans	0	0	0	0

Steven J. Demetriou (4)	Variable Plans	0	101,411	0	535,048

Joanne E. Caruso	Variable Plans	0	0	0	0

Patrick X. Hill (5)	N/A	—	—	—	—

Kevin C. Berryman	Variable Plans	86,000	2,014,592	0	15,203,042

Claudia Jaramillo	Variable Plans	—	—	—	—

(1)	All executive contributions are included in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	Earnings are included in the Summary Compensation Table to the extent they exceed 120% of the IRS prescribed applicable federal rate.
(3)

Balances at the end of the fiscal year consist of (1) salary, bonus and equity compensation deferrals, and associated accumulated dividends, made by the executive over time, beginning when the executive first joined the plan, plus (2) all earnings and losses credited on all deferrals, less (3) all pre-retirement distributions, if any, taken by the executive since the executive first joined the plan.

(4)

In September 2024, Mr. Demetriou’s balance in the Jacobs Executive Deferral Plan (the “Jacobs EDP”) was transferred to the Jacobs Technology Executive Deferral Plan (the “Jacobs Technology EDP”), a mirror plan established pursuant to the terms of the Employee Matters Agreement in connection with the CMS Separation Transaction. The Jacobs Technology EDP, which was assumed by Amentum in connection with the CMS Separation Transaction, generally has the same terms, conditions, and provisions as the Jacobs EDP.

(5)	Because Mr. Hill is not a U.S. citizen, he is not eligible to participate in the Jacobs EDP.

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Compensation Under Various Termination Scenarios

The following table quantifies the estimated severance and benefits payable to our NEOs, other than Mr. Demetriou and Ms. Jaramillo, as a result of the following terminations of employment on September 27, 2024: (1) qualifying termination in connection with a change in control, (2) termination due to death or disability, (3) retirement approved by the Compensation Committee, and (4) involuntary termination by the Company without cause (in the absence of a Change in Control). Mr. Demetriou and Ms. Jaramillo separated from the Company prior to the date of this proxy statement, and their separations and any related benefits actually received are discussed immediately below the table.

	Change in Control (4) ($)	Death or Disability (5) ($)	Retirement (6) ($)	Involuntary Termination (7) ($)
Robert V. Pragada
Non-Equity Incentive Compensation (1)	—	2,025,000	—	—
Unvested RSUs (2)	8,671,731	8,671,731	—	3,148,083
Unvested PSUs (3)	12,278,622	6,358,223	—	1,859,555
Cash Severance Benefits	8,950,711	1,000,000	—	6,730,461
Total	29,901,064	18,054,954	—	11,738,098
Venk Nathamuni
Non-Equity Incentive Compensation (1)	—	625,000	—	—
Unvested RSUs (2)	1,352,644	1,352,644	—	—
Unvested PSUs (3)	1,142,158	147,869	—	—
Cash Severance Benefits	1,950,485	626,000	—	1,950,485
Total	4,445,287	2,751,513	—	1,950,485
Joanne E. Caruso
Non-Equity Incentive Compensation (1)	—	797,500	833,497	—
Unvested RSUs (2)	2,356,591	2,356,591	—	963,197
Unvested PSUs (3)	3,013,393	1,675,478	1,675,478	595,036
Cash Severance Benefits	2,391,610	726,000	—	2,391,610
Total	7,761,594	5,555,568	2,508,975	3,949,843
Patrick X. Hill
Non-Equity Incentive Compensation (1)	—	676,776	—	—
Unvested RSUs (2)	1,967,766	1,967,766	—	771,273
Unvested PSUs (3)	2,569,845	1,391,139	—	502,202
Cash Severance Benefits	2,190,867	1,015,200	—	2,190,867
Total	6,728,477	5,050,881	—	3,464,342
Kevin C. Berryman
Non-Equity Incentive Compensation (1)	—	946,000	—	—
Unvested RSUs (2)	3,806,441	3,806,441	—	2,436,222
Unvested PSUs (3)	3,406,617	2,509,656	—	1,190,072
Cash Severance Benefits	2,828,940	861,000	—	2,828,940
Total	10,041,998	8,123,097	—	6,455,234

(1)	The amount of annual incentive compensation that would be paid to the NEOs assuming a termination of employment as of September 27, 2024.
(2)

Under the Stock Incentive Plan, the amount that would be earned related to unvested RSUs as of September 27, 2024. Value is computed by using the $155.53 closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on September 27, 2024.

(3)

Under the Stock Incentive Plan, the amount that would be earned related to unvested PSUs as of September 27, 2024. Upon a qualifying termination of employment during the 2-year period following a change in control, outstanding PSUs would vest and be earned based on actual performance at the time of the qualifying termination of employment. Upon death or disability, PSUs would remain outstanding and become earned based on actual performance at the end of the performance period, prorated for the number of days worked during the vesting period. For all NEOs, upon an involuntary termination of employment without cause, in the absence of a change in control, PSUs that are scheduled to vest within the 9-month period following the date of termination will remain outstanding and become earned based upon actual performance, as provided for in the Executive Severance Plan. For purposes of the amounts reported in the table, we applied actual performance achievement results for the most recently completed 3-year performance period, and for all other outstanding PSUs

2025 Proxy Statement |	67

we applied the forecasted performance achievement results. We then multiplied such number of PSUs by the $155.53 closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on September 27, 2024.
(4)

In the event of a qualifying involuntary termination during the 2-year period following a change in control (as defined in the Executive Severance Plan), all NEOs receive the following benefits under the Executive Severance Plan: (1) a lump sum cash payment equal to 2 times (for the CEO) or 1 times (for the other NEOs) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination; and (3) a lump sum cash payment equal to 2 times (for the CEO) or 1 times (for the other NEOs) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards will vest in full, with PSUs vesting based on actual performance as of the date of such qualifying termination of employment.

(5)

In the event of a termination of employment due to death or disability, the NEOs will receive the following benefits: (i) an amount equal to the NEO’s target annual incentive award, prorated for the number of days worked during the fiscal year, and (ii) accelerated vesting of all outstanding options and RSUs, and outstanding PSUs will remain outstanding and become earned based on actual performance at the end of the applicable performance period, prorated for the number of days worked during the vesting period. Additionally, in the event of the NEO’s death, the U.S.-based NEOs will receive a life insurance amount, as elected by the NEO, and Mr. Hill will receive up to 1,500,000 AUD as part of the Death & Total and Permanent Disablement benefit automatically provided to all Australian employees via their Superannuation (pension) fund contributions. This amount has been converted from AUD to USD using the actual average exchange rate in September 2024 (1 AUD = 0.6768 USD).

(6)

None of the NEOs, other than Ms. Caruso, qualifies for “Retirement” benefits. Upon retirement, Ms. Caruso would be eligible to receive her fiscal 2024 LPP payment based on actual performance. In addition, Ms. Caruso’s outstanding PSUs would remain outstanding and become earned based on actual performance at the end of the applicable performance period, prorated for the number of days worked during the vesting period.

(7)

In the event of a qualifying involuntary termination of employment unrelated to a change in control, all NEOs receive the following benefits under the Executive Severance Plan: (1) a lump sum cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination, and (3) a lump sum cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards that are scheduled to vest within the 9-month period following the date of termination will continue to vest in accordance with their original vesting schedule, but the NEOs do not recognize any value for these at the time of separation.

Post-Employment Arrangements with Ms. Jaramillo

Ms. Jaramillo’s employment with the Company was terminated without cause, effective April 15, 2024. Ms. Jaramillo entered into a separation agreement with the Company documenting her receipt of severance benefits for a qualifying termination of employment not in connection with a change in control, as provided for under the Company’s Executive Severance Plan and equity award agreements. These benefits include a lump sum cash severance payment of $1,557,586 comprising (i) the sum of Ms. Jaramillo’s then-current base salary and target annual incentive award, (ii) the annual value of financial planning services, and (iii) Ms. Jaramillo’s annual COBRA premium, each multiplied by her applicable severance multiplier (one (1)). She also remained eligible for a fiscal year 2024 annual incentive award based on actual performance and prorated for the number of days worked during the fiscal year of termination, which was paid in the amount of $516,254 at such time as payments under the LPP were paid to employee participants. In addition, Ms. Jaramillo’s unvested and outstanding equity awards remained eligible to vest as scheduled, consisting of 13,544 RSUs, and a pro-rata portion of her outstanding PSUs (14,188 PSUs at target), that she would have earned through November 15, 2026 had no termination occurred, based on actual performance. In exchange for these benefits, Ms. Jaramillo remains bound by various restrictive covenants, including perpetual non-disclosure of the Company’s trade secrets and confidential and proprietary information.

Separation with Mr. Demetriou

Mr. Demetriou separated from the Company upon the CMS Separation Transaction and became Executive Chair of Amentum. Pursuant to the Employee Matters Agreement, Mr. Demetriou’s RSUs and PSUs that were otherwise scheduled to vest in November 2024 were accelerated and settled on September 18, 2024, with the number of accelerated PSUs that vested determined based on actual performance through July 31, 2024, as determined by the Compensation Committee. Additionally, the unvested portion of Mr. Demetriou’s December 2022 RSU award associated with the fiscal year 2022 LPP, which was scheduled to vest 50% in December 2024 and 50% in December 2025, was also accelerated and settled on September 18, 2024 pursuant to the terms of the Employee Matters Agreement. Specifically, a total of 28,147 PSUs and 44,235 RSUs, with an aggregate value

68	| 2025 Proxy Statement

of $10,534.476.28 based on the closing price of a share of the Company’s common stock on September 18, 2024, were accelerated and settled. The one remaining tranche of 8,253 RSUs granted to Mr. Demetriou on November 17, 2021, otherwise scheduled to vest in November 2025, was adjusted and converted to Amentum RSUs following the CMS Separation Transaction in a manner intended to preserve the intrinsic value of such award using a 5.2582 adjustment ratio pursuant to the terms of the Employee Matters Agreement.

Equity Compensation Plan Information

The following table presents certain information about our equity compensation plans as of September 27, 2024:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (Column A)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (Column B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column A) (Column C)

Equity compensation plans approved by shareholders (1)(2)	28,929	$35.94	3,273,982

Equity compensation plans not approved by shareholders	—	—	—

Total	28,929	$35.94	3,273,982

(1)

The number in Column A excludes purchase rights accruing under the Jacobs Solutions Inc. 1989 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), our broad-based, shareholder-approved employee stock purchase plan. The ESPP gives employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occur monthly. Our shareholders have authorized a total of 31.0 million shares of common stock to be issued through the ESPP. From the inception of the ESPP through September 27, 2024, a total of 28.8 million shares have been issued, leaving 2.2 million shares of common stock available for future issuance at that date. Following the CMS Separation Transaction, the number of shares issuable by the Company was adjusted in a manner intended to preserve the intrinsic value of the shares, such that 1.1802 shares were issuable for each share issuable immediately prior to the CMS Separation Transaction.

(2)

Our shareholders have authorized a total of 30,950,000 shares of common stock to be issued through the Stock Incentive Plan and Outside Director Stock Plan, leaving 3.3 million shares of common stock available for future issuance as of September 27, 2024. Following the CMS Separation Transaction, the number of shares issuable by the Company was adjusted in a manner intended to preserve the intrinsic value of the shares, such that 1.1802 shares were issuable for each share issuable immediately prior to the CMS Separation Transaction.

Pay Ratio

The following table sets forth the ratio of our CEO’s total compensation to that of our median employee for fiscal 2024.

CEO total annual compensation	$12,119,945

Median Employee total annual compensation	$97,999

Ratio of CEO to Median Employee total annual compensation	124 to 1

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The pay ratio above is a reasonable estimate calculated in a manner consistent with SEC rules, as well as the methodology described below.

2025 Proxy Statement |	69

To calculate the fiscal 2024 CEO pay ratio, we used the same median employee that we used for purposes of calculating the CEO pay ratio for each of fiscal 2023 and fiscal 2022, as during fiscal 2024 there was no change in our employee population or compensation programs that we reasonably believe would result in a significant change to our CEO pay ratio. The measurement date for purposes of identifying the median employee was June 30, 2022. We calculated such median employee’s total annual compensation in the same manner as we calculated our CEO’s total annual compensation in the Summary Compensation Table. For the CEO’s compensation amount, we used the total compensation reported in the Summary Compensation Table for Mr. Pragada.

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Pay-versus-Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K
under the Securities Act, we are providing the following information about the relationship between “Compensation Actually Paid” (herein referred to as “CAP”) to our CEO and our other NEOs as compared to the Company’s total shareholder return (“TSR”), the TSR of our selected peer group, our GAAP net income, and our company-selected performance measure, Adjusted EPS. As the table below demonstrates, there is a strong relationship between our financial outcomes, particularly TSR, and CAP for both our CEOs and the remaining NEOs. The Compensation Committee believes this illustrates the effectiveness of the Company’s pay-for-performance
approach.
For further information concerning the Company’s performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
2024 Pay vs. Performance Table

Year	Summary Compensation Table Total for Former CEO (Demetriou) (1)	Compensation Actually Paid to Former CEO (Demetriou) (1) (3)	Summary Compensation Table Total for CEO (Pragada) (2)	Compensation Actually Paid to CEO (Pragada) (2) (3)	Average Summary Compensation Table Total for Other NEOs (4)	Average Compensation Actually Paid to Other NEOs (3) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (6) ($MM)	Adj. EPS (7)
							Jacobs TSR (5)	Peer Group TSR (5)

2024	N/A	N/A	$12,119,945	$15,617,273	$3,809,218	$3,870,719	$173	$157	$773	$8.00

2023	$6,433,775	$16,401,745	$10,898,649	$15,676,003	$4,128,458	$7,040,687	$150	$122	$667	$7.20

2022	$14,615,521	$16,124,394	N/A	N/A	$4,242,112	$3,513,697	$119	$106	$644	$6.93

2021	$16,275,230	$39,002,853	N/A	N/A	$6,557,631	$10,527,045	$144	$133	$477	$6.29

(1)	Fiscal 2023 compensation for Mr. Demetriou reflects his service as Chief Executive Officer until January 24, 2023, when he became Executive Chair.
(2)
Fiscal 2023 compensation for Mr. Pragada reflects his service as Chief Executive Officer starting January 24, 2023, and compensation received under his prior role as President and Chief Operating Officer (“COO”).

(3)	CAP reflects the SEC methodology, with adjustments for calculating CAP from the Summary Compensation Table values provided in the table below.
(4)	NEOs used for the average NEO for each fiscal year are as follows:
-	2024: Kevin Berryman, Joanne Caruso, Steven J. Demetriou, Patrick X. Hill, Claudia Jaramillo, and Venk Nathamuni
-	2023: Steve Arnette, Kevin Berryman, Joanne Caruso, Steven J. Demetriou, Patrick X. Hill, and Claudia Jaramillo
-	2022: Kevin Berryman, Joanne Caruso, Dawne S. Hickton, Patrick X. Hill, and Bob Pragada
-	2021: Kevin Berryman, Joanne Caruso, Dawne S. Hickton, and Bob Pragada.
(5)
Cumulative TSR is measured as of a beginning date of October 1, 2020 (i.e., September 30, 2020 stock price is the base date for calculation); and peer group TSR reflects values for the S&P 1500 IT Consulting & Other Services Index, as disclosed in our fiscal 2024 Annual Report on Form
10-K.
Both cumulative TSR and peer group TSR are calculated in the same manner as disclosed in our fiscal 2024 Annual Report on Form
10-K,
in accordance with Item 201(e) of Regulation
S-K.

(6)	Net Income reflects GAAP net income, as disclosed in our financial statements.
(7)
The Company-selected measure that we believe represents the most important financial performance measure used to link CAP for fiscal 2023 to Company performance is Adjusted EPS. Adjusted EPS is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period. For a definition of Adjusted Net Earnings, please refer to page 48.

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Adjustments to Calculate Compensation Actually Paid

			Equity Awards (1)

Year	Executive	SCT Total	Deduct SCT Stock & Option Awards	Add Year-End Value of Unvested Equity Granted in Year	Add Year- End Value of Vested Equity Granted in Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Prior Years	Deduct Value of Awards Forfeited in Year	Total CAP

2024	CEO (Pragada)	$12,119,945	($8,625,109)	$9,791,702	N/A	$1,660,158	$670,577	N/A	$15,617,273
	Average NEO	$3,809,218	($1,933,379)	$1,444,070	$486,904	$433,510	($79,450)	($290,154)	$3,870,719

(1)	The fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in the Company’s financial statements.
Relationship Between CAP and Certain Performance Measures
The Pay versus Performance table above and the charts below illustrate the following:

•
CAP to our CEO (former and current) and average NEO has generally tracked with our TSR performance. This alignment reflects the design choices of our compensation program that include significant equity incentives that accumulate over each
3-year
performance period, with changes in the value of executives’ outstanding equity holdings closely reflecting changes in our stock price.

-
A moderate decline in Jacobs’ stock price in 2024 coincided with a small decrease in CEO and average NEO CAP. Changes in the composition of our NEOs produce some divergence between stock price changes and overall CAP. Average NEO CAP was also impacted by the accelerated vesting of equity granted in the year for Mr. Demetriou and the forfeiture of equity granted In prior years for Ms. Jaramillo.

-
Jacobs’ TSR has outperformed the Pay versus Performance comparator group, the S&P 1500 IT Consulting & Other Services Index, over the
4-year
period. However, our stock price declined in 2024, consistent with a decline in our comparator group, driving CAP down this year.

•
CAP, GAAP Net Income and EPS do not move in line with one another year-over-year given the accounting impact of items such as costs associated with restructuring activities, gains or losses from discontinued operations, or other unusual items. Unlike TSR, which is a forward-looking measure that directly impacts the value of unvested awards
, CAP is expected to move with Net Income and EPS over time, but not necessarily year by year.

Jacobs CEO and NEO CAP vs. TSR
Total Pay ($MM)
Indexed TSR (2020 = 100)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
200
180
160
140
120
100
80
60
40
20
0
100
144
119
182
173
$39.0
$10.5
$16.1
$3.5
$16.4
$7.0
$15.7
$3.9
$15.6
2020
2021
2022
2023
2024
CEO CAP (Demetriou)
Avg. Non-CEO NEO CAP
CEO CAP (Pragada)
Jacobs TSR
S&P 1500 IT Consulting & Other Services TSR

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Unranked List of the Company’s Most Important Financial Performance Metrics
The table below lists our most
important
performance measures used to link CAP to our NEOs to company performance over the fiscal year ending September 27, 2024. These measures are used to determine payouts for our annual and long-term incentive plans. For more information on our incentive plan measures and goals, refer to “Compensation Discussion & Analysis.” The performance measures included in this table are not ranked by relative importance.

Most Important Financial Performance Metrics

Adjusted EPS

Adjusted Operating Profit

ROIC

Adjusted EBITDA Margin

DSO

2025 Proxy Statement |	73

INTRODUCTION TO PROPOSALS 3 – 7

Elimination of the Company’s Supermajority Voting Requirements

The Charter currently includes certain supermajority voting requirements that apply in limited situations. In connection with the 2024 Annual Meeting, the Company received a shareholder proposal requesting that the Company amend its governing documents to eliminate any voting requirements that call for a greater than simple majority vote and replace them with a majority of votes cast standard. Although this shareholder proposal was not properly presented at the meeting and therefore did not go to a vote, the Board and the Nominating and Corporate Governance Committee nonetheless remained committed to undertaking a comprehensive review of the Company’s supermajority voting requirements and to recommend any appropriate changes at the 2025 Annual Meeting, as outlined in the Company’s response to the proposal.

In accordance with such commitment, over the last year, the Board and the Nominating and Corporate Governance Committee, with the assistance of outside corporate governance experts, carefully evaluated the advantages and disadvantages of each of the supermajority requirements contained in the Company’s governing documents as well as other relevant considerations.

In particular, the Board and the Nominating and Corporate Governance Committee considered prevailing market practices in favor of majority voting, including among peer companies, the views of proxy advisors and other governance stakeholders, the amount of anticipated support received by the 2024 shareholder proposal, the feedback received from our shareholders following the 2024 Annual Meeting, and the Company’s desire to be responsive to shareholder concerns and preferences and overall commitment to maintaining strong governance practices. After weighing these considerations, the Board and the Nominating and Corporate Governance Committee have determined that eliminating all of the Company’s supermajority voting requirements is in the best interests of the Company and its shareholders. As a result, the Board has unanimously approved, and recommends that shareholders approve, certain amendments to the Company’s Charter to remove the supermajority voting requirements contained therein, as described in Proposals 3-7.

The Company is submitting each of these amendments to shareholders as separate and independent proposals so that shareholders can express their views on each supermajority voting requirement. The Board believes that each of the amendments set forth in Proposals 3-7 is advisable and in the best interests of the Company and its shareholders.

Different voting standards apply to the various provisions proposed to be amended or eliminated. Accordingly, different vote thresholds are required for the approval of Proposals 3-7, as specified in each Proposal below. None of Proposals 3-7 are conditioned on the approval of any other proposals.

Each of the proposed amendments set forth in Proposals 3-7 that are approved by the Company’s shareholders at the Annual Meeting will be reflected in a related certificate of amendment to the Charter and will become effective upon the filing of such certificate of amendment with the Secretary of State of the State of Delaware, which the Company intends to file as soon as reasonably practicable following the Annual Meeting. The Company may also file a Restated Certificate of Incorporation to integrate each of the approved amendments into a single document and make other non-substantive ministerial changes, such as conforming article numbering as needed.

The following descriptions of the proposed amendments to the Charter are summaries and are qualified by reference to the text of the proposed amendments, which are reflected in Annex A to this proxy statement (with deletions to the current provisions indicated by strike-outs and additions indicated by underlining).

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PROPOSAL NO. 3 — APPROVAL OF CHARTER AMENDMENT TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR CHANGES TO THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK

What are You Voting on?

Article 5(c) of the Charter currently requires approval of at least 75% of the total voting power of all of the Company’s outstanding securities entitled to vote in the election of directors in order to increase or decrease the authorized number of shares of preferred stock.

If this Proposal 3 is approved by shareholders, Article 5 of the Charter will be amended to delete subsection (c). As a result, future changes in the authorized number of shares of the Company’s preferred stock will generally require approval from (a) a majority of the Company’s outstanding shares entitled to vote, voting together as a single class, and (b) a majority of the Company’s outstanding shares of preferred stock, voting as a separate class, which is the default approval threshold provided by the General Corporation Law of Delaware (the “DGCL”). The amendment to the Charter that would be effected by approval of this Proposal 3 is shown in the markup of Article 5 set forth in Annex A. If this Proposal 3 is not approved, no changes will be made to Article 5 of the Charter.

What is the Voting Requirement?

The affirmative vote of at least 75% of the Company’s outstanding shares entitled to vote is necessary to approve this Proposal 3. Abstentions and broker non-votes will have the same effect as a vote against this Proposal.

The Board of Directors unanimously recommends that you vote FOR the Charter amendment to remove the supermajority voting requirement for changes to the authorized number of shares of preferred stock.

2025 Proxy Statement |	75

PROPOSAL NO. 4 — APPROVAL OF CHARTER AMENDMENT OF THE CHARTER TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR BYLAW AMENDMENTS

What are You Voting on?

Article 7 of the Charter currently requires approval from at least 75% of the total voting power of all of the Company’s outstanding securities entitled to vote in director elections in order to for shareholders to adopt amendments to the Bylaws.

If this Proposal 4 is approved by shareholders, Article 7 of the Charter will be amended to permit shareholders to adopt Bylaw amendments by the affirmative vote of a majority of the Company’s outstanding shares present and entitled to vote on the amendment, which is the default approval threshold provided by the DGCL.

The Board has also approved an amendment to the Bylaws to remove the corresponding supermajority voting requirement for Bylaw amendments contained in Section 8.4 of the Bylaws, the effectiveness of which is subject to shareholder approval of this Proposal 4.

The amendment to the Charter that would be effected by approval of this Proposal 4 is shown in the markup of Article 7 set forth in Annex A. If this Proposal 4 is not approved, no changes will be made to Article 7 of the Charter or Section 8.4 of the Bylaws.

If shareholders approve the proposed Charter amendments, the Board will make conforming changes to the Bylaws.

What is the Voting Requirement?

The affirmative vote of at least 75% of the Company’s outstanding shares entitled to vote is necessary to approve this Proposal 4. Abstentions and broker non-votes will have the same effect as a vote against this Proposal.

The Board of Directors unanimously recommends that you vote FOR the Charter amendment to remove the supermajority voting requirement for Bylaw amendments.

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PROPOSAL NO. 5 — APPROVAL OF CHARTER AMENDMENT TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR CERTAIN SIGNIFICANT TRANSACTIONS

What are You Voting on?

Article 17 of the Charter currently requires approval of at least two-thirds of the total voting power of all of the Company’s outstanding securities entitled to vote in the election of directors in order to approve certain significant corporate transactions, including, (a) any merger or consolidation of the Company (other than mergers for which no shareholder vote is required under Section 253 of the DGCL); (b) any sale, lease, transfer, exchange, mortgage, pledge or other disposition of all or substantially all of the Company’s assets; (c) any issuance or transfer of voting securities of the Company in exchange for securities or assets of another entity or person if shareholder authorization is required by law or an agreement of the Company; and (d) any plan of liquidation or dissolution of the Company.

If this Proposal 5 is approved by shareholders, Article 17 of the Charter will be deleted in its entirety and the voting requirements for such transactions will instead be governed by the default provisions provided by applicable law. As a result, certain fundamental corporate transactions, including most mergers, sales and transfers of all or substantially all of the Company’s assets and plans of dissolution or liquidation, will generally require approval from a majority of the Company’s outstanding shares entitled to vote. Other transactions either may not require shareholder approval or, if a shareholder vote is required, will generally only require approval from a majority of the Company’s shares present and entitled to vote.

The amendment to the Charter that would be effected by approval of this Proposal 5 is shown in the markup of Article 17 set forth in Annex A. If this Proposal 5 is not approved, no changes will be made to Article 17 of the Charter.

What is the Voting Requirement?

The affirmative vote of at least two-thirds of the Company’s outstanding shares entitled to vote is necessary to approve this Proposal 5. Abstentions and broker non-votes will have the same effect as a vote against the Proposal.

The Board of Directors unanimously recommends that you vote FOR the Charter amendment to remove the supermajority voting requirement for certain significant transactions.

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PROPOSAL NO. 6 — APPROVAL OF AMENDMENT OF THE CHARTER TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT FOR CERTAIN CHARTER AMENDMENTS

What are You Voting on?

Article 18 of the Charter currently requires approval of not less than two-thirds of the total voting power of all of the Company’s outstanding securities entitled to vote in director elections (in addition to any other vote required by applicable law) in order to amend certain Charter provisions, including those related to the Board composition, Bylaw amendments, the ability of shareholders to call special meetings or act by written consent and significant corporate transactions, among other things. Article 19 of the Charter also provides that any amendments to these provisions must be made in conformity with Article 18.

If this Proposal 6 is approved by shareholders, Article 18 of the Charter and the related language in Article 19 will be deleted in their entirety. As a result, future Charter amendments will generally only require approval from a majority of the Company’s outstanding shares entitled to vote, which is the default approval threshold provided by the DGCL.

The amendment to the Charter that would be effected by approval of this Proposal 6 is shown in the markup of Articles 18 and 19 of the Charter set forth in Annex A. If this Proposal 6 is not approved, no changes will be made to Articles 18 or 19 of the Charter.

What is the Voting Requirement?

The affirmative vote of at least two-thirds of the Company’s outstanding shares entitled to vote is necessary to approve this Proposal 6. Abstentions and broker non-votes have the same effect as a vote against this Proposal.

The Board of Directors unanimously recommends that you vote FOR the Charter amendment to remove the supermajority voting requirement for certain Charter amendments

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PROPOSAL NO. 7 — APPROVAL OF AMENDMENT OF THE CHARTER TO REMOVE THE VOLUNTARY REORGANIZATION PROVISION

What are You Voting on?

Article 13 of the Charter is derived from Section 102(b)(2) of the DGCL and generally permits certain voluntary reorganization arrangements to be binding on the Company and its creditors and/or shareholders if such reorganization is sanctioned by a court and approved by a majority in number representing 75% in value of the Company’s outstanding creditors and/or shareholders. This process allows a supermajority of the Company’s creditors and/or shareholders to bind those who dissent to a plan of reorganization.

If this Proposal 7 is approved by shareholders, Article 13 of the Charter will be eliminated in its entirety. The Company believes that such provision provides limited utility given the more established processes and options available to it for reorganizing and restructuring under bankruptcy law and state law, including in-court and out-of-court.

The amendment to the Charter that would be effected by approval of this Proposal 7 is shown in the markup of Article 13 set forth in Annex A. If this Proposal 7 is not approved, no changes will be made to Article 13 of the Charter.

What is the Voting Requirement?

The affirmative vote of at least a majority of the Company’s outstanding shares entitled to vote is necessary to approve this Proposal 7. Abstentions and broker non-votes will have the same effect as a vote against this Proposal.

The Board of Directors unanimously recommends that you vote FOR the Charter amendment to remove the voluntary reorganization provision.

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PROPOSAL NO. 8 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

What are You Voting on?

The Audit Committee has appointed Ernst & Young LLP (“EY”) to audit the consolidated financial statements of the Company as of September 26, 2025, and for the fiscal year then ended. At the Annual Meeting, shareholders will be asked to ratify the appointment of EY.

The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	EY’s integrity and independence, including the rotation of a new audit partner for fiscal 2021

•	EY’s competence and its compliance with regulations

•	EY’s global capabilities and technical expertise

•	EY’s business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

•	EY’s knowledge of the Company’s operations and the industries and markets in which the Company operates

•	The effectiveness of EY’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with the Company’s leadership

•	EY’s efforts toward efficiency, including with respect to process improvements and fees

The Company is not required to submit the selection of the independent registered public accounting firm to shareholders for approval but is doing so as a matter of good corporate governance. If the appointment of EY is not ratified by a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote, then the Audit Committee will consider the appointment of other independent auditors whose selection for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2026 Annual Meeting.

Representatives of EY are expected to attend the Annual Meeting in person, will have an opportunity to make a statement and are expected to be available to respond to appropriate questions.

What is the Voting Requirement?

The affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote is necessary to approve this Proposal 8. Abstentions have the same effect as a vote against this Proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending

September 26, 2025.

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AUDIT COMMITTEE REPORT

The Audit Committee hereby reports as follows:

1.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements included in its 2024 Annual Report on Form 10-K.

3.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm, Ernst & Young LLP (EY) and for periodically reviewing and evaluating the performance of the lead audit partner, as well as overseeing the required rotation of EY’s lead audit partner. EY has served as the Company’s independent registered public accounting firm since 1987.

4.

The Audit Committee has discussed with the Company’s internal auditors and EY the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and EY, separately and together, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

5.

The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY their independence.

6.

The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which EY provides. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of EY while recognizing that in certain situations EY may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation and due diligence services), and tax services (which include general tax compliance, tax consulting, tax research and planning services). The policies and procedures require that any other service, including the annual audit services and any other attestation service, be expressly and specifically approved by the Audit Committee prior to such services being performed by EY. In addition, any proposed services exceeding the pre-approved cost levels or budgeted amounts require specific pre-approval by the Audit Committee. The Audit Committee considers whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

7.

Based on the review and discussions referred to in paragraphs (1) through (6) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2024, for filing with the SEC.

Manny Fernandez, Chair

Priya Abani

Michael M. Collins

Mary M. Jackson

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AUDIT AND NON-AUDIT FEES

Set forth below are the fees for services rendered by our independent registered public accounting firm, EY, for the fiscal periods indicated, all of which were approved by the Audit Committee pursuant to the approval policies under “Report of the Audit Committee” described above.

Type of Fees	Description	2024	2023

Audit Fees (1)

Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements on Form 10-K; the reviews of the Company’s quarterly financial statements included in the Company’s reports on Form 10-Q; the rendering of an opinion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.

		$14,515,994	$11,283,006

Audit-Related Fees (2)

Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions, and investments; contractor’s license compliance procedures; and accounting consultations about new accounting pronouncements and the application of generally accepted accounting principles to proposed transactions. Includes audit fees for professional services provided in connection with the three-year audit of the carve-out combined financial statements of the Critical Mission Solutions and Cyber & Intelligence businesses prepared in connection with the CMS Separation Transaction, as well as reviews of the related quarterly financial statements included in the reports of Amentum Holdings, Inc. on Form 10 and related documents filed with the SEC.

		$3,034,091	$830,921

Tax Fees (3)	Consists of (i) fees for tax compliance related to income tax, sales tax and value added tax and (ii) fees for tax consulting related to a variety of permissible tax planning and advisory services, including technical tax advice related to U.S. and international tax matters, assistance with foreign and withholding tax matters, transfer pricing documentation and assistance with tax audits.	$1,543,447	$1,207,056

All Other Fees		$155,000	$0

Total		$19,248,532	$13,320,983

(1)

For the fiscal years ended September 27, 2024 and September 29, 2023, audit fees for the Company’s discontinued operations were approximately $5.2 million and $2.0 million, respectively. See Note 14, “Discontinued Operations” to the Notes to the Company’s consolidated financial statement included in its 2024 Annual Report for further information regarding the CMS Separation Transaction.

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(2)

For the fiscal years ended September 27, 2024 and September 29, 2023, audit-related fees for the Company’s discontinued operations were approximately $2.7 million and $0.5 million, respectively. See Note 14, “Discontinued Operations” to the Notes to the Company’s consolidated financial statement included in its 2024 Annual Report for further information regarding the CMS Separation Transaction.

(3)

For the fiscal years ended September 27, 2024 and September 29, 2023, fees for tax compliance services were approximately $0.9 million and $0.8 million, respectively, and fees for tax consulting services were approximately $0.6 million and $0.4 million, respectively.

What our Audit Committee considered when engaging EY for fiscal 2025:

✓	EY’s integrity and independence, including the rotation of a new audit partner for fiscal 2021

✓	EY’s competence and its compliance with regulations

✓	EY’s global capabilities and technical expertise

✓	EY’s business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

✓	EY’s knowledge of the Company’s operations and the industries and markets in which the Company operates

✓	The effectiveness of EY’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with the Company’s leadership

✓	EY’s efforts toward efficiency, including with respect to process improvements and fees

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SECURITY OWNERSHIP

The following tables, based in part upon information supplied by officers and directors and certain shareholders, sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date, by (1) all those persons known by the Company to be beneficial owners of more than 5% of the outstanding shares of common stock, (2) each director and nominee for director, (3) each NEO, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Ownership of Beneficial Ownership		Percentage of Class (1)

The Vanguard Group	14,056,587	(2)	11.3%
100 Vanguard Blvd. Malvern, PA 19355

Blackrock, Inc.	8,078,936	(3)	6.51%
50 Hudson Yards New York, NY 10001

State Street Corporation	7,454,610	(4)	6.01%
State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114

(1)	Calculated based on Rule 13d-3(d)(1)(i) using the number of shares of common stock outstanding as of the Record Date.
(2)

Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group Inc. with the SEC on February 13, 2024. Based on such filing, The Vanguard Group Inc. has shared dispositive power with respect to 502,043 shares, sole dispositive power with respect to 13,554,544 shares, and shared voting power with respect to 143,745 shares.

(3)

Based solely on the information set forth in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 29, 2024. Based on such filing, Blackrock, Inc. has sole dispositive power with respect to 8,078,936 shares, and sole voting power with respect to 7,441,968 shares.

(4)

Based solely on the information set forth in a Schedule 13G filed by State Street Corporation with the SEC on January 30, 2024. Based on such filing, State Street has shared dispositive power with respect to 7,450,272 shares, and shared voting power with respect to 5,371,617 shares.

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Security Ownership of Directors, Nominees and Management

Name	Number of Shares of Common Stock	Number of Shares of Common Stock Relating to Unexercised Stock Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)

Independent Directors (3)

Priya Abani	4,901	—	4,901	*

Michael M. Collins (4)	12	—	12	*

Manny Fernandez	7,841	—	7,841	*

Mary M. Jackson	—	—	—	*

Georgette D. Kiser	10,131	—	10,131	*

Robert A. McNamara	15,776	—	15,776	*

Louis V. Pinkham	1,793	—	1,793	*

Peter J. Robertson (5)	67,601	—	67,601	*

Julie A. Sloat	1,793	—	1,793	*

Named Executive Officers (6)

Robert V. Pragada	212,074	—	212,074	*

Venk Nathamuni	—	—	—	*

Steven J. Demetriou	473,140	—	473,140	*

Joanne E. Caruso	54,821	—	54,821	*

Patrick X. Hill	54,239	—	54,239	*

Kevin C. Berryman	199,679	13,306	212,985	*

Claudia Jaramillo (7)	17,004	—	17,004

All directors and executive officers as a group (15 persons) (8)	468,896	—	468,896	*

* Less than 1%

(1)	Includes only those unexercised options that are exercisable or will become exercisable within 60 days of the Record Date.
(2)

Calculated based on Rule 13d-3(d)(1)(i) using the number of shares of common stock outstanding as of the Record Date and the relevant number of shares of common stock issuable upon exercise of stock options which are exercisable or will be exercisable within 60 days of the Record Date.

(3)

For independent directors, includes common stock that has vested but will not distribute until such director retires or otherwise leaves the Board and common stock issuable upon RSUs that vest within 60 days of the Record Date.

(4)	Mr. Collins is the indirect beneficial owner of these shares, which are held in two separate family trusts.
(5)	Mr. Robertson shares voting and dispositive power with his spouse as to 12,000 shares that are held in a living trust.
(6)	Amounts do not include RSUs granted to our NEOs that will not vest within 60 days of the Record Date.
(7)	Ms. Jaramillo separated from the Company effective April 15, 2024. The number of shares reported for Ms. Jaramillo is based on the Company’s records.
(8)	Includes current executive officers and members of the Board of Directors.

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EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1—Business in the Company’s 2024 Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Only shareholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting.

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholder proposals must be received by the Secretary of the Company no later than August 18, 2025 in order to be considered for inclusion in the Company’s Proxy Statement and proxy materials relating to the 2026 annual meeting of shareholders.

Pursuant to the Bylaws, a shareholder, or a group of up to 20 shareholders, owning in the aggregate at least three percent of outstanding shares of the Company’s common stock continuously for at least three years, may submit nominees for up to twenty percent of the Board, or two nominees, whichever is greater, for inclusion in the Company’s annual meeting proxy materials, subject to complying with satisfy the requirements specified in the Bylaws. Additionally, shareholders who wish to nominate persons for election to the Board of Director for inclusion in the proxy materials must give proper notice to the Company not later than the close of business on the 120th day, and not earlier than the opening of business on the 150th day prior to the one-year anniversary of the date (as stated in the Company’s proxy materials) that the Company’s definitive proxy statement was first delivered to shareholders in connection with the preceding year’s annual meeting. Therefore, in order to be considered for inclusion in the Company’s Proxy Statement and proxy materials relating to the 2026 annual meeting of shareholders, shareholder nominations for director must be received by the Secretary of the Company no earlier than July 19, 2025 and no later than August 18, 2025.

Shareholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting (but are not requesting inclusion in the Company’s proxy materials) must give proper notice to the Company not earlier than the opening of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2026 Annual Meeting (but not for inclusion in the Company’s proxy materials) must be submitted to the Company no earlier than October 1, 2025, and no later than October 31, 2025.

In addition, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under the Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the Bylaw and SEC requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the SEC’s requirements for submitting a proposal or nomination.

Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proposing stockholder and any stockholder associated person, including information regarding the ownership of common stock of the Company by such person, in each case as set forth in the Bylaws. Nominations or other proposals not meeting these requirements will not be considered at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this Proxy Statement to submit a nomination or bring other proper business or to obtain additional information as to the proper form of a nomination.

The 2026 Annual Meeting of Shareholders is currently expected to be held on or about January 28, 2026. It is possible that certain other deadlines would apply under either the Exchange Act rules or the Bylaws. If, for example, the date of our 2026 Annual Meeting differs from the anniversary of the 2025 Annual Meeting by more than the number of days specified in the Exchange Act rules or the Bylaws, as applicable.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of the Company, and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, in which the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Nominating and Corporate Governance Committee has determined that each of the following transactions shall be deemed to be pre-approved under the Company’s policies and procedures referenced above:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than as an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than as an executive officer) or a director, if the amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors as reported in the Company’s proxy statement;

•	transactions in which all security holders receive proportional benefits; and

•	transactions where the rates or charges involved are determined by competitive bids.

•

Any transaction involving related persons that exceeds $120,000 and that does not fall within the categories described above is presented to the Nominating and Corporate Governance Committee for review. The Committee determines whether the related person has a direct or indirect material interest in the transaction and may approve, rescind, or take other action with respect to the transaction in its discretion. In determining whether to approve or ratify the transaction, the Nominating and Corporate Governance Committee considers, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you provide us with contrary instructions. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiple copies of such proxy materials and wish to receive only one set, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Promptly upon receiving a written or oral request, a separate copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to you. Requests in writing should be addressed to the address below. Requests may also be made by calling (214) 638-0145.

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

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ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2024 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2024. A copy of the 2024 Annual Report on Form 10-K is being made available to each shareholder of record on the Record Date concurrently with this Proxy Statement. You can access a copy of our 2024 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials you received and in this Proxy Statement as well as on the Company’s website at www.jacobs.com. The Company will furnish without charge a copy of the 2024 Annual Report on Form 10-K, including the financial statements and any schedules thereto, to any person following the instructions for requesting written copies of the proxy materials as set forth in the Notice of Internet Availability of Proxy Materials or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on December 2, 2024. The Company will also furnish copies of any exhibits to the 2024 Annual Report on Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to:

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Justin C. Johnson

Senior Vice President, General Counsel and Secretary

Dallas, Texas

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ANNEX A

PROPOSED AMENDMENTS TO THE

CERTIFICATE OF INCORPORATION OF

JACOBS SOLUTIONS INC.

Text of the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) as described in Proposals 3-7 are shown below, with deletions indicated by strikeouts and additions indicated by underlining:

Amendment if Proposal 3 is Approved

If shareholders approve Proposal 3 to remove the supermajority voting requirement for changes to the authorized number of shares of the Company’s preferred stock, Article 5 of the Company’s Certificate of Incorporation will be amended as follows:

5.

(a) The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total amount of authorized capital stock of the Corporation is 241,000,000 shares, divided into 240,000,000 shares of Common Stock, par value $1.00 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share.

(b) The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restriction of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

(1)	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(2)	the voting powers, if any, and whether such voting powers are full or limited, in any such series;

(3)

the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

(4)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(5)

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

(6)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

(7)	the provisions, if any, of a sinking fund applicable to such series; and

(8)	any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

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~~(c) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for this purpose as one class.~~

(c)~~(d)~~ Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law,

(i)	dividends may be declared and paid or set apart from payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(ii)	the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

(iii)

upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

(d)~~(e)~~ The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

Amendment if Proposal 4 is Approved

If shareholders approve Proposal 4 to remove the supermajority voting requirement for certain amendments to the Bylaws, Article 7 of the Company’s Certificate of Incorporation will be amended as follows:

7.

Bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the affirmative vote of the holders of ~~not less than 75%~~ a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article 7 as one class.

Amendment if Proposal 5 is Approved

If shareholders approve Proposal 5 to remove the supermajority voting requirement for certain significant transactions, Article 17 of the Company’s Certificate of Incorporation will be deleted in its entirety as follows:

~~17.~~

~~Notwithstanding any other vote that may be required under applicable law, and in addition thereto, the affirmative vote of holders of not less than two-thirds of the total voting power of all outstanding securities entitled to vote in the ordinary election of directors of the Corporation voting together as a single class, shall be required:~~

~~(a) To adopt any agreement for, or to approve, the merger or consolidation of this Corporation with or into any other corporation except for mergers for which no shareholder vote is required under Section 253 of the Delaware General Corporation Law or any successor section;~~

~~(b) To authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other corporation, person or entity of all or substantially all of the assets of this Corporation;~~

~~(c) To authorize the issuance or transfer by this Corporation of any voting securities of this Corporation in exchange or payment for the securities or assets of any other corporation, person or entity if such authorization is otherwise required by law or by any agreement between this Corporation and any national securities exchange or by any other agreement to which this Corporation is a party; or~~

~~(d) To adopt a plan or proposal for the liquidation or dissolution of this Corporation.~~

2025 Proxy Statement |	A-2

Amendment if Proposal 6 is Approved

If shareholders approve Proposal 6 to remove the supermajority voting requirement for certain amendments to the Certificate of Incorporation, Articles 18 and 19 of the Company’s Certificate of Incorporation will be amended as follows:

~~18.~~

~~Notwithstanding anything to the contrary in this Certificate of Incorporation, the provisions set forth in this Article 18 and in Articles 6, 8, 9, 11, 14, 15 and 17 may not be repealed, amended or otherwise modified directly or indirectly in any respect (whether by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise) and the provisions of Article 7 may not be repealed, amended or otherwise modified directly or indirectly (whether by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise) in any respect that would reduce or diminish in any manner any requirement set forth in such Articles for shareholder or director approval of any matter described therein; provided, however, that any of the foregoing Articles may be repealed or amended in any respect if such repeal or amendment is approved by such vote as may be required under applicable law and in addition thereto by the affirmative vote of the holders, voting together as a single class, of not less than two-thirds (2/3) of the total voting power of all outstanding securities that are entitled to vote in the ordinary election of directors of the Corporation.~~

19.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provisions set forth in Articles 6, 7, 8, 9, 11, 14, 15 and 17 may not be repealed or amended in any respect unless such repeal or amendment is in conformity with Article 18 of this Certificate of Incorporation.~~

Amendment if Proposal 7 is Approved

If shareholders approve Proposal 7 to remove the voluntary reorganization provision, Article 13 of the Company’s Certificate of Incorporation will be deleted in its entirety as follows:

~~13.~~

~~Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.~~

A-3	| 2025 Proxy Statement

Jacobs

Challenging today.
Reinventing tomorrow.

Notice of 2025 Annual Meeting of Shareholders & Proxy Statement

1999 Bryan Street, Suite 3500
Dallas, Texas 75201 USA

+1.214.638.0145 | jacobs.com

      JACOBS SOLUTIONS INC.

      1999 BRYAN STREET

      SUITE 3500

      DALLAS, TX 75201

There are three ways to vote your proxy.

Your telephone or Internet vote authorizes the proxies named on the reverse side to vote the shares held in this account in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, January 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 24, 2025 for shares held in the Jacobs Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/J2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, January 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 24, 2025 for shares held in the Jacobs Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60104-P21175	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JACOBS SOLUTIONS INC.

The Board of Directors recommends a vote FOR each Nominee for Director.

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Robert V. Pragada	☐	☐	☐

1b. Louis V. Pinkham	☐	☐	☐

1c. Priya Abani	☐	☐	☐

1d. Michael Collins	☐	☐	☐

1e. Manny Fernandez	☐	☐	☐

1f. Mary M. Jackson	☐	☐	☐

1g. Georgette D. Kiser	☐	☐	☐

1h. Robert A. McNamara	☐	☐	☐

1i. Peter J. Robertson	☐	☐	☐

1j. Julie A. Sloat	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2, 3, 4, 5, 6, 7 and 8.	For	Against	Abstain

2. Advisory vote to approve the Company’s executive compensation.	☐	☐	☐

3.  To approve the amendment of the Company’s Amended and Restated Certificate of Incorporation (Charter) to remove the supermajority voting requirement for changes to the authorized number of shares of preferred stock.

	☐	☐	☐

4. To approve the amendment of the Company’s Charter to remove the supermajority voting requirement for amendments to the Company’s bylaws.	☐	☐	☐

5. To approve the amendment of the Company’s Charter to remove the supermajority voting requirement for certain significant transactions.	☐	☐	☐

6. To approve the amendment of the Company’s Charter to remove the supermajority voting requirement for certain Charter amendments.	☐	☐	☐

7. To approve the amendment of the Company’s Charter to remove the voluntary reorganization provision.	☐	☐	☐

8. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Please sign as your name(s) appear(s) on this proxy. If held in joint tenancy, all holders must sign. Trustees, administrators, etc. should include their title and authority. Corporations should provide the full name of the corporation and of the authorized officer signing this proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)                Date

JACOBS SOLUTIONS INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, January 29, 2025,

at 12:30 p.m., Central Standard Time

Attend online at www.virtualshareholdermeeting.com/J2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V60105-P21175

Jacobs Solutions Inc.

1999 Bryan Street, Suite 3500                                                          proxy

Dallas, Texas 75201

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 29, 2025.

The shares of stock held in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies named below with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof.

By signing the proxy, you revoke all prior proxies and appoint Robert V. Pragada, Venk Nathamuni and Justin C. Johnson, and each of them, as proxies, each with full power of substitution, to vote the shares held in this account on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Retirement Savings Plan Participants. This card also constitutes voting instructions by the undersigned participant to the trustees of Jacobs 401(k) Plus Savings Plan or the Jacobs Union 401(k) Plus Savings Plan (together referred to as the Jacobs 401(k) Plans) for all shares votable by the undersigned Plan participant. The undersigned on the reverse side of this card authorizes and instructs Vanguard, as trustee of the Jacobs 401(k) Plans (“Trustee”), to vote all shares of the common stock of Jacobs Solutions Inc. allocated to the undersigned’s account under any of the Jacobs 401(k) Plans (as shown on the reverse side) at the 2025 annual meeting of shareholders, or at any adjournment thereof, in accordance with the instructions on the reverse side. The Trustee will vote the shares credited to this account in accordance with your instructions, provided the Trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the Trustee would only be prevented from voting the shares credited to this account in accordance with your instructions if the independent fiduciary of the Plan, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. Your voting instructions must be received by January 24, 2025 at 11:59 p.m. Eastern Time. If you do not provide voting instructions or if your instructions are not received in a timely manner, SSGA will direct the Trustee, in SSGA’s discretion, how to vote these shares. All voting instructions for shares held in the Plan shall be confidential.

If you vote by Phone or Internet, please do not mail your Proxy Card.

See reverse for voting instructions.